     As filed with the Securities and Exchange Commission on April 17, 1998

                                                      Registration No. 333-46945

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                  WESTPAC SECURITISATION MANAGEMENT PTY LIMITED
                                (ACN 081 709 211)
      (Exact name of registrant as specified in its governing instruments)

                            Level 4, 60 Martin Place
                                Sydney, NSW 2000
                                    Australia
                            Telephone: 612-9226-3589
  (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                               Lewis E. Love, Jr.
                              Director & Secretary
                  Westpac Securitisation Management Pty Limited
                          575 Fifth Avenue, 39th Floor
                          New York, New York 10017-2422
                            Telephone: (212) 551-1905
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                             ----------------------

                                 With a copy to:



         Kimberley Gire                 Diane Citron, Esq.         Cathy M. Kaplan, Esq.
            Director                    Mayer, Brown & Platt         Brown & Wood LLP
Westpac Securitisation Management     190 South LaSalle Street    One World Trade Center
          Pty Limited                  Chicago, Illinois 60603    New York, New York 10048
    Level 6, 60 Martin Place
        Sydney, NSW 2000
            Australia


                             ----------------------

        Approximate date of commencement of proposed sale to the public:
      From time to time on or after the effective date of the registration statement, as determined by market conditions.

                             ----------------------

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                  Proposed            Proposed
                                                                Amount             Maximum             Maximum           Amount of
                 Title of Each Class of                          to be         Offering Price         Aggregate        Registration
               Securities to Be Registered                    Registered          Per Unit*        Offering Price*          Fee
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Backed Floating Rate Notes......................     $1,000,000            100%             $1,000,000           $295.00
====================================================================================================================================

* Estimated for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CROSS REFERENCE SHEET



                  Name and Caption in Form S-11                                           Caption in Prospectus
-----------------------------------------------------------------     --------------------------------------------------------------

 1.  Forepart of Registration Statement and Outside Front
       Cover Page of Prospectus..................................     Front Cover of Registration Statement; Outside Front Cover
                                                                      Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages of
       Prospectus................................................     Inside Front Cover Page of Prospectus; Outside Back Cover
                                                                      Page of Prospectus

 3.  Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges.................................     Summary of Terms; Risk Factors

 4.  Determination of Offering Price.............................                                    *

 5.  Dilution....................................................                                    *

 6.  Selling Security Holders....................................                                    *

 7.  Plan of Distribution........................................     Underwriting

 8.  Use of Proceeds.............................................     Use of Proceeds

 9.  Selected Financial Data.....................................                                    *

10.  Management's Discussion and Analysis of Financial
     Condition and Results of Operations.........................     The Trust Fund; The Trust Manager

11. General Information as to Registrant.........................     Description of the Offered Notes; The Trust Manager

12. Policy with respect to Certain Activities....................     Description of the Offered Notes

13. Investment Policies of Registrant............................     Description of the Offered Notes

14. Description of Real Estate...................................     The Trust Fund; Westpac Residential Loan Program

15. Operating Data...............................................                                    *

16. Tax Treatment of Registrant and Its Security Holders.........     United States Federal Income Tax Consequences; Certain
                                                                      Australian Tax Matters

17. Market Price of and Dividends on the Registrant's
     Common Equity and Related Stockholder Matters...............                                    *

18. Description of Registrant's Securities.......................     Description of the Offered Notes

19. Legal Proceedings............................................                                    *

20. Security Ownership of Certain Beneficial Owners and
    Management...................................................     The Trust Manager

21. Directors and Executive Officers.............................     The Trust Manager

22. Executive Compensation.......................................                                    *

23. Certain Relationships and Related Transactions...............                                    *

24. Selection, Management and Custody of Registrant's
    Investments..................................................     Description of the Offered Notes; Westpac Residential Loan
                                                                      Program

25. Policies with Respect to Certain Transactions................     Description of the Offered Notes

26. Limitations of Liability.....................................     Description of the Offered Notes

27. Financial Statements and Information.........................                                    *

28. Interests of Named Experts and Counsel.......................                                    *

29. Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities...................................     Part II of Registration Statement

30. Quantitative and Qualitative Disclosures about Market Risk...                                    *



------------
* Not Applicable

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 17, 1998

PRELIMINARY PROSPECTUS
                                US$_____________


                    Westpac Securities Administration Limited
                                (ACN 000 049 472)
                        in its capacity as Trustee of the
                            Series 1998-1G WST Trust


       US$___________ Class A Mortgage Backed Floating Rate Notes due ____ US$___________ Class B Mortgage Backed Floating Rate Notes due ____



     Interest on the Class A Mortgage Backed Floating Rate Notes (the "Class
A Notes") and the Class B Mortgage Backed Floating Rate Notes (the "Class B Notes" and together with the Class A Notes, the "Offered Notes") offered hereby and issued by Westpac Securities Administration Limited solely in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust") (the "Issuer Trustee") will be payable quarterly on the 19th day of each of April, July, October and January (or if such 19th day is not a Business Day (as defined herein), the next succeeding Business Day in the same month or, if not in the same month, the immediately preceding Business Day), commencing July 19, 1998 (each, a "Payment Date"). The principal of a class of Offered Notes will be payable on its maturity date indicated above, subject to earlier redemption in whole or in part as described herein. Only the Offered Notes are offered hereby.




     The Offered Notes will be collateralized by a pool of variable and fixed rate residential housing loans secured by Mortgaged Properties (as defined herein) located in Australia (the "Housing Loans") which are repayable in Australian dollars, rights under certain insurance policies with respect to the Housing Loans, amounts on deposit in certain accounts, amounts invested in Authorized Investments (as defined herein) and the Issuer Trustee's rights under the Transaction Documents (as defined herein) (collectively, the "Trust Assets"). The Housing Loans are from a general portfolio of residential Housing Loans which have been originated by Westpac Banking Corporation (ARBN 007 457 141) ("Westpac") in the ordinary course of its business. The Housing Loans will be sold either by Westpac or the Seller Trustee (as defined herein) to the Issuer Trustee. The Offered Notes and the Transaction Documents (other than the Security Trust Deed) are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. The Security Trust Deed (as defined herein) is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory.

                                                        (Continued on next page)
                           --------------------------

PROSPECTIVE INVESTORS IN THE NOTES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 23 HEREIN.



THE OFFERED NOTES REPRESENT OBLIGATIONS OF THE ISSUER TRUSTEE IN ITS CAPACITY AS TRUSTEE OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF WESTPAC, THE MORTGAGE COMPANY PTY LIMITED, WESTPAC SECURITISATION MANAGEMENT PTY LIMITED, ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE ISSUER TRUSTEE) OR ANY GOVERNMENT OR GOVERNMENTAL AGENCY. NEITHER THE OFFERED NOTES NOR THE HOUSING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENT OR GOVERNMENTAL AGENCY EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN.


THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


----------------------------------------------------------------------------------------------------------------------------------
                                                 Price to Public         Underwriting Discount       Proceeds to Issuer Trustee(2)
----------------------------------------------------------------------------------------------------------------------------------
Class A Notes(1)........................                           %                              %                           %
----------------------------------------------------------------------------------------------------------------------------------
Class B Notes(1)........................                           %                              %                           %
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total ..................................                         US$                            US$                         US$
----------------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, at the applicable rate from __________.

(2) Before deducting expenses, estimated to be US$___________.


      Application has been made to the London Stock Exchange Limited
(the "London Stock Exchange") for the Offered Notes to be admitted to the Official List. Copies of this Prospectus, which comprises Listing Particulars with regard to the Issuer Trustee and the Notes in accordance with the listing rules made under Part IV of the Financial Services Act of 1986, have been delivered to the Registrar of Companies in England of Wales for registration in accordance with Section 149 of that Act.


         The Offered Notes are offered by the Underwriters (as defined herein) subject to prior sale when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about _____________, against payment therefor in immediately available funds.

 J.P. Morgan & Co.                                    MORGAN STANLEY DEAN WITTER

J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunners in connection with the activities relating to this offering.


                   The date of this Prospectus is ___________.

(Continued from the cover page)


The Issuer Trustee was incorporated on 11th July 1944 as, and continues to exist and operate as, a limited liability public company under the Corporations Law of New South Wales, Australia. The Trust was formed on ___________ pursuant to the Notice of Creation of Trust (as defined herein) executed by the Issuer Trustee and Westpac Securitisation Management Pty Limited (the "Trust Manager"). The Issuer Trustee will issue the Offered Notes in its capacity as trustee of the Trust.


         The Offered Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined herein) available to be distributed in relation to the Offered Notes. The Offered Notes are also subject to optional redemption in full in certain circumstances described herein.


         The Class A Notes rank pari passu and without any preference among themselves and the Class B Notes rank pari passu and without any preference among themselves. The right to payment of principal of and interest on the Class B Notes is subordinated and may be limited as more particularly described herein. In addition, under certain limited circumstances, the Trust may issue certain additional debt securities, the Redraw Funding Securities ("RFSs"), which in certain circumstances will convert to RFS Class A Notes (the "RFS Class A Notes"). Upon conversion, the RFS Class A Notes will rank pari passu in respect of priority of principal and interest with the Class A Notes. The RFSs, along with repayments under the Redraw Facility (as defined herein), will be senior in priority of distributions of principal to the Class A Notes and the RFS Class A Notes. The RFSs, the RFS Class A Notes and fees with respect to the Redraw Facility and the Class A Notes will rank pari passu in respect to priority of payments of interest. Payments in respect of principal and interest in respect of the Class B Notes are subordinated to such payments in respect of the Class A Notes, RFSs and RFS Class A Notes. See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes," "--Interest Payable on the RFSs and the RFS Class A Notes" and "--Subordination of the Class B Notes." The RFSs and the RFS Class A Notes are not being offered hereby.



         The Offered Notes should not be acquired by any associate (as defined in Section 128F of the Income Tax Assessment Act of 1936 of Australia) of the Issuer Trustee (which for these purposes, is Westpac and its associates).


         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE SECURITIES IN THE OPEN MARKET. SEE "UNDERWRITING."

         Until 90 days after the date of this Prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            ---------------------



                                 ANNOUNCEMENT

         By distributing or arranging for the distribution of this Prospectus to the Underwriters and the persons to whom this Prospectus is distributed, the Issuer Trustee announces to the Underwriters and each such person that: (1) the Offered Notes will be issued in the form of one or more Global Notes issued to and lodged with the Common Depository for Euroclear and Cedel Bank; (2) in connection with the issue, DTC, Euroclear and/or Cedel Bank will confer rights in relation to the Offered Notes and Noteholders and will record the existence of those rights; and (3) as a result of the issue of the Offered Notes in this manner, such rights will be able to be created.





                            -----------------------

                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Notes (as defined herein) are issued, quarterly and annual unaudited reports containing information concerning the Trust and the Offered Notes will be prepared by the Trust Manager and sent on behalf of the Issuer Trustee to Cede & Co. ("Cede"), as nominee of DTC as registered holder of the Offered Notes pursuant to the Note Trust Deed. See "DESCRIPTION OF THE OFFERED NOTES--Book-Entry Registration" and "--Determination Date- Calculations and Reports to Noteholders." Such reports will be made available by the Issuer Trustee to DTC and its participants. DTC and its participants will make such reports available to holders of interests in the Offered Notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Offered Notes are in book-entry form. Upon the issuance of fully registered, certificated Offered Notes, such reports will be sent directly to each Noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust Manager, on behalf of the Issuer Trustee, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Trust Manager expects that the Issuer Trustee's obligation to file such reports will be terminated following the end of 1998.



                           UNITED KINGDOM DISCLAIMERS



     This Prospectus does not constitute an offer of, or an invitation by or on behalf of, the Issuer Trustee or the Underwriters or any of them, to subscribe for or purchase any of the Offered Notes, and must not be relied upon by anybody intending to purchase the Offered Notes.

     No action has been or will be taken by the Issuer Trustee or the Underwriters that would permit a public offer of the Offered Notes in any country or jurisdiction (other than in the United States of America) where action for that purpose is required. Accordingly, the Offered Notes may not be offered or sold, directly or indirectly, and neither this Prospectus nor any offering circular, prospectus, form of application, advertisment or other offering material may be issued or distributed or published in any country or jurisdiction, except in circumstances that will result in compliance with all applicable laws and regulations and the Underwriters have represented that all offers and sales by them have been and will be made on such terms. Persons into whose possession this document comes are required by the Issuer Trustee and the Underwriters to inform themselves about and to observe any such restrictions. [For a description of certain further restricctions on offers and sales of Offered Notes, distribution of this document as to non-US beneficial ownership, see "UNDERWRITING."]

     For purposes of the Financial Services Act 1986, the Issuer Trustee accepts responsibility for the information contained in this Prospectus. To the best of the knowledge and belief of the Issuer Trustee (which has taken all reasonable care to ensure that such is the case), the information contained in this Prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

     The Currency Swap Provider (as defined herein) accepts responsibility for the information contained in "CURRENCY SWAP PROVIDER". To the best of the knowledge and belief of the Currency Swap Provider (which has taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information. The Currency Swap Provider does not accept responsibility for any other information contained in this Prospectus. Save for the above information, the Currency Swap Provider has not separately verified the information contained herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Currency Swap Provider as to the accuracy or completeness of any of the information in this Prospectus (other than the above information) or any other information supplied in connection with the Offered Notes or their distribution.

    Each Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished. The Issuer Trustee shall not be liable to satisfy any obligations or liabilities in relation to the Offered Notes from its personal assets except arising from (and to the extent of ) any fraud, negligence or breach of trust on the part of the Issuer Trustee.

                             AUSTRALIAN DISCLAIMERS


         (a) The Offered Notes do not represent deposits or other liabilities of Westpac or associates of Westpac.

         (b) The holding of the Offered Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         (c) Neither Westpac nor any associate of Westpac in any way stands behind the capital value and/or performance of the Offered Notes or the assets of the Trust except to the limited extent provided in the Transaction Documents for the Trust.


         (d) None of Westpac, the Issuer Trustee, The Mortgage Company Pty Limited (the "Servicer") or the Trust Manager guarantees the payment of interest or the repayment of principal due on the Offered Notes.


         (e) None of the obligations of the Trust Manager are guaranteed in any way by Westpac or any associate of Westpac.

                                --------------

                              AVAILABLE INFORMATION

         The Trust Manager has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the commission at the address "http://www.sec.gov."


                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         The Trust Manager is an Australian proprietary company incorporated with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the Trust Manager in respect of an Offered Note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the Trust Manager in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless: (a) the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice; (b) the judgment is contrary to the public policy of the relevant Australian jurisdiction; (c) the judgment was obtained by fraud or duress or was based on a clear mistake of fact; (d) the judgment is a penal or revenue judgment; or (e) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable. A judgment by a court may be given in some cases only in Australian dollars. The Trust Manager has expressly submitted to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. The Trust Manager has appointed Lewis E. Love, Jr., its Director and Secretary, 575 Fifth Avenue, New York, New York 10017-2422, as its agent upon whom process may be served in any such action.



         The majority of the directors and executive officers of the Trust Manager, and certain experts named herein, reside outside the United States (in the Commonwealth of Australia). Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Offered Notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. The Trust Manager has been advised by its Australian counsel Allen Allen & Hemsley, that, based on the restrictions referred to above, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.



                        EXCHANGE CONTROLS AND LIMITATIONS

         Under temporary Australian foreign exchange controls, payments by an Australian resident to, or on behalf of: (a) the Government of Iraq or its agencies or nationals; (b) the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or (c) the Government of Libya or any public authority or controlled entity of the Government of Libya may only be made with Reserve Bank of Australia approval. Such restrictions may change in the future. See "RISK FACTORS--Risks of Currency Exchange Controls."

                            U.S. DOLLAR PRESENTATION

         In this Prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated herein, the translations of Australian dollars into U.S. dollars have been made at a rate of US$[ ]=A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on _________, 1998. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S.
dollar amounts or could be converted into U.S. dollars at that rate.

                                TABLE OF CONTENTS


                                                                            Page

SUMMARY OF TERMS............................................................. 10

STRUCTURAL CHART............................................................. 20

CASH FLOW SUMMARY............................................................ 21
    Collections.............................................................. 21
    Gross Principal Collections.............................................. 21
    Principal Losses......................................................... 22
    Income Collections....................................................... 22
    Liquidity Support........................................................ 23
    Currency Swap............................................................ 23

CASH FLOW CHART.............................................................. 24

RISK FACTORS................................................................. 25
    Limited Liability under the Offered Notes................................ 25
    Risk of Equitable Assignment............................................. 25
    Risk of Losses and Delays from Enforcement of the Housing Loans.......... 26
    Mortgage Insurance Policies.............................................. 26
    Risks Associated with High LVR Housing Loans............................. 26
    Risks Associated with Westpac's Ability to Set Rates on Variable
     Rate Housing Loans at its Discretion.................................... 26
    Risks of Currency Exchange Controls...................................... 27
    Risks Related to a Termination of the Swap Agreements.................... 27
    Delinquency and Default Risk............................................. 28
    Risk of Early Defaults................................................... 28
    Prepayment and Yield Considerations...................................... 28
    Reinvestment Risk........................................................ 29
    Servicer Risk............................................................ 29
    Priority of RFSs and RFS Class A Notes Owned by Australian
     Resident Investors...................................................... 29
    Credit Enhancement Provides Only Limited Protection Against Losses....... 30
    Limitations on the Liquidity Support..................................... 30
    Exercise of Clean-up Offer may result in Shortfalls to Noteholders....... 30
    Redemption of the Notes.................................................. 30
    Geographic Concentration May Affect Performance.......................... 30
    Consumer Credit Legislation.............................................. 31
    Risk of Commingling...................................................... 31
    Limited Liquidity........................................................ 32
    Ratings of the Notes; Factors Affecting Ability to Maintain Ratings...... 32
    Book-Entry Notes......................................................... 32
    Other Considerations..................................................... 32

FORMATION OF THE TRUST....................................................... 32
    Westpac Securitisation Trust Programme................................... 32
    Series 1998-1G WST Trust................................................. 33
    Trust Assets............................................................. 33

SECURITY FOR THE NOTES....................................................... 33
    Charge................................................................... 33
    Security Trustee......................................................... 33
    Enforcement.............................................................. 34
    Priorities under the Security Trust Deed................................. 35
    Security Trustee's Fees and Expenses..................................... 36
    Retirement and Removal................................................... 36
    Additional Provisions of the Security Trust Deed......................... 37


                                        6

THE TRUST FUND............................................................... 37
    General.................................................................. 37
    Transfer and Assignment of Housing Loans................................. 37
    Representations and Warranties........................................... 38
    Breach of Representations and Warranties................................. 40
    Housing Loan Statistics.................................................. 40

THE ISSUER TRUSTEE........................................................... 45
    Incorporation............................................................ 46
    Share Capital............................................................ 46
    Business................................................................. 46
    Experience............................................................... 46
    Directors................................................................ 46
    Powers................................................................... 47
    Duties................................................................... 47
    Delegation............................................................... 48
    Issuer Trustee Fees and Expenses......................................... 48
    Removal of the Issuer Trustee............................................ 48
    Voluntary Retirement of the Issuer Trustee............................... 48
    Limitation of Issuer Trustee's Liability................................. 49
    Rights of Indemnity of Issuer Trustee.................................... 49
    Limitation of Seller Trustee's Liability and Rights of Indemnity......... 49
    Rights of Indemnity of Seller Trustee.................................... 50

ORIGINATOR OF THE HOUSING LOANS.............................................. 50
    Year 2000................................................................ 50

THE SERVICER................................................................. 50
    General.................................................................. 50
    Servicing of Housing Loans............................................... 50
    Document Custody......................................................... 51
    Collection and Enforcement Procedures.................................... 51
    Delinquencies and Mortgagee in Possession with respect
     to the Securitized Portfolios........................................... 51

THE TRUST MANAGER............................................................ 54
    General.................................................................. 54
    Incorporation............................................................ 54
    Share Capital............................................................ 54
    Business................................................................. 54
    Directors................................................................ 54
    Duties and Role of the Trust Manager..................................... 55

WESTPAC RESIDENTIAL LOAN PROGRAM............................................. 56
    Origination of Housing Loans............................................. 56
    Underwriting of Housing Loans............................................ 56
    Servicing of Housing Loans............................................... 57
    Housing Loan Products.................................................... 57
    Housing Loan Features.................................................... 58

THE MORTGAGE INSURANCE POLICIES.............................................. 60
    Mortgage Insurance Policies - General.................................... 60
    The HLIC Mortgage Pool Insurance Policy.................................. 60
    Primary Mortgage Insurance Policies...................................... 63

PREPAYMENT AND YIELD CONSIDERATIONS.......................................... 64
    General.................................................................. 64
    Prepayments.............................................................. 65
    Weighted Average Lives................................................... 65

DESCRIPTION OF THE OFFERED NOTES............................................. 66

                                        7


    General.................................................................. 66
    Collections and Payment.................................................. 67
    Collections.............................................................. 68
    Calculation of Total Available Funds..................................... 68
    Available Income......................................................... 68
    Principal Draws.......................................................... 70
    Liquidity Draws.......................................................... 70
    Remaining Liquidity Shortfall............................................ 70
    Distribution of Total Available Funds.................................... 71
    Excess Available Income.................................................. 73
    Gross Principal Collections.............................................. 73
    Principal Collections.................................................... 74
    Distribution of Principal Collections.................................... 74
    Payments of Principal on the Notes....................................... 75
    Application of Principal Charge Offs..................................... 77
    Payments into US$ Account................................................ 78
    Payments out of US$ Account.............................................. 79
    Prepayment Costs and Prepayment Benefits................................. 79
    Description of the Redraw Facility, the Redraw Funding Securities
     and the RFS Class A Notes............................................... 79
    Redraw Facility.......................................................... 79
    Issuance of Redraw Funding Securities ("RFS")............................ 82
    RFS Class A Notes........................................................ 82
    Form of the RFSs and the RFS Class A Notes............................... 83
    Interest Payable on the RFSs and the RFS Class A Notes................... 83
    Subordination of Class B Notes........................................... 83
    Substitution of Housing Loans............................................ 83
    Clean-up Offer........................................................... 84
    Redemption of the Notes.................................................. 84
    Termination of the Trust................................................. 84
    Trust Accounts........................................................... 85
    General.................................................................. 85
    Determination Date - Calculations and Reports to Noteholders............. 86
    Book-Entry Registration.................................................. 87
    Definitive Notes......................................................... 89
    Modification of Master Trust Deed Without Noteholder Consent............. 90
    Modification of Master Trust Deed With Noteholder Consent................ 90
    Meetings of Voting Mortgagees and Meetings of Class A Noteholders;
     Modification; Consents; Waiver.......................................... 90
    Meetings of Voting Mortgagees and Meetings of Class B Noteholders;
     Modifications; Consents; Waiver......................................... 91
    Events of Default; Rights Upon Event of Default.......................... 92
    Enforcement.............................................................. 93
    Certain Covenants........................................................ 95
    The Note Trustee......................................................... 96
    Governing Law............................................................ 96

DESCRIPTION OF THE SERVICING AGREEMENT....................................... 96
    General.................................................................. 96
    Servicing................................................................ 96
    Document Custody......................................................... 98
    Amendment................................................................ 99
    Termination of Servicing Agreement....................................... 99

THE LIQUIDITY FACILITY....................................................... 99
    General Description...................................................... 99
    Liquidity Draws.......................................................... 99
    Conditions Precedent to a Liquidity Draw.................................100
    Deposit into a Collateral Account........................................100
    Interest on Liquidity Draws..............................................100
    Commitment Fee...........................................................100
    Repayment of Liquidity Drawings..........................................100
    Events of Default........................................................101


                                        8


    Consequences of Default..................................................101
    Termination..............................................................101

DESCRIPTION OF THE SWAP AGREEMENTS...........................................101
    Description of Interest Rate Swap Agreements.............................101
    Description of Currency Swap.............................................103
    Replacement of Currency Swap.............................................105
    Downgrade of Currency Swap Provider......................................105

CURRENCY SWAP PROVIDER.......................................................105

CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS...................................105
    General..................................................................105
    Nature of Housing Loans as Security......................................106
    Enforcement of Housing Loans.............................................107
    Penalties and Prohibited Fees............................................107
    Consumer Credit Legislation..............................................108
    Bankruptcy...............................................................109
    Environmental............................................................109
    Insolvency Considerations................................................109
    Treatment of Interest Payments with respect to Australian
     Housing Loans...........................................................109

USE OF PROCEEDS..............................................................109

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................109
    General..................................................................110
    Sales of Notes...........................................................110
    Market Discount..........................................................110
    Premium..................................................................111
    Backup Withholding.......................................................111

CERTAIN AUSTRALIAN TAX MATTERS...............................................111
    Payments of Principal, Premiums and Interest.............................111
    Profit on Sale...........................................................112
    Other Taxes..............................................................112

ERISA CONSIDERATIONS.........................................................112

RATINGS OF THE NOTES.........................................................113

LEGAL INVESTMENT CONSIDERATIONS..............................................113

UNDERWRITING.................................................................113

LISTING AND GENERAL INFORMATION FOR NON-U.S. INVESTORS.......................114
    Listing..................................................................114
    Authorization............................................................114
    Litigation...............................................................114
    Euroclear and Cedel......................................................114
    Documents Available for Collection and Inspection........................114
    Temporary Australian Foreign Exchange Controls...........................115

LEGAL MATTERS................................................................115

INDEX OF DEFINED TERMS.......................................................116

APPENDIX I - GLOSSARY OF AUSTRALIAN LEGAL TERMS.....................Appendix I-1



                                SUMMARY OF TERMS

    This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus on the pages indicated "Index of Defined Terms."





Issuer Trustee......................  Westpac Securities Administration Limited (ACN 000 049 472), a limited liability public company under the Corporations Law of New South Wales, Australia, a wholly owned, indirect subsidiary of Westpac Banking Corporation, in its capacity as trustee of the Series 1998-1G WST Trust (the "Trust") (the "Issuer Trustee") will issue the Offered Notes.





Approved Seller.....................  Either Westpac Banking Corporation (ARBN 007 457 141) ("Westpac"), a
                                      corporation organized under the laws of New South Wales in the Commonwealth of
                                      Australia, in its capacity as seller under a notice of sale (the "Sale Notice") between
                                      Westpac and the Issuer Trustee or the Seller Trustee as defined herein) under a Sale
                                      Notice between the Seller Trustee and the Issuer Trustee.  Westpac and Westpac Securities
                                      Administration Limited, in its capacity as Seller Trustee, are referred to herein as
                                      "Approved Sellers."



Servicer............................  The Mortgage Company Pty Limited (ACN 070 968 302) (the "Servicer" or
                                      "TMC"), a wholly owned indirect subsidiary of Westpac, in its capacity as servicer under the Servicing Agreement among Westpac, the Servicer and the Issuer Trustee dated February 18, 1997, as amended from time to time (the "Servicing
                                      Agreement").

Trust Manager and Registrant........  Westpac Securitisation Management Pty Limited (ACN 081 709 211) (the "Trust
                                      Manager"), a wholly owned indirect subsidiary of Westpac, in its capacity as trust manager under the Master Trust Deed, dated February 14, 1997 (the "Master Trust
                                      Deed"), as amended by the Series Notice (as defined herein), among the Issuer
                                      Trustee and the Trust Manager dated on or about the Closing Date.  See
                                      "FORMATION OF THE TRUST."



Note Trustee........................  Morgan Guaranty Trust Company of New York (the "Note Trustee"), a ________________,
                                      in its capacity as note trustee under the Note Trust Deed among the Issuer Trustee, the Trust Manager and the Note Trustee dated __________, 1998, as amended from time to time (the "Note Trust Deed").





Security Trustee....................  Perpetual Trustee Company Limited (ACN 000 001 007) (the "Security Trustee"),
                                      a company within the Perpetual group with its holding company being Perpetual
                                      Trustees Australia Limited (ACN 000 431 827), in its capacity as security trustee under the Security Trust Deed among the Issuer Trustee, the Trust Manager, the
                                      Note Trustee and the Security Trustee dated _______, 1998, as amended from time to time (the "Security Trust Deed").





Seller Trustee......................  Westpac Securities Administration Limited in its capacity as trustee of any other WST trust established under the Master Trust Deed (in that capacity, the "Seller Trustee").
                                      The Seller Trustee may sell housing loans relating to such other trusts to the Trust and may repurchase the Housing Loans relating to the Trust upon the exercise of the
                                      Clean-up Offer (as defined herein).





Paying Agents.......................  Morgan Guaranty Trust Company of New York will act as the principal paying agent ("Principal
                                      Paying Agent") and Morgan Guaranty Trust Company of New York, 60 Victoria Embankment,
                                      London, EC4Y OJP, will act as a paying agent (the "Paying Agent" and together with the
                                      Principal Paying Agent, the "Paying Agents").





Roles of the Security Trustee
and Note Trustee....................  The structure of the Series 1998-1G WST Trust transaction employs several different trustees.  The Security Trustee is the entity that holds a security interest over the assets of the Trust and has the responsibility of securing such assets and distributing the proceeds received upon the liquidation of such assets upon the occurrence of a default and enforcement of the security interest.  The Note Trustee is the entity which represents the interest of the Noteholders.  The provisions of the Security
                                      Trust Deed require the Security Trustee to consult with, and obtain the consent of, the Note Trustee before taking certain actions.  Thus, not only does the Security



                                       10



                                      Trustee owe fiduciary duties to the Note Trustee (and the Offered Noteholders and the other secured creditors), it has contractual obligations to consult and act at the Note Trustee's direction in accordance with the Security Trust Deed. The Note Trustee owes fiduciary duties to the Offered Noteholders and must act in accordance with those duties when directing the
                                      Security Trustee to act or not to act. The roles of the Note Trustee and the Security Trustee together approximate the role of an Indenture Trustee in a United States transaction.





Securities Offered..................  The Issuer Trustee, in its capacity as trustee of the Series 1998-1G WST Trust, which was formed under Australian law, will issue and hereby offer the following
                                      Mortgage Backed Floating Rate Notes:



                                      Class A Mortgage Backed Floating Rate Notes due __________ in the aggregate principal amount of US$________________ (the "Class A Notes").

                                      Class B Mortgage Backed Floating Rate Notes due _________ in the aggregate principal amount of US$______________ (the "Class B Notes").

                                      The Class A Notes and the Class B Notes are collectively referred to herein as the
                                      "Offered Notes."



Redraws, RFSs and RFS Class A
Notes...............................  Certain Housing Loans provide the relevant Borrower (as defined herein) with the ability to "reborrow" from Westpac amounts that have been previously paid by the
                                      Borrower on the relevant Housing Loan which are in excess of scheduled repayments required under the contractual amortization schedule.  Amounts drawn by Borrowers on principal repayments made in excess of scheduled payments are called "redraws".
                                      Westpac is entitled to be reimbursed by the Issuer Trustee for such redraws from
                                      Gross Principal Collections (as defined herein) and from Principal Collections (as defined herein) prior to any payments to the Offered Notes from such Collections.





                                      On or before the Closing Date, Westpac as provider of the Redraw Facility (as defined herein) will enter into a Redraw Facility Agreement (as defined herein).  If
                                      Gross Principal Collections for a period are insufficient to fund a redraw provided to a Borrower by Westpac, drawings will be made under the Redraw Facility
                                      Agreement to fund the redraw (up to the limit set out in the Redraw Facility
                                      Agreement).





                                      If there are insufficient amounts available under the Redraw Facility Agreement to fund redraws the Trust Manager may direct the Issuer Trustee to issue additional debt securities known as "Redraw Funding Securities" or "RFSs".  The RFSs and
                                      payments under the Redraw Facility will be senior in priority of distributions of principal to the Class A Notes and RFS Class A Notes (as defined herein).  Interest on the RFSs, RFS Class A Notes and Class A Notes and fees with respect to the
                                      Redraw Facility will rank pari passu in respect in priority.





                                      If any RFSs remain outstanding for a period of five or more Collection Periods (as defined herein), they shall convert into RFS Class A Notes (the "RFS Class A
                                      Notes"), the holders of which will rank pari passu with the Class A Notes as to the payment of interest and principal and have certain rights of payment senior to those rights of holders of the Class B Notes.  The RFSs, RFS Class A Notes and the
                                      Offered Notes are referred to herein as the "Notes."





                                      The RFSs and RFS Class A Notes, if issued, will be denominated in Australian dollars and issued in Australia to Australian residents only.  The RFSs and RFS
                                      Class A Notes will be in book-entry form and will not be registered with the
                                      Securities and Exchange Commission in the United States and will not be registered with the relevant companies authority in Australia.  The RFSs and RFS Class A
                                      Notes are not offered hereby.





                                      For a description of the RFSs, the RFS Class A Notes and the priority of their payment, see "Priority of Distribution with respect to the Offered Notes, RFSs and



                                       11




                                      RFS Class A Notes" herein and "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw
                                      Facility, Redraw Funding Securities and the RFS Class A Notes," "--Interest Payable on the
                                      RFSs and the RFS Class A Notes" and "--Subordination of the Class B Notes" herein.





Cut-Off Date........................  April 29, 1998 (the "Cut-Off Date").





Closing Date........................  June 2, 1998 (the "Closing Date").



Maturity Date.......................  May 8, 2029 (the "Maturity Date").

Terms of the Offered Notes

  General...........................  Payments of interest and principal on each class ("Class") of Offered Notes will be made quarterly on the 19th day of each of April, July, October and January (or if such 19th day is not a Business Day, the next succeeding Business Day in the same month or, if not in the same month, the immediately preceding Business Day), commencing on July 19, 1998 (each such date, a "Payment Date").



                                      As used in this Prospectus, "Business Day" means any day, other than a Saturday,
                                      Sunday or public holiday, on which banks in Sydney, [London], New York City, the city in which the corporate trust office of the paying agent is located and the city in which the office of the Swap Providers are open.  If a public holiday is occurring in any of the referenced locales, then such day is not a Business Day, and no scheduled payments will be made on such day.





                                      Payments of interest and principal will be made to the holders of the Offered Notes
                                      (the "Offered Noteholders") of record as of the day which is two Business Days preceding the Payment Date (so long as the Offered Notes are held in book-entry form) or the last day of the prior calendar month (if Definitive Notes have been issued) (such day, the "Record Date").  Each Offered Note bears interest on its
                                      Invested Amount.  The "Invested Amount" of an Offered Note is equal to the Initial
                                      Invested Amount (as defined herein) of such Offered Note less all payments previously made in respect of principal in respect of such Offered Note.  The "Initial
                                      Invested Amount" of a Class of Notes is its principal balance on the date of its issuance.  Each "Interest Period" (other than the initial Interest Period and the final
                                      Interest Period) with respect to the Offered Notes commences on (and includes) a
                                      Payment Date and ends on (but excludes) the next Payment Date.  The initial Interest
                                      Period with respect to the Offered Notes commences on (and includes) the Closing
                                      Date and ends on (but excludes) the first Payment Date.  The final Interest Period ends on (but excludes) the Maturity Date.





                                      The "Interest Rate" for the Class A Notes for a particular Interest Period is equal to
                                      USD-LIBOR-BBA on the related Interest Determination Date (as defined herein) plus
                                      ___%.  The "Interest Rate" for the Class B Notes for a particular Interest Period is equal to USD-LIBOR-BBA on the related Interest Determination Date plus ___%.
                                      The Interest Rate on the Class A Notes for the first Interest Period is _____.  The
                                      Interest Rate on the Class B Notes for the first Interest Period is ____.  See
                                      "DESCRIPTION OF THE OFFERED NOTES--Calculation of USD-LIBOR-BBA"
                                      herein.





                                      On the second London banking day before the beginning of each Interest Period
                                      (each an "Interest Determination Date"), ____________________ (the "Agent Bank")
                                      will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc.
                                      ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified
                                      "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the
                                      ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an



                                       12



                                    Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the
                                    London interbank market for a period of three months commencing on the first day of the
                                    Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent
                                    Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest
                                    Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11:00 a.m., New
                                    York City time, on that Interest Determination Date for loans in U.S. dollars to leading
                                    European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period
                                    USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from
                                    (and including) the Closing Date to (but excluding) the first Payment Date.





                                     With respect to any Payment Date, interest on a Class of Notes will be calculated as the product of (a) the Invested Amount of such Class as of the first day of that
                                     Interest Period after giving effect to any payments of principal to be made thereon,
                                     (b) the Interest Rate for such Class for the related Interest Period; and (c) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days (such product with respect to a Payment Date,
                                     "Interest"); provided, however, that once the Stated Amount of such Class has been reduced to zero, the related Class will no longer accrue interest because the related
                                     Class will have been redeemed pursuant to the terms of the Transaction Documents.
                                     The "Stated Amount" of a Note is the Invested Amount of the Note less the
                                     Carryover Charge Offs (as defined herein) applied against it.





                                     If Total Available Funds (as defined herein) available after payment of any Accrued
                                     Interest Adjustment (as defined herein), interest or fees payable under the Liquidity
                                     Facility (as defined herein), Trust Expenses (as defined herein) and certain amounts payable to any Swap Provider (as defined herein) are sufficient to pay Interest on each Class of Offered Notes, Interest will be payable in arrears on each Payment
                                     Date to each Class of Offered Notes in respect of the Interest Period ending on that
                                     Payment Date.  If Total Available Funds are available on a Payment Date for the payment of Interest on the Offered Notes, failure to pay such Interest within 10
                                     Business Days of the date such payment is due will be an event of default under the
                                     Security Trust Deed.





                                     If Total Available Funds available after payment of Trust Expenses and certain amounts payable under any Fixed Rate and Variable Rate Basis Swaps are insufficient to pay full Interest on all Classes of Notes for an Interest Period, Total
                                     Available Funds available for the payment of Interest on the Notes on the Payment
                                     Date will be paid in the following order of priority either through a direct payment in Australian dollars with respect to the RFSs, the RFS Class A Notes or any payment in respect of the Redraw Facility (as defined herein) or through a payment to the Currency Swap Provider (as defined herein) with respect to the Offered Notes:



                                     (i) pro rata, to the Class A Notes, RFS Class A Notes (if any), RFSs (if any) and
                                     any fee or outstanding amount payable under the Redraw Facility, based on their related interest or income entitlements, as the case may be; and

                                     (ii) any remaining Total Available Funds, to the Class B Notes.

                                     See "DESCRIPTION OF THE OFFERED NOTES" herein.



  Principal......................... On each Payment Date, Gross Principal Collections (as described herein) will be used first to reimburse Westpac for any Redraws (as defined herein) funded by
                                     Westpac during the related Collection Period.  See "WESTPAC RESIDENTIAL



                                       13



                                     LOAN PROGRAM - Housing Loan Features - Redraw." Any amount of Gross Principal Collections remaining after such reimbursement will be distributed in the following order of priority:



                                     (i) to Westpac as reimbursement for any outstanding Redraws, to the extent not otherwise reimbursed;



                                     (ii) to Westpac, as the provider of the Redraw Facility Agreement (the "Redraw
                                     Facility Provider"), to repay any Principal Outstanding under the Redraw Facility;



                                     (iii) to fund any Principal Draw for such Payment Date; and

                                     (iv) to any holder of an RFS, in chronological order of issuance, until each such RFS is repaid in full.

                                     Any amount of Gross Principal Collections remaining after the distributions described in clauses (i) through (iv) above will be referred to herein as "Net
                                     Principal Collections."  On any Payment Date, Net Principal Collections will be available to pay any RFS Class A Noteholder and the Currency Swap Provider to
                                     enable the Issuer Trustee to make payments to the Class A Noteholders and Class
                                     B Noteholders in the amounts and priorities set forth herein under "DESCRIPTION
                                     OF THE OFFERED NOTES--Payments of Principal on the Notes."



Priority of Distribution
with respect to the Offered Notes,
RFSs and RFS Class A Notes.......... The Class A Notes rank pari passu and without any preference among themselves and the Class B Notes rank pari passu and without any preference among themselves.  The right to payment of principal of and interest on the Class B Notes is subordinated and may be limited as more particularly described herein.  In addition, under certain limited circumstances, the Trust may issue RFSs, which in certain circumstances will convert to RFS Class A Notes.  Upon conversion, the
                                     RFS Class A Notes will rank pari passu in respect of priority of payment of principal and interest with the Class A Notes.  The RFSs and any repayments under the Redraw Facility will be senior to the Class A Notes and the RFS Class A Notes in priority of distributions of principal.  Interest on the RFSs, the RFS Class A Notes and the Class A Notes and fees with respect to the Redraw Facility will rank pari passu in respect of priority.  Payments of principal and interest in respect of the
                                     Class B Notes are subordinated to such payments in respect of Class A Notes, RFSs and RFS Class A Notes.  See "RISK FACTORS-Priority of RFSs and RFS Class A
                                     Notes Owned by Australian Resident Investors" and "DESCRIPTION OF THE
                                     OFFERED NOTES-Description of the Redraw Facility, the Redraw Funding
                                     Securities and the RFS Class A Notes," "-Interest Payable on the RFSs and the RFS
                                     Class A Notes" and "-Subordination of the Class B Notes."



Credit Enhancement..................  Credit enhancement with respect to the Class A Notes will be provided by (i) the
                                      Mortgage Insurance Policies, (ii) subordination of the Excess Available Income (as defined herein) and (iii) the subordination of payments of the Class B Notes to payments to the Class A Notes.  Credit enhancement with respect to the Class B
                                      Notes will be provided by (i) the Mortgage Insurance Policies and (ii) subordination of the Excess Available Income.



  A. Mortgage Insurance
       Policies.....................  On or before the Closing Date, a mortgage pool insurance policy (the "Mortgage
                                      Pool Insurance Policy") will be provided by Housing Loans Insurance Corporation
                                      Limited (ACN 071 466 344) of 31 Market Street, Sydney NSW 2000, Australia
                                      ("HLIC") to the Issuer Trustee to cover losses in respect of each Housing Loan that is not subject to a primary mortgage insurance policy (a "PMI Policy" and, together with the Mortgage Pool Insurance Policy, the "Mortgage Insurance Policies").  The
                                      Mortgage Pool Insurance Policy generally applies to loans with a Loan to Value
                                      Ratio ("LVR") of 80% or less at the Cut-Off Date.  The Mortgage Pool Insurance
                                      Policy will cover losses up to a maximum aggregate amount of A$___________.
                                      HLIC is a private insurance company which is a subsidiary of GE Capital Australia.



                                       14



                                      For a description of HLIC, see "THE MORTGAGE INSURANCE POLICIES - The HLIC
                                      Mortgage Pool Insurance Policy."



                                      Each Housing Loan with an LVR of greater than 80% at the time of origination (or a lower LVR where required by Westpac's standard credit policy) will have been insured under a PMI Policy issued by one of the following: Royal and SunAlliance
                                      Lenders Mortgage Insurance Limited (ACN 001 825 725) of Level 9, 465 Victoria
                                      Avenue, Chatswood NSW ("SunAlliance"), MGICA Limited (ACN 000 511 017) of
                                      Level 23 AMP Centre, 50 Bridge Street, Sydney NSW ("MGICA"), Westpac
                                      Lenders Mortgage Insurance Limited (ACN 074 042 934) of Level 11, 50 Pitt Street,
                                      Sydney NSW ("WLMI") or HLIC.  Approximately ___% of the Housing Loans are
                                      subject to a PMI Policy.  Each Approved Seller will equitably assign its interest in each PMI Policy to the Issuer Trustee on the Closing Date.

                                      These Mortgage Insurance Policies are intended to enhance the likelihood of regular receipt by the holders of the Notes of the full amount of interest and principal payments due to such holders and to provide holders of the Notes limited protection against losses on the Housing Loans.  See "THE MORTGAGE INSURANCE
                                      POLICIES" herein.

                                      HLIC, SunAlliance, MGICA and WLMI are referred to herein as "Mortgage
                                      Insurers."



  B. Subordination of Excess
       Available Income.............  On each Payment Date, Excess Available Income will be applied either in reduction of any current or outstanding Principal Charge Offs (as defined herein) or as repayment of any unrepaid Principal Draws on such Payment Date.  The application of such amounts, if any, will reduce the likelihood of the Offered Noteholders receiving less than their Initial Invested Amount on or prior to the Maturity Date.





  C. Subordination of Class B
       Notes........................  The rights of the holders of the Class B Notes to receive payments of Interest on each Payment Date will be subordinated to such rights of the holders of the RFSs (if any), Class A Notes, RFS Class A Notes (if any) and the Redraw Facility Provider.
                                      In addition, the rights of the holders of the Class B Notes to receive distributions of principal on each Payment Date generally will be subordinated to such rights of the holders of the RFSs (if any) and the Redraw Facility Provider with respect to repayments pursuant to the Redraw Facility Agreement and to the holders of the Class A Notes and RFS Class A Notes (if any). For a description of the priority among the RFSs,
                                      Class A Notes, RFS Class A Notes and the Redraw Facility Provider, see "Priority
                                      of Distribution with respect to the Offered Notes, RFSs and RFS Class A Notes"
                                      herein. Further, any Principal Charge Offs will be applied first in reduction of the principal balance of the Class B Notes.  The subordination described above is intended to enhance the likelihood of regular receipt by the holders of the Class A
                                      Notes of the full amount of interest and principal payments due to such Noteholders and to afford such holders protection against losses on the Housing Loans.  See
                                      "DESCRIPTION OF THE OFFERED NOTES--Collections and Payment" herein.





Security for the Offered Notes
  General...........................  The Offered Notes are debt obligations of the Issuer Trustee in its capacity as trustee of the Trust only (and therefore the Issuer Trustee's liability to make payments of interest and principal on the Offered Notes is limited to the collections received by the
                                      Issuer Trustee from the Trust Assets) and except in certain limited circumstances are not the personal obligation of the Issuer Trustee.  See "THE ISSUER TRUSTEE - Limitation of
                                      Issuer Trustee's Liability." They are issued with the benefit of, and subject to the
                                      Transaction Documents.  The Issuer Trustee's liability in respect of the Offered
                                      Notes is limited to the assets of the Trust available in accordance with the terms of the Transaction Documents to meet its obligations in relation to the Offered Notes and, except in certain limited circumstances, the Issuer Trustee will not be personally liable.



                                       15



  A.  The Housing Loans.............  The Housing Loans will consist of _______ Housing Loans with an aggregate
                                      Balance Outstanding on the Cut-Off Date of A$_______________.  The Housing
                                      Loans are also referred to herein as the "Mortgage Pool."  The Housing Loans will be secured by Mortgaged Properties (as defined herein) located in any of the six states or two territories of Australia.  A "Mortgaged Property" means the land, including all improvements thereon, that is the subject of a Mortgage.





                                      Each Housing Loan is secured by a registered first ranking mortgage over the related
                                      Mortgaged Property.  "Registered" means the mortgage has been filed with the lands office in the relevant Australian State, granting certain rights with respect to the applicable Mortgaged Property.  See "APPENDIX I -- GLOSSARY OF
                                      AUSTRALIAN LEGAL TERMS."



                                      Each Housing Loan requires that borrowers on such Housing Loan (each, a
                                      "Borrower") make a minimum payment (the "Scheduled Payment") on or before the due date for such Scheduled Payment under the relevant Housing Loan documents.
                                      Scheduled Payments not received with respect to certain Housing Loans on the related due date may cause either a default rate of interest to be charged or a compounding interest effect.

                                      All weighted averages specified herein are weighted based on the Cut-Off Date
                                      Balances Outstanding of the Housing Loans.  With respect to each Housing Loan, the "Cut-Off Date Balance Outstanding" is the unpaid principal balance of such
                                      Housing Loan as of the close of business on the Cut-Off Date.  All Housing Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-Off Date, unless indicated to the contrary herein.  References to percentages of the Housing Loans mean percentages of the Cut-Off Date Balance Outstanding.

                                      The Housing Loans bear interest at variable and fixed rates (the "Mortgage Rates")
                                      which range from approximately _______ to ________.  The weighted average
                                      Mortgage Rate of the Housing Loans on the Cut-Off Date is approximately ____%
                                      per annum.  The Cut-Off Date Balances Outstanding of the Housing Loans ranged from approximately A$_____________ to A$______________.  The average Cut-Off
                                      Date Balance Outstanding of the Housing Loans is approximately
                                      A$________________.  The weighted average original term to stated maturity of the
                                      Housing Loans was approximately ____ months.  The weighted average remaining term to stated maturity of the Housing Loans was approximately ____ months.  As of the Cut-Off Date, the weighted average number of months that had elapsed since origination of the Housing Loans is approximately ___ months.



                                      Housing Loans representing approximately __% of the Cut-Off Date Pool Balance are secured by Mortgaged Properties which are investment properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Housing Loans).





                                      The lowest and highest LVR as of the Cut-Off Date of the Housing Loans were approximately ___% and ___%. LVR is calculated as a fraction, expressed as a percentage, the numerator of which is the outstanding amount of the Housing Loan, plus any other amount serviced on the Servicing System of the Servicer (the
                                      "Mortgage Servicing System") and secured by the relevant Mortgage Property at the
                                      Cut-Off Date and the denominator of which is the aggregate value of the Mortgaged
                                      Property subject to the related Mortgage for that Housing Loan.



  B.  Mortgage Insurance
       Policies.....................  See "Mortgage Insurance Policies" in this summary and "THE MORTGAGE
                                      INSURANCE POLICIES" herein.

  C.  Collections Account...........  Westpac or the Servicer will be required to remit Collections received with respect to the Housing Loans during a Collection Period to one or more accounts in the name of the Issuer Trustee (the "Collections Account").  Under certain conditions described herein, such remittances may be made on a quarterly basis, two Business


                                       16


                                      Days prior to the related Payment Date. If such conditions are not met, the Servicer shall deposit all Collections in its possession or control into the Collections
                                      Account no later than five Business Days following receipt. See "DESCRIPTION OF THE
                                      OFFERED NOTES--Collections and Payment."



  D.  Liquidity Support.............  1. Principal Draws:  If the Trust Manager determines on any Collection
                                      Determination Date that the Available Income (as defined herein) of the Trust for a
                                      Collection Period is insufficient to meet Total Payments of the Trust on the following
                                      Payment Date (a "Payment Shortfall"), then Principal Collections collected during that Collection Period can be used to fund the Payment Shortfall (a "Principal
                                      Draw").  See "DESCRIPTION OF THE OFFERED NOTES--Principal Draws"
                                      below.





                                      Amounts paid from any Principal Collections in this way will be reimbursed through any Excess Available Income to the extent available in subsequent periods after all
                                      Principal Charge Offs and Carryover Charge Offs (as defined herein) have been met out of that Excess Available Income for the relevant period.  If there is insufficient
                                      Excess Available Income to reimburse Principal Draws, the principal repayable on the Notes at maturity may be reduced in respect of such shortfall.



                                      2. Liquidity Facility:  Under the Liquidity Facility, Westpac in its capacity as the provider of the Liquidity Facility (the "Liquidity Facility Provider") agrees to make advances to the Issuer Trustee for the purpose of funding certain income shortfalls in the Trust, up to an aggregate amount being the lesser of: (1) A$____________,
                                      (2) the Unpaid Balance of all Performing Loans from time to time, and (3) any lesser amount as is agreed in writing between the Liquidity Facility Provider, the Issuer
                                      Trustee, the Trust Manager and the Rating Agencies, as such amount may be reduced or cancelled under the Liquidity Facility (the "Liquidity Limit").  The
                                      "Unpaid Balance" of a Housing Loan, means the sum of (a) the unpaid principal amount of that Housing Loan; and (b) the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with that Housing Loan or the related Mortgage or other rights relating to the
                                      Housing Loan.

                                      A "Performing Loan" at any date is a Housing Loan which is not Delinquent or has been Delinquent for less than 90 consecutive days, or if it has been Delinquent for
                                      90 or more consecutive days, was insured under a Mortgage Insurance Policy at the date of the Liquidity Facility.  A Housing Loan is "Delinquent" if the related
                                      Borrower fails to pay any amount due on the related due date.  Delayed payments arising from agreed payment holidays based on early repayments, or from maternity or paternity leave repayment reductions will not, by themselves, lead to a Housing
                                      Loan being considered Delinquent.  See "WESTPAC RESIDENTIAL LOAN
                                      PROGRAM--Housing Loan Features" and "THE LIQUIDITY FACILITY" herein.



  E.  Transaction Documents.........  Master Trust Deed and Series Notice:  The Master Trust Deed, which is governed by the laws of New South Wales, Australia, provides for the creation of an unlimited number of WST trusts.  Each WST trust is a separate and distinct trust fund.  The
                                      Series 1998-1G WST Trust (the "Trust") will be created pursuant to the Master Trust
                                      Deed, the Notice of Creation of Trust and a series notice (the "Series Notice") which sets forth specific provisions regarding the Trust and details the provisions of the
                                      Notes.  See "FORMATION OF THE TRUST" and "DESCRIPTION OF THE
                                      OFFERED NOTES."





                                      Security Trust Deed:  Pursuant to the Security Trust Deed, the Issuer Trustee will grant a first ranking floating charge over the Trust Assets to the Security Trustee, in order to secure the Issuer Trustee's obligations to the Noteholders, the Note
                                      Trustee, the Trust Manager, the Swap Providers (as defined herein), the Security
                                      Trustee, and each provider of a Support Facility (other than the provider of a
                                      Mortgage Insurance Policy) to an Approved Seller and in respect of any Accrued
                                      Interest Adjustment, to Westpac in respect of Redraws and to the holders of the
                                      RFSs (if any) and the holders of the RFS Class A Notes (if any) (such creditors, together the "Mortgagees").  A "Support Facility" is any of the Liquidity Facility,



                                       17



                                      the Redraw Facility, the Swap Agreements (as defined herein) or any of the
                                      Mortgage Insurance Policies.  See "SECURITY FOR THE NOTES."





                                      The Issuer Trustee will grant a "floating charge" over the Trust Assets to the
                                      Security Trustee in order to secure the Issuer Trustee's obligations in respect of the
                                      Notes and the Transaction Documents.  A "charge" is a proprietary interest created over property.  A floating charge is a grant of a security interest which "floats" over a group of assets which assets may change from time to time.  A floating charge allows the person or entity granting the charge (the "chargor") to deal with the assets and to give third parties title to those assets free from any encumbrance.  For a description of a floating charge and the crystallization of floating charges, see
                                      "SECURITY FOR THE NOTES--Nature of Security", "--Charge" and "APPENDIX I - GLOSSARY OF
                                      AUSTRALIAN LEGAL TERMS."



                                      Servicing Agreement:  Under the Servicing Agreement, TMC is appointed as the initial Servicer of the Housing Loans and custodian of the documents relating to the
                                      Housing Loans and Mortgages.  See "DESCRIPTION OF THE SERVICING
                                      AGREEMENT."

                                      Note Trust Deed:  The Note Trust Deed provides for the issuance and registration of the Offered Notes.  See "DESCRIPTION OF THE OFFERED NOTES."

                                      The Master Trust Deed, the Series Notice, the Servicing Agreement, the Security
                                      Trust Deed, the Note Trust Deed, the Swap Agreements and the Agency Agreement
                                      (as defined below) are collectively referred to herein as the "Transaction
                                      Documents."



  F.  Swap Agreements...............  The rights of the Issuer Trustee under the Swap Agreements will be subject to the security created by the Security Trust Deed.  The "Swap Agreements" include the
                                      1991 ISDA Master Agreement (the "ISDA Master Agreement") and the amended schedules and Swap confirmations covering the Variable Rate Basis Swap, two Fixed
                                      Rate Basis Swaps and the Currency Swap.  See "DESCRIPTION OF THE SWAP
                                      AGREEMENTS."



  G.  Agency Agreement..............  Pursuant to the Agency Agreement, the Issuer Trustee will appoint paying agents with respect to the Offered Notes.

Clearance and Settlement............  Noteholders may elect to hold their Notes through any of DTC (in the United States)
                                      or Cedel or Euroclear (in Europe).  Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the Relevant Depositaries of Cedel or Euroclear.  See "DESCRIPTION OF THE
                                      OFFERED NOTES--Book-Entry Registration."



Clean-up Offer......................  If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan Principal as of the Cut-Off Date, is less than 10%, then, if instructed by the Trust Manager, the Seller Trustee, as trustee of certain other trusts under the Master Trust Deed, may repurchase, on the following Payment Date, the equitable title to the Housing Loans held by the Trust for an amount equal to the
                                      Unpaid Balance (in the case of performing Housing Loans) or the Fair Market Value
                                      (in the case of non-performing Housing Loans) (the "Clean-up Offer").  The proceeds of sale will be applied by the Issuer Trustee to repay moneys owing to
                                      Noteholders at that time in accordance with the priorities for applying payments of
                                      Interest and principal between the Classes of Notes.  With respect to any Housing
                                      Loan and date, "Housing Loan Principal" shall be the unpaid principal amount of that Housing Loan on such date.  "Unpaid Balance" of a Housing Loan, means the sum of (a) the unpaid principal amount of that Housing Loan; and (b) the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with that Housing Loan or the related Mortgage or other rights relating to the Housing Loan.  The "Fair Market Value" with respect to



                                       18



                                      any non-performing Housing Loans is the fair market value of such Housing Loan agreed on by the Trust Manager (based on appropriate expert advice) and the
                                      Approved Seller.



Legal Investment
  Considerations....................  The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").  No
                                      representation is made as to whether the Offered Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by certain regulatory authorities.  Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers.  See "LEGAL INVESTMENT CONSIDERATIONS" herein.

Tax Status..........................  In the opinion of Mayer, Brown & Platt, special tax counsel for the Trust, the
                                      Offered Notes will be characterized as debt for U.S. federal income tax purposes and the Trust will not be characterized as an association (or a publicly traded partnership)
                                      taxable as a corporation for federal income tax purposes.  Each Offered Noteholder, by acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness.  See "CERTAIN UNITED STATES FEDERAL INCOME TAX
                                      CONSEQUENCES" herein.





ERISA Considerations................  Subject to the considerations discussed under "ERISA CONSIDERATIONS," the
                                      Offered Notes are eligible for purchase by employee benefit plans.  See "ERISA
                                      CONSIDERATIONS" herein.



Ratings of the
  Offered Notes.....................  It is a condition to the issuance of the Class A Notes that they be rated "AAA" by
                                      Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies
                                      ("Standard & Poor's"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and
                                      "AAA" by  Fitch IBCA, Inc. ("Fitch") and together with Standard & Poor's, the "Rating
                                      Agencies").  It is a condition to the issuance of the Class B Notes that they be rated
                                      "AA-" by Standard & Poor's and "AA-" by Fitch. The security ratings of the Offered Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "RATINGS OF THE NOTES"
                                      herein.





Governing Law.......................  The Notes and the Transaction Documents (other than the Security Trust Deed) are governed by, and shall be construed in accordance with, the laws of New South
                                      Wales, Australia.  The Security Trust Deed is governed by, and shall be construed in accordance with, the laws of the Australian Capital Territory.



                                      The Issuer Trustee has, under the Note Trust Deed, submitted to the non-exclusive jurisdiction of the courts of New South Wales for all purposes in connection with the
                                      Offered Notes.



Risk Factors........................  In considering an investment in the Offered Notes, investors should recognize that there are risks associated with such an investment.  See "Risk Factors" herein.




                                STRUCTURAL CHART

            [Insert chart which shows parties and general structure]

                                CASH FLOW SUMMARY

The following is a brief summary of the allocation of cashflows in relation to the Trust. This Cash Flow Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus -- see "DESCRIPTION OF THE OFFERED NOTES" for a full description of cashflow allocation. Terms defined below are defined in more detail elsewhere - the definitions below are for convenience only.

Collections

    Amounts collected by or on behalf of the Issuer Trustee in respect of the Trust are calculated for each Collection Period and include, for the relevant Collection Period:

    1. scheduled payments (of interest, principal and fees) and prepayments of principal under the Housing Loans;

    2. proceeds from enforcement of Housing Loans and related Mortgages (see "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS--Enforcement of Housing Loans");

    3. amounts payable under Mortgage Insurance Policies with respect to losses on Housing Loans and related Mortgages;

    4. amounts received from an Approved Seller or the Servicer for breaches of representations or undertakings; and

    5.    interest on amounts in the Collections Account.

    These amounts are known as "Collections", which will be attributed between income and principal. The Collections attributed to income, less certain amounts, are "Available Income". The Collections attributed to principal, less certain amounts, are "Gross Principal Collections."

    The cashflow allocation methodology treats Available Income and Gross Principal Collections in two separate "streams". Generally, the two streams are treated separately. However, in some circumstances, principal will be treated as income and applied in the income stream, and in other circumstances income will be treated as principal and applied in the principal stream.

Gross Principal Collections

    Gross Principal Collections are applied first to repay Westpac for any Redraws funded by Westpac in the relevant Collection Period. The balance of Gross Principal Collections remaining after such repayment of Westpac is known as "Principal Collections". Those Principal Collections are applied:

       1. First, to repay Westpac for any Redraws funded by Westpac to the extent not previously reimbursed (i.e., not restricted to Redraws funded during the relevant Collection Period);

       2. Second, to repay amounts outstanding under the Redraw Facility Agreement;

       3. Third, to be treated as income to the extent necessary if there is insufficient income for the Collection Period to make required income payments (this application of principal as income is a "Principal Draw");

       4. Fourth, to pay principal outstanding under the RFSs until repaid in full;

       5. Fifth, to pay principal outstanding under the Class A Notes and the RFS Class A Notes. Those payments may be applied either sequentially or serially with respect to Class B Notes, depending on whether certain threshold tests have been satisfied.


              Initially all Principal Collections will be applied
              "sequentially," meaning that such Principal Collections will be applied to the RFSs (if any), Class A Notes and RFS Class A Notes (if any), pro rata, until such classes are paid in full. The Class B Notes are then entitled to Principal Collections.






              If certain distribution tests have been met, Principal Collections will be applied "serially," entitling the Class A Notes and the Class B Notes to share in Principal Collections. There are two serial distribution tests which focus on whether the Subordination provided by the Class B Notes to the Class A Notes effectively doubles from the initial level of subordination at the start of the transaction, whether the distribution of Principal Collections is occurring prior to a certain date and whether certain credit tests focusing on delinquencies and losses on the Housing Loans have been met. For a complete description of the serial distribution tests, see the definitions of "Serial Method 1 Distribution Test" and "Series Method 2 Distribution Test" set forth in "DESCRIPTION OF THE OFFERED NOTES--Payments of Principal on the Notes."

       6. Sixth, to pay principal outstanding under the Class B Notes under the sequential or serial methods referred to above.

Principal Losses

    It may be that principal losses are incurred in respect of a Housing Loan during a Collection Period.

    If (i) a Borrower defaults; (ii) the relevant Housing Loan and related Mortgage are enforced; and (iii) the amount recovered (after payment of enforcement expenses) will not satisfy the Unpaid Balance of the Housing Loan, there will be a "Liquidation Loss". A Liquidation Loss will usually comprise both income and principal. To the extent that it relates to principal, a Liquidation Loss is known as a "Principal Loss". If, following a Principal Loss, the relevant Mortgage Insurance Policy does not cover that loss and the Issuer Trustee does not have a right to recover any amounts from an Approved Seller or the Servicer due to a breach of representation or undertaking, there will be a loss on the underlying principal in the pool. Such a loss is a "Mortgage Shortfall". The total amount of all Mortgage Shortfalls in a Collection Period is known as the "Principal Charge Off" for that Collection Period.

    Any Principal Charge Off for a Collection Period may be met by any excess income which is available from the income stream for that purpose (as summarized below). If the Principal Charge Off cannot be satisfied in full from that excess income, the principal loss represented by the balance of the Principal Charge Off which is not so satisfied must be "carried over" into succeeding periods. This is a "Carryover Charge Off".

    Each Carryover Charge Off must be represented by a reduction in the principal amount of the Notes. Thus, the principal amount of the Notes (the "Invested Amount") is reduced:

    (a)   First, in respect of Class B Notes; and

    (b) Second, if the Class B Notes are reduced to zero, pro rata, in respect of the Class A Notes, the RFSs, the RFS Class A Notes and the Redraw Facility Agreement.

    The "Stated Amount" of a Note is thus the Invested Amount of the Note less the Carryover Charge Offs applied against it as set out above.

    Excess income may be used to recover principal which has been reduced following a Carryover Charge Off. The application of income for this purpose is summarized below.

Income Collections

    Available Income is applied in the following order of priority:

    (a) first, in respect of the first Collection Period, to the Approved Seller for income received by the Issuer Trustee on the pool relating to the period prior to the Closing Date. This is the "Accrued Interest Adjustment";

    (b)   second, to Trust Expenses which have not previously been paid;

    (c) third, to repay amounts outstanding under the Support Facilities (other than the Currency Swap and fees under the Liquidity Facility Agreement);

    (d)   fourth, to repay Liquidity Draws under the Liquidity Facility
          Agreement;

    (e) fifth, pari passu and ratably, to interest on the Class A Notes, the RFSs and the RFS Class A Notes and to fees under the Redraw Facility Agreement; and

    (f)   sixth, to interest on the Class B Notes.

These payments are "Total Payments".

    Any Available Income in excess of Total Payments for a Collection Period is "Excess Available Income", and is applied in the following order of priority:

      (i)     First, against Principal Charge Offs for the Collection Period;

     (ii) Second, pari passu and ratably, against Carryover Charge Offs for Class A Notes, RFSs, RFS Class A Notes and fees or amounts owing under the Redraw Facility Agreement;

    (iii)     Third, against Carryover Charge Offs for Class B Notes; and

     (iv)     Fourth, to Principal Draws which have not previously been repaid.

    Any amount remaining after application of these payments is an "Excess Collections Distribution", and will be paid to Westpac as beneficiary of the Trust.

Liquidity Support

    If there are insufficient interest Collections to meet Total Payments for a Collection Period, principal may be used to provide liquidity by way of a "Principal Draw" (see above).

    If Principal Draws are not available to meet Total Payments, a drawing must be made under the Liquidity Facility Agreement up to its facility limit (being A$__________) to provide liquidity to allow Total Payments to be made.

Currency Swap

    All payments required to be made to Noteholders will be made in Australian dollars to the Currency Swap Provider, who will swap the amounts into US dollars.

                                 CASH FLOW CHART

                   [Insert chart which summarizes cash flows]

                                  RISK FACTORS

    In addition to the matters described elsewhere in this Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Notes.

Limited Liability under the Offered Notes

    The Offered Notes are debt obligations of the Issuer Trustee in its capacity as trustee of the Trust. They are issued with the benefit of, and subject to the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. The Issuer Trustee's liability in respect of the Offered Notes is limited to the assets of the Trust available in accordance with the terms of the Master Trust Deed, the Series Notice, the Note Trust Deed and the Security Trust Deed to meet its obligations in relation to the Offered Notes and, except in certain limited circumstances, the Issuer Trustee will not be personally liable in respect of the Offered Notes. See "THE ISSUER TRUSTEE--Limitation of Issuer Trustee's Liability."

    In addition, the Offered Notes will not represent an interest in or obligation of the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any of their respective affiliates (other than the Issuer Trustee to the extent referred to above). The only obligations of the foregoing entities with respect to the Offered Notes or any Housing Loan will be the obligations of the Approved Sellers pursuant to certain limited representations and warranties made with respect to the Housing Loans, of the Servicer with respect to its servicing obligations under the Servicing Agreement and the Trust Manager in respect of its undertakings in the Transaction Documents. The Offered Notes will not be guaranteed or insured by any governmental agency or instrumentality, or by the Issuer Trustee, the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any of their respective affiliates. The Housing Loans are subject to certain mortgage insurance policies, but only limited losses are covered. Housing Loans insured by HLIC prior to December 12, 1997 will have the benefit of a Commonwealth Government Guarantee. See "THE MORTGAGE INSURANCE POLICIES." Proceeds of the assets included in the Trust (including the Housing Loans) will be the sole source of payments on the Offered Notes, and there will be no recourse to the Servicer, the Trust Manager, the Approved Sellers, the Note Trustee, the Security Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.


Risk of Equitable Assignment of Housing Loans rather than Legal Assignment


    The Housing Loans and the related Mortgages will initially be equitably assigned, not legally assigned, by the Approved Sellers to the Issuer Trustee. If a Title Perfection Event (as defined below) occurs, the Issuer Trustee, with the assistance of the Servicer, must take such steps as are necessary to perfect the Issuer Trustee's legal title in the Housing Loans. A "Title Perfection Event" in relation to the Housing Loans occurs if: (i) Westpac ceases to have a long term credit rating of at least "BBB" from Standard & Poor's, "Baa2" from Moody's; and _________________ from Fitch (ii) an Insolvency Event occurs with respect to Westpac; and (iii) Westpac fails to transfer Collections within five Business Days after receiving notice from the Issuer Trustee or the Trust Manager to do so. Until such time, pursuant to the Transaction Documents, the Issuer Trustee is not permitted to take any steps to perfect legal title and it cannot, and will not, notify the Borrowers of the equitable assignment of the Housing Loans to the Issuer Trustee.

    The delay in the notification to a Borrower of the assignment of the Housing Loans to the Issuer Trustee may have the following consequences:

    (1) until a Borrower has notice of the assignment, that Borrower is not bound to make payments under the relevant Housing Loan to anyone other than Westpac and can obtain a valid discharge from Westpac. However, the Servicer, a delegate of Westpac, will act as the initial Servicer of the Housing Loans and is obligated to deal with all moneys received from the Borrowers in accordance with the Servicing Agreement and the Master Trust Deed;

    (2) for so long as the Issuer Trustee holds only an equitable interest in the Housing Loans, the Issuer Trustee's interest in them may become subject to the interests of third parties created after the creation of the Issuer Trustee's equitable interest but prior to it acquiring a legal interest in the Housing Loans. However, the Servicer undertakes not to consent to the creation or existence of any higher or equal ranking security interest over the Mortgaged Property (the "Servicer's Security Undertaking"); and


    (3) for so long as the Issuer Trustee holds only an equitable interest in the Housing Loans, it must join Westpac as a party to any legal proceedings against any Borrower in relation to the enforcement of any Housing Loan. In this regard, Westpac undertakes in the Servicing Agreement to co-operate with the Servicer in connection with the enforcement of any Housing Loans. Westpac has granted an irrevocable power of attorney to the Issuer Trustee to perfect its interest in the Housing Loans.






    So long as the Issuer Trustee holds equitable title, rather than legal title, to a Housing Loan, the Issuer Trustee's interest in such Housing Loan may be impaired by the creation or existence of any higher or equal ranking security interest over the related Mortgaged Property if the Servicer fails to adhere to the Servicer's Security Undertaking. Such failure may result in losses to Noteholders.








Risk of Losses and Delays from Enforcement of the Housing Loans





    Substantial delays could be encountered in connection with the liquidation of such Housing Loan and result in shortfalls in distributions to Noteholders to the extent not covered by a Mortgage Insurance Policy or if the relevant Mortgage Insurance Policy provider fails to perform its obligations. Further, liquidation expenses such as legal fees, real estate taxes, and maintenance and preservation expenses (to the extent not covered by a Mortgage Insurance Policy) will reduce the net amounts recoverable by the Issuer Trustee from an enforced Housing Loan and mortgage and will reduce Excess Available Income. In the event any of the Mortgaged Properties fail to provide adequate security for the related Housing Loans, Noteholders could experience a loss to the extent not covered by a Mortgage Insurance Policy or if the relevant Mortgage Insurance Policy provider fails to perform its obligations and the subordination of Excess Available Income is not sufficient.





Mortgage Insurance Policies are subject to Exclusions and Limitations

    The liability of each of the Mortgage Insurers under the Mortgage Pool Insurance Policy and the PMI Policies, as applicable, is subject to certain exclusions. Each of them also has the right to cancel the coverage of, or terminate its Mortgage Insurance Policy in respect of, a Housing Loan in certain circumstances. The exclusions and rights vary among the different Mortgage Insurance Policies and may affect the ability of the Issuer Trustee to make timely and full payments of principal and Interest on the Notes.




See "THE MORTGAGE INSURANCE POLICIES" for further details.

Risks Associated with High LVR Housing Loans


    Approximately ___% of the Housing Loans by aggregate principal balance of the related Housing Loans as of the CutOff Date, had an LVR in excess of 80%. Housing Loans with higher LVRs may present a greater risk of delinquency. Although each Housing Loan in the Trust with an LVR in excess of 80% is covered by a PMI Policy which insures the full amount of the Unpaid Balance of the related Housing Loan, if a Borrower fails to make payments under such a Housing Loan and the applicable Mortgage Insurer cancels the relevant PMI Policy, reduces the amount of a claim or fails to honor its obligation under the PMI Policy, proceeds from a liquidation of such Housing Loan may be insufficient to cover the Unpaid Balance thereof. As a result, Noteholders may experience losses including Principal Charge Offs (as defined herein) with respect to the Offered Notes. For a description of such coverage, see "THE MORTGAGE INSURANCE POLICIES."


Risks Associated with Westpac's Ability to Set Rates on Variable Rate Housing Loans at its Discretion

    The interest rates with respect to the Variable Rate Housing Loans are not tied to an objective interest index but rather may be set at the sole discretion of Westpac, as originator of the Housing Loans. See "WESTPAC RESIDENTIAL LOAN PROGRAM - Housing Loan Features." In the event that Westpac increases interest rates on the Variable Rate Housing Loans, Borrowers may be unable to meet their Scheduled Payment and accordingly, may be delinquent or default on their respective Housing Loans. In addition, if such increase raises interest rates above market interest rates, Borrowers may refinance their loans with another lender to obtain a lower interest rate, which in turn could cause investors in the Offered Notes to experience higher rates of principal prepayment on the Offered Notes than anticipated.


Ability to Change Housing Loan Features may Result in Changes to the Mortgage Pool and Higher Rates of Principal Prepayment on the Offered Notes.


    During the term of any Housing Loan, Westpac may from time to time or at the request of the related Borrower change certain features of such Housing Loan. A Borrower may request, among other changes, (a) additional funds with respect to its Housing Loan (a "top up"), (b) a substitution or modification of the security for the related Mortgage, (c) a switch to another type of Housing Loan product, (d) a draw on principal repayments made in excess of scheduled repayments (a "Redraw"), (e) an interest rate switch form variable to fixed or vice versa, (f) reduced payments due to maternity or paternity leave, (g) a repayment holiday if a prepayment of certain amounts has resulted in a buffer of funds and (h) a switch from owner occupied or investment property status (which may result in a change in interest rates). For a more detailed discussion of the various features available to Borrowers, see "WESTPAC RESIDENTIAL LOAN PROGRAM-- Housing Loan Features."


    In addition, Westpac may initiate certain changes to the Housing Loans. Most frequently, Westpac will change the Mortgage Rate. The change to the Mortgage Rate can be either product or individual loan specific. In addition, subject to certain conditions, Westpac may begin to offer additional product features with respect to the Housing Loans which are not set forth herein. See "WESTPAC RESIDENTIAL LOAN PROGRAM-Housing Loan Features-Additional Features."


    As a result of both Borrower and Westpac initiated changes, the characteristics of the Housing Loans as of the Cut-Off Date may differ from the characteristics of the Housing Loans at any other point in time. In addition, certain types of modifications to a Housing Loan result in the removal of such Housing Loan from the Mortgage Pool, which in turn could cause investors in the Offered Notes to experience higher rates of principal prepayment on the Offered Notes than anticipated. Similarly, if Westpac elects to change certain features of the Housing Loans, Borrowers may elect to refinance their loan with another lender to obtain more favorable features, which also could lead to higher principal prepayment on the Offered Notes than expected. See "PREPAYMENT AND YIELD CONSIDERATIONS."


Risks of Currency Exchange Controls


    The Issuer Trustee will receive Australian dollar payments on the Housing Loans in Australia and, under the Currency Swap, is required to pay certain collections to the Currency Swap Provider as required under the Series Notice. It is possible that in the future Australia may impose exchange controls that affect the availability of Australian dollar payments for making payments under the Currency Swap. The Noteholders will bear the risk of the imposition of foreign exchange controls by the Australian government that impact upon the Issuer Trustee's ability to exchange the Collections for U.S. dollars. The Issuer Trustee has no control over such risk, which will generally be affected by economic and political events in Australia. If the Issuer Trustee does not pay some or all the amounts in Australian dollars which it is required by the Transaction Documents to pay to the Currency Swap Provider under the Currency Swap, the Currency Swap Provider is only required to pay the U.S. dollar equivalent of the amounts it actually receives. In such event, it is unlikely that the Trust would have sufficient U.S. dollars to make the payments due on the Offered Notes.



Risks Related to a Termination of the Swap Agreements

    By entering into the Swap Agreements, the Trust intends to transfer to the Interest Rate Swap Provider and Currency Swap Provider, as applicable, the risks set forth below that the Trust would otherwise have with respect to the Offered Notes and the Housing Loans.

          (a) Currency Exchange Risk. Interest and principal on the Offered Notes is payable in U.S. dollars and the Trust's primary source for funding its payments on the Offered Notes is its collections on the Housing Loans, which will be in Australian dollars. If the Currency Swap Provider were to fail to perform under the Currency Swap or were to be discharged from such performance because of a default thereunder by the Trust, the Trust might have to exchange its Australian dollars for U.S. dollars at an exchange rate that is less favorable to the Trust than the original Swap Currency Exchange Rate (which is ____ Australian dollars for each U.S. dollar) and might therefore not have sufficient U.S. dollars to make timely payments on the Offered Notes, even though the delinquency and loss experience on the Housing Loans may be acceptable.

          (b) Risks specific to the Variable Rate Basis Swap. The basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the variable administered rates set by Westpac will be hedged by means of the Variable Rate Basis Swap. Pursuant to the Variable Rate Basis Swap, each month Westpac will pay the Trust the three month Bank Bill Rate plus a fixed margin and receive from the Trust the weighted average variable housing rate. The margin is fixed for the life of the swap and has been set having regard for the ongoing expenses of the Trust.

          If Westpac is downgraded below A1+/A2 and fails to provide eligible collateral or arrange for a suitable alternative swap provider, it will be an Additional Termination Event under the terms of the ISDA Master Agreement. If the Variable Rate Basis Swap is terminated, the Trust Manager is required to calculate each month the minimum interest rate required to be set on the variable rate Housing Loans in order to cover amounts payable by the Issuer Trustee (including anticipated Trust Expenses and taxes) and amounts due to the Issuer Trustee, the Trust Manager, the Servicer, the Liquidity Facility Provider, the Redraw Facility Provider and the Noteholders (the "Threshold Rate"). In this situation, the Housing Loan rates may be set at above market interest rates on the variable housing loans to meet Trust Expenses which could result in the affected Borrowers refinancing their loan with another bank, which in turn could cause Noteholders to experience higher rates of principal repayment on the Offered Notes than anticipated.

          (c) Risks Specific to the Fixed Rate Swaps. Two Fixed Rate Swaps will be used to hedge the interest rate risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the discretionary fixed rate set by Westpac on those Housing Loans being charged a fixed rate of interest (a "Fixed Rate") (not including those loans with a Concessional Fixed
Rate). A Housing Loan is being charged a "Concessional Fixed Rate" when it has a fixed rate of interest for the first 12 months, which converts to the standard variable rate after that period. Loans subject to a Concessional Fixed Rate are included under the Variable Rate Basis Swap. An amortizing Fixed Rate Swap will be entered into as at Closing Date to hedge that portion of the pool earning a Fixed Rate of interest as at Cutoff Date. The Issuer Trustee will pay the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the actual margin on the underlying Fixed Rate Housing Loans and the prevailing market rate existing on the Closing Date. A further Fixed Rate Basis Swap will be entered into to hedge the interest rate risk occurring when the Borrowers switch from a variable rate of interest to a fixed rate of interest. Under that second Fixed Rate Basis Swap, the Issuer Trustee will pay the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap.

          If Westpac is downgraded below A1+/A2 and fails to provide eligible collateral or arrange for a suitable alternative swap provider, it will be an Additional Termination Event under the terms of the ISDA Master Agreement only at the discretion of the Issuer Trustee at the direction of the Trust Manager. If the swap remains in place, the Rating Agencies may consider downgrading the Offered Notes and an investor may then be holding Offered Notes which have been downgraded. If the swap is terminated, the investor is exposed to the risk of the possible narrowing of the spread between the customer rate applicable on the Housing Loans and the floating rate obligations of the Trust (including the Interest on the Notes).

Delinquency and Default Risk

    If Borrowers fail to make Scheduled Payments under Housing Loans when due there is a possibility that the Issuer Trustee may have insufficient funds to make full payments of Interest and principal due to the Noteholders.

    The Issuer Trustee's obligation to pay principal in respect of the Offered Notes in full is limited by reference to, among other things, receipts by the Issuer Trustee of amounts due under or in respect of the outstanding Housing Loans. Noteholders must rely for payment of principal and interest under the Offered Notes on Borrowers making payments under the Housing Loans and on amounts being available under the Mortgage Insurance Policies and any amounts payable by an Approved Seller or the Servicer in respect of any breach of a representation and warranty or undertaking respectively and, in addition, in the case of Interest, on receipts of principal and required payments under the Liquidity Facility. Furthermore, the Issuer Trustee is not required to make any advances to cover shortfalls. See "DESCRIPTION OF THE OFFERED NOTES" and "THE LIQUIDITY FACILITY."

    A wide variety of factors of a legal, economic, political or other nature could affect the performance of Borrowers in making payments of principal and interest under the Housing Loans. In particular, if interest rates increase significantly, Borrowers may experience distress and increased default rates on the Housing Loans may result. Under the Consumer Credit Legislation (as defined herein), among other remedies, a court may order a Housing Loan to be varied on the grounds of hardship. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS." Any such variance may reduce the principal or interest payable under a particular Housing Loan.

    If a Borrower defaults on payments under a Housing Loan and the Servicer enforces the Housing Loan and takes possession of the relevant Mortgaged Property, many factors may affect the price for which the Mortgaged Property is sold and the length of time required to realize the proceeds of sale. Any delay, and any loss incurred as a result of the realized proceeds of the sale of a Mortgaged Property being less than the amount due under the Housing Loan, may affect the ability of the Issuer Trustee to make payments, or the timing of those payments, in respect of the Offered Notes, notwithstanding any amounts that may be claimed under a Mortgage Insurance Policy or otherwise allocated from Principal Collections or drawn under the Liquidity Facility.

Risk of Early Defaults

    No more than ___% of the Housing Loans were originated within ___ months prior to the Cut-Off Date. The weighted average remaining term to stated maturity of such Housing Loans (by Cut-Off Date Balance Outstanding) is approximately ___ months. Although little data is available and no empirical verification has been made by the Registrant, the Underwriters or the Issuer Trustee, defaults on mortgage loans, including mortgage loans similar to the Housing Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

Prepayment and Yield Considerations

    The yield to maturity experienced by a Noteholder may be affected by the rate of payment of principal of the Housing Loans. The Trust may receive early payments of principal on the Housing Loans and, therefore, pay Principal Collections to the Noteholders earlier than would otherwise have been the case. For example, early payments of principal may occur in the following situations:

    (1) receipt by the Issuer Trustee of enforcement proceeds due to a Borrower having defaulted on its Housing Loan;

    (2) receipt by the Issuer Trustee of insurance proceeds in relation to a claim under a Mortgage Insurance Policy in respect of a Housing Loan;

    (3) repurchase by Westpac of Housing Loans as a result of a breach by it of certain representations (see "THE TRUST FUND--Representations and Warranties" and "--Breach of Representations and Warranties");

    (4) receipt by the Trust of any net amount attributable to principal from another WST trust established under the Master Trust Deed with respect to the substitution of a Housing Loan;


    (5) repurchase of the Housing Loans as a result of a Clean-Up Offer (see "DESCRIPTION OF THE OFFERED NOTES--Clean-Up Offer");


    (6) receipt of proceeds of enforcement of the Security Trust Deed prior to the Maturity Date of the Notes (see "DESCRIPTION OF THE OFFERED NOTES--Redemption of the Notes"); or


    (7) receipt of proceeds of the sale of Housing Loans if the Trust is terminated while Notes are outstanding (for example, if required by law) and the Housing Loans are then either (a) repurchased by Westpac under its right of first refusal or (b) sold to a third party.


    Additionally, in certain limited circumstances (for example, if the principal amount of a Housing Loan is increased other than as a result of a Redraw (see "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the Class A RFS Notes"), the Issuer Trustee may transfer Housing Loans which comprise assets of the Trust to another WST trust established under the Master Trust Deed. The consideration for that transfer, to the extent it constitutes principal, will form part of Gross Principal Collections (as defined herein) during the related Collection Period and will be distributed as if it were a prepayment of principal by the relevant Borrower.


    Also, the Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, homeowner mobility and the non tax-deductibility of interest on owner-occupied housing (See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS - Treatment of Interest Payments with respect to Australian Housing Loans.").

Reinvestment Risk

    If a prepayment is received on a Housing Loan during any Collection Period, interest at the then current interest rate on the Housing Loan will cease to accrue on that part of the Housing Loan prepaid from the date of the prepayment. The amount prepaid will be invested in Authorized Investments for the balance of the Collection Period at a rate that may be less than the then rate on the Housing Loan. Interest will, however, continue to be payable in respect of an Invested Amount of principal on the Offered Notes until the next Payment Date following the prepayment. Accordingly, the difference between the rate earned on the prepaid amount of the Housing Loan and the amount of interest payable on the Offered Notes may affect the ability of the Issuer Trustee to pay interest in full on the Offered Notes. Certain Principal Collections and the Liquidity Facility may cover such shortfalls in whole or in part but there is no assurance that sufficient amounts will be available. For further details see "DESCRIPTION OF THE OFFERED NOTES--Available Income and "--Principal Draws."

Servicer Risk

    The appointment of the Servicer under the Master Trust Deed and Servicing Agreement may be terminated under certain circumstances or the Servicer may resign (see "DESCRIPTION OF THE SERVICING AGREEMENT"). If the Servicer is removed for any reason, the Issuer Trustee is obligated to appoint a suitably qualified person as Servicer whose appointment would not materially prejudice the interests of Noteholders (an "Eligible Servicer") to assume responsibility for servicing the Housing Loans in accordance with the Master Trust Deed and the Servicing Agreement. There is no guarantee (a) that an Eligible Servicer will be found who would be willing to service the Housing Loans on the terms of the Master Trust Deed and the Servicing Agreement, in which case the Issuer Trustee must act as the Eligible Servicer or (b) that an Eligible Servicer will be able to service the Housing Loans with the same level of skill and competence as the initial Servicer. The ability of the Eligible Servicer (whether it is the Issuer Trustee or a third party) to perform the servicing functions under the Master Trust Deed and Servicing Agreement would depend on the information and records available to it.


Priority of RFSs and RFS Class A Notes Owned by Australian Resident Investors


    In certain limited circumstances, the Trust will issue RFSs and RFS Class A Notes, which will be issued to Australian resident investors only. The RFSs will be senior to the Class A Notes with respect to payments of principal and which will rank pari passu with the Class A Notes with respect to Interest. In addition, on each Payment Date, Gross Principal Collections will be used to reimburse Westpac for any Redraws funded by Westpac during the related Collection Period prior to payments to the Class A Notes. Additionally, if RFS, are not repaid on the fifth Collection Determination Date following the date such RFS's were issued, such RFS's will convert to RFS Class A Notes. The RFS Class A Notes will rank pari passu with the Class A Notes with respect to payments of both principal and Interest. In addition, payments due on the Redraw Facility, RFSs and RFS Class A Notes, if any, will be senior in right of payment to the Class B Notes with respect to principal, Interest and fees. If proceeds of the assets included in the Trust are not sufficient to pay all obligations of the Issuer Trustee in its capacity as trustee of the Trust, Noteholders with a lower priority of payment are at a greater risk for losses on their investment. See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes."

Credit Enhancement Provides Only Limited Protection Against Losses

    Credit enhancement with respect to the Class A Notes will be provided by (i) the Mortgage Insurance Policies, (ii) subordination of the Excess Available Income and (iii) the subordination of payments of the Class B Notes to payments to the Class A Notes. Credit enhancement with respect to the Class B Notes will be provided by (i) the Mortgage Insurance Policies and (ii) subordination of the Excess Available Income. Although the credit enhancement is intended to reduce the risk of delinquent payments or losses to the Noteholders entitled to the benefit thereof, the amount of such enhancement is limited, will decline and could be depleted under certain circumstances prior to the payment in full of the Offered Notes. As a result , the available credit enhancement may be insufficient to reduce the risk of delinquent payments of losses to the Noteholders. See "THE MORTGAGE INSURANCE POLICIES" and "DESCRIPTION OF THE NOTES".

Limitations on the Liquidity Support

    If on any Collection Determination Date, the Available Income of the Trust is insufficient to meet Total Payments of the Trust for a Collection Period, Principal Collections collected during such Collection Period may be used to provide liquidity by way of a Principal Draw. If Principal Draws are not available to meet Total Payments, a drawing must be made under the Liquidity Facility up to the Liquidity Limit (as defined herein). In the event that there are shortfalls in excess of the Liquidity Limit prior to the payment in full of the Offered Notes, Noteholders may suffer losses. See "DESCRIPTION OF THE OFFERED NOTES--Principal Draws" and "THE LIQUIDITY FACILITY."


Exercise of Clean-up Offer may result in Shortfalls to Noteholders

    If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan Principal as of the Cut-Off Date, is less than 10%, then, if instructed by the Trust Manger, the Seller Trustee may repurchase, on the following Payment Date, the equitable title to the Housing Loans held by the Trust. The proceeds of sale will be applied by the Issuer Trustee to repay moneys owing to Noteholders at that time in accordance with the priorities for applying payments of Interest and principal between the Classes of Notes. In the event that a Housing Loan is non-performing, the purchase price for such Housing Loan will be based on the Fair Market Value. Fair Market Value with respect to a Housing Loan may be less than the Unpaid Balance of such Housing Loan. If a significant number of Housing Loans are non-performing, the total proceeds from exercising the Clean-up Offer may be less than amounts owing to Noteholders and Noteholders may suffer losses.

Redemption of the Notes

    If an Event of Default occurs under the Security Trust Deed while the Notes are outstanding, the Security Trustee may (subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust
Deed), and will (if so directed by the Note Trustee alone where it is the only Voting Mortgagee or, otherwise by a resolution of 75% of the Voting Mortgagees) enforce the security created by the Security Trust Deed. That enforcement can include the sale of some or all of the Housing Loans. There is no guarantee that the Security Trustee will be able to sell the Housing Loans for their then Unpaid Balance. Accordingly, the Security Trustee may not be able to realize the full value of the Housing Loans and this may have an impact upon the Issuer Trustee's ability to repay all amounts outstanding in relation to the Notes. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Security Trust Deed. See "SECURITY FOR THE NOTES."

    If the Trust terminates while Notes are outstanding, Westpac has a right of first refusal to acquire the Housing Loans. The price to be paid by Westpac for performing and non-performing Housing Loans must be not less than their fair market value. In the case of performing Housing Loans, the Issuer Trustee is required to offer to sell them to Westpac under its right of first refusal for their then Unpaid Balance. Where the fair market value of a Housing Loan is less than its then Unpaid Balance, its acquisition by Westpac will be subject to prior approval by an Extraordinary Resolution (as defined herein) of Noteholders. This is because in such circumstances there may be a shortfall in the amount available to the Issuer Trustee to fully repay all amounts outstanding in relation to the Notes. See "DESCRIPTION OF THE OFFERED NOTES--Termination of the Trust."

Geographic Concentration May Affect Performance

    Approximately _____%, _____% and _____% (by Cut-Off Date Principal Balance) of the Housing Loans are secured by Mortgaged Properties in the regions of New South Wales, Victoria and Queensland, respectively. To the extent that one or more of such regions has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than Australia generally, such a concentration of the Housing Loans may be expected to increase the risk of delinquencies and losses on the Housing Loans with respect to such region. None of the Issuer Trustee, the Approved Sellers nor the Servicer can quantify the impact of any recent property value declines on the Housing Loans or predict whether, to what extent or for how long such declines may continue.

Consumer Credit Legislation

    Some of the Housing Loans are regulated by consumer credit legislation (the "Consumer Credit Legislation"). Under that legislation, a Borrower may have a right to apply to a court to:

    (1) vary the terms of his or her Housing Loan on the grounds of hardship or that it is an unjust contract;

    (2) reduce or cancel any interest rate payable on the Housing Loan which is unconscionable;

    (3) have certain provisions of the Housing Loan or relevant Mortgage which are in breach of the legislation declared unenforceable; or

    (4) obtain restitution or compensation from the Issuer Trustee, in relation to any breaches of the Consumer Credit Legislation in relation to the Housing Loan or relevant Mortgage.

    Any such order may affect the timing or amount of interest or principal payments or repayments under the relevant Housing Loan (which might in turn affect the timing or amount of interest or principal payments or repayments under the Offered Notes).


    In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Such procedures and negotiations may also affect the timing or amount of interest or principal payments or repayments under the Housing Loans.

    Breaches of the Consumer Credit Legislation may also lead to civil penalties or criminal fines being imposed on Westpac, for so long as it holds legal title to the Housing Loans and the Mortgages. If the Issuer Trustee acquires legal title, it will then become primarily responsible for compliance with the Consumer Credit Legislation. The Issuer Trustee will (subject to limited exceptions) be indemnified out of the assets of the Trust for its liabilities under the Consumer Credit Legislation. If the Issuer Trustee is indemnified with respect to such liabilities out of the assets of the Trust, proceeds of the Trust may be insufficient to make all payments provided for under the Offered Notes.


    Westpac will give, or has given, certain representations and warranties that the Housing Loans and related Mortgages comply in all material respects with the Consumer Credit Legislation in force at the time documents were entered into. The representation and warranties are set forth in "THE TRUST FUND--Representations and Warranties." The Servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the Housing Loans and related Mortgages where failure to do so would have an Adverse Effect. An "Adverse Effect" is an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment. In certain circumstances the Issuer Trustee may have the right to claim damages from Westpac or the Servicer, as the case may be, where the Issuer Trustee suffers loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS."






Risk of Commingling

    Collections under the Housing Loans are received by Westpac or the Servicer. As described in "DESCRIPTION OF THE OFFERED NOTES--Collections," provided Westpac has a short term rating of at least "A-1+" from Standard & Poor's, "P-1" from Moody's and--from Fitch and the Collections Account is maintained with Westpac or a subsidiary of Westpac, neither Westpac nor the Servicer is required to pay the Collections into the Collections Account until two (2) Business Days before the relevant Payment Date. If Westpac does not have the relevant rating, Collections must be paid into the Collections Account within five (5) Business Days (if the Collection Account is with Westpac or one of its subsidiaries) or two (2) Business Days (in any other case) following receipt. In each of these circumstances, the Collections may be commingled with the assets of the Servicer or Westpac (as the case may be) and, in the event of the insolvency of Westpac or the Servicer (as relevant), the Issuer Trustee may only be able to claim those Collections as an unsecured creditor of the insolvent company.





Limited Liquidity

    There will be no market for the Offered Notes prior to the issuance thereof, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide the Noteholders with liquidity of investment or that it will remain for the term of any Notes. The Underwriters presently expect to make a secondary market in the Offered Notes, but have no obligation to do so.

Ratings of the Notes; Factors Affecting Ability to Maintain Ratings



    It is a condition to the issuance of the Class A Notes that they be rated "Aaa" by Moody's, "AAA" by Standard & Poor's and ___________ by Fitch that the Class B Notes be rated at least "AA-" by Standard & Poor's and "AA-"by Fitch. A rating is not a recommendation to purchase, hold or sell the Offered Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Offered Notes addresses the likelihood of the payment of principal and interest on the Offered Notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (including without limitation a reduction in the credit rating of the Interest Rate Swap Provider, the Currency Swap Provider, the Mortgage Insurance Providers or a reduction in the domestic currency rating of Australia) in the future so warrant. The ratings of the Offered Notes will be based primarily on the creditworthiness of the Housing Loans, the subordination provided by the Class B Notes with respect to the Class A Notes, the availability of Excess Available Income, if any, the Mortgage Pool Insurance Policy and the PMI Mortgage Insurance Policies, the availability of the Liquidity Facility, the creditworthiness of the Interest Rate Swap Provider, the Currency Swap Provider and the Mortgage Insurer Providers and the domestic currency rating of Australia. In the context of an asset securitization, the domestic currency rating of a country reflects, in general, a Rating Agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country.


Book-Entry Notes

    Issuance of the Offered Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Offered Notes for which they cannot obtain physical certificates. Since transactions in the Offered Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Noteholder to pledge an Offered Note to persons or entities that do not participate in the DTC, Cedel or Euroclear systems or otherwise to take actions in respect of such Notes, may be limited due to lack of a physical certificate representing the Offered Notes. Noteholders may experience some delay in their receipt of distributions of interest and principal on the Offered Notes since such distributions will be forwarded by the Note Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Noteholders either directly or indirectly through indirect participants. See "DESCRIPTION OF THE OFFERED NOTES--Book-Entry Registration" herein.

Other Considerations

    There is no assurance that the market value of the Housing Loans will at any time be equal to or greater than the Invested Amount of the Notes then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Security Trust Deed and a sale of the Trust Assets, the Security Trustee, the Note Trustee, the Liquidity Facility Provider, the Swap Providers and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and expenses and other amounts owing to such persons prior to distributions to holders of the Notes. After such payment of fees and expenses, the remaining proceeds thereof may be insufficient to pay in full the principal of and interest on the Notes.


                             FORMATION OF THE TRUST

Westpac Securitisation Trust Programme


    The Westpac Securitisation Trust Programme was established pursuant to the Master Trust Deed for the purpose of enabling Westpac Securities Administration Limited as trustee of each Trust established pursuant thereto, to invest in pools of consumer assets originated from time to time by the Westpac Banking Corporation group (the "Westpac Group"). The Master Trust Deed provides for the creation of an unlimited number of WST trusts. Each WST trust will be a separate and distinct trust fund and will be created subject to the Master Trust Deed and a supplemental series notice establishing specific provisions of the relevant WST trust and the instruments to be issued by that trust. The Trust Assets are not available to meet the liabilities of any other WST trust formed under the Master Trust Deed. Likewise, the assets of any other trust formed under the Master Trust Deed are not available to meet the liabilities of the Trust Series 1998-1G WST. Multiple classes of notes may be issued by the Issuer Trustee in relation to each WST trust that differ among themselves as to priority of payments and ratings.


Series 1998-1G WST Trust



    The detailed terms of the Trust will be as set out in the Series Notice and the Master Trust Deed. The Master Trust Deed establishes the general framework under which WST trusts may be established from time to time. It does not actually establish any trusts. To establish a trust, the Trust Manager and the Issuer Trustee have executed a notice of creation of trust dated _______________ (the "Notice of Creation of Trust").


    In order to supplement the general framework under the Master Trust Deed with respect to the Trust, all relevant parties (including the Trust Manager, the Issuer Trustee and each Approved Seller) will execute the Series Notice, which (among other things) specifies the details of the Notes, establishes the cashflow allocation, sets out various representations and undertakings of the parties specific to the Housing Loans, which are additional to those in the Master Trust Deed, and amends the Master Trust Deed to the extent necessary to give effect to the specific aspects of the Trust and the issue of the Notes.

    The Transaction Documents should therefore be read together when determining the rights, powers and obligations of the Issuer Trustee, the Trust Manager and the Approved Sellers in relation to the Trust. Forms of the Master Trust Deed and the Series Notice have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents.


    The issuance of the Notes will fund the purchase by the Trust of a pool of residential housing loans originated by Westpac, which will be specified in a Sale Notice from each of Westpac in its capacity as originator of the Housing Loans or Westpac Securities Administration Limited in its capacity as trustee of any other WST trusts established under the Master Trust Deed (in that capacity, the "Seller Trustee"). The Seller Trustee owes a fiduciary duty to Westpac, the entity which is the beneficiary of each "warehouse" trust established under the Master Trust Deed.


    In addition, the Trust may issue certain additional debt securities as discussed herein under "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes."

Trust Assets

    The Trust Assets will include:

          1. a pool of Housing Loans, including all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date with respect to payments of principal and after the Closing Date with respect to payments of interest;

          2. rights under certain insurance policies with respect to the Housing Loans;


          3. amounts on deposit in certain accounts established pursuant to the Master Trust Deed, including the Collections Account, and amounts invested in Authorized Investments; and


          4. the Issuer Trustee's rights under the Transaction Documents.


                             SECURITY FOR THE NOTES

Charge


    Under the Security Trust Deed, dated _______ among the Issuer Trustee, the Trust Manager, the Note Trustee and the Security Trustee, the Issuer Trustee will grant a first ranking floating charge, to be registered with the Australian Securities Commission, over all of the Trust Assets in favor of Perpetual Trustee Company Limited (ACN 000 001 007) (the "Security Trustee"), a company within the Perpetual group with its holding company being Perpetual Trustees Australia Limited (ACN 000 431 827), in order to secure the Issuer Trustee's obligations to the Noteholders, the Note Trustee, the Trust Manager, the Interest Rate Swap Provider, the Currency Swap Provider, the Security Trustee, each Paying Agent and each provider of a Support Facility (other than any provider of a Mortgage Insurance Policy) to the Issuer Trustee, any Accrued Interest Adjustment (as defined herein) owed to an Approved Seller, to Westpac in respect of Redraws and to the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) (such creditors, together the "Mortgagees").


Security Trustee

    The Security Trustee is appointed to act as trustee on behalf of the Mortgagees on the terms and conditions of the Security Trust Deed. It holds the benefit of the charge over the secured property (as defined herein) and the benefit of each of the Transaction Documents to which the Issuer Trustee is a party in trust for each Mortgagee in accordance with the terms and conditions of the Security Trust Deed.

    If there is a conflict between the duties owed by the Security Trustee to any Mortgagees or class of Mortgagees, the Security Trustee must give priority to the interests of the holders of the RFSs (if any) and the RFS Class A Notes (if any) and the Class A Noteholders and the Class B Noteholders (which in the case of the Class A Noteholders and the Class B Noteholders shall be determined by the Note Trustee acting on their behalf). Subject to the provisions of the Security Trust Deed (other than the provision in the previous sentence), the Security Trustee must give priority to the interests only of the Class A Noteholders and the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) if, in the Security Trustee's opinion, there is a conflict between the interests of Class A Noteholders and the holders of the RFSs (if any) and the holders of the RFS Class A Notes (if any) and the interests of the Class B Noteholders or other Mortgagees. Provided that the Security Trustee acts in good faith, it shall not incur any liability to any Mortgagee for giving effect or seeking to give effect to the preceding provisions of this paragraph.

    The Security Trustee has had no involvement in the preparation of any part of this Prospectus, other than the particular reference to the Security Trustee in this section and the disclosure of additional provisions of the Security Trust Deed set forth herein. The Security Trustee makes no statement or representation in this Prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it.


Nature of Security

    If a company grants a fixed security over any of its assets, those assets may not be dealt with by the company without the consent of the relevant mortgagee. In this way, the security is said to "fix" over the specific assets. Fixed securities are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

    Unlike fixed securities, floating charges do not attach to specific assets but instead "float" over a class of assets which may change from time to time, allowing the person or entity granting the charge (the "Chargor") to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, for example. The security created by the Security Trust Deed is a floating charge over the Trust Assets. The Security Trust Deed provides that the Issuer Trustee may not deal with the assets of the Trust subject to the floating charge, except in the ordinary course of its business. It is common in Australia for special purpose securitization vehicles to give floating charges rather than fixed charges. If the Issuer Trustee disposes of any of the Trust Assets (including any Housing Loan) in the ordinary course of its business, the acquirer of that property will take them free of the floating charge.

    The floating charge created by the Security Trust Deed may "crystallize" and become a fixed charge over the relevant class of assets owned by the Issuer Trustee at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Security Trust Deed, including, among other events, notice to the Issuer Trustee from the Security Trustee following an event of default. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS" and "APPENDIX I--GLOSSARY OF AUSTRALIAN LEGAL TERMS" herein.


Enforcement

    The Security Trustee must promptly convene a meeting of the Voting Mortgagees (as defined herein) after it receives notice, or has actual knowledge of, an Event of Default (as defined herein). The Security Trustee may waive (such waiver, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), an Event of Default before it is required to convene a meeting of Mortgagees if that Event of Default is not (in the opinion of the Security Trustee) materially prejudicial to the Mortgagees' interests.

    At the meeting, the Voting Mortgagees must vote by Extraordinary Resolution (being a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or by written resolution signed by all of the Voting Mortgagees) on whether to direct the Security Trustee to:

    (1)   declare the charge to be enforceable;

    (2) declare all amounts owing by the Issuer Trustee which are secured by the Security Trust Deed (including amounts outstanding under the Notes plus accrued and unpaid interest) to be immediately due and payable on demand;


    (3) crystallize the floating charge created under the Security Trust Deed in relation to any or all of the Secured Property (for a description of the crystallization process, see "- Nature of Security" above); and/or


    (4) appoint a receiver over the Trust's assets or itself exercise the powers that a receiver would otherwise have under the Security Trust Deed.

    With respect to voting, every person who is present at a meeting shall have one vote in respect of each US$ in principal amount of the Stated Amount of the Offered Notes then outstanding of the Class A Notes or the Class B Notes, as the case may be, so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

See "APPENDIX I -- GLOSSARY OF AUSTRALIAN LEGAL TERMS."


The Security Trustee cannot exercise the powers referred to above unless directed by an Extraordinary Resolution in the manner outlined above. The Security Trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees, or funds have been deposited on behalf of the Security Trustee to the extent to which it may become liable for the relevant enforcement actions. For so long as the Note Trustee is the only Voting Mortgagee it may direct the Security Trustee to do any act which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees. Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees while the Note Trustee is the only Voting Mortgagee, unless the Note Trustee otherwise consents.


    The Note Trustee will be the only Voting Mortgagee for so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

    Upon the occurrence of an Event of Default: (i) if the Note Trustee is not the only Voting Mortgagee; and (ii) the Note Trustee directs the Security Trustee to enforce the charge (whether directed to do so by Class A Noteholders or as the Note Trustee determines on behalf of the Class A Noteholders), the Security Trustee shall enforce the charge as if directed to do so by an Extraordinary Resolution of Voting Mortgagees. For the purposes of the Security Trust Deed and the Note Trust Deed, a reference to Class A Noteholders include RFS Class A Noteholders, if any.

    No Mortgagee is entitled to enforce the charge under the Security Trust Deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, other than in accordance with the Security Trust Deed.

Priorities under the Security Trust Deed

    The proceeds from the enforcement of the Security Trust Deed (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility and payable to the Liquidity Facility Provider and the proceeds of cash collateral lodged with and payable to a provider of a Swap Agreement or provider of another Support Facility to the Issuer Trustee) are to be applied in the order of priority set forth below, subject to any other priority which may be required by statute or law. Priority of proceeds in enforcement over secured creditors includes certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees.

    (1) first, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the Security Trustee, the Note Trustee, a receiver or an attorney or other amounts (other than those referred to in paragraph (4) below) payable to the Security Trustee or the Note Trustee under the Security Trust Deed;

    (2)   second, to pay pro rata based on their respective entitlements:


          (i) any fees and other expenses (including Trust Expenses) due to the Security Trustee, the Note Trustee or the Principal Paying Agent;


          (ii)  any fees and unpaid expenses, due to the Issuer Trustee; and

          (iii) the receiver's remuneration;

    (3) third, to pay pro rata any unpaid Accrued Interest Adjustment due to an Approved Seller;

    (4)   fourth, to pay pro rata based on their respective entitlements:

          (i) all Secured Moneys (as defined herein) owing to the providers of each Support Facility by the Issuer Trustee (other than the Currency Swap Provider);

          (ii)  all Secured Moneys owing to the holders of RFSs (if any);

          (iii) all Secured Moneys owing to the holders of RFS Class A Notes (if any);

          (iv) all the Secured Moneys owing to the Class A Noteholders (as at the date of payment);

          (v) all Secured Moneys owed by the Issuer Trustee as trustee of the Trust to a WST trust other than the Trust;


          (vi) all Secured Moneys owing in relation to any Redraws made by Westpac for which it has not been reimbursed under the Transaction Documents; and

          (vii) all Secured Moneys owing to the Currency Swap Provider under a confirmation relating to Class A Notes (but without double counting with payments under sub-paragraph (iv));

    (5) fifth, all Secured Moneys owing to the Class B Noteholders (as at the date of payment) and to the Currency Swap Provider under a confirmation relating to the Class B Notes, but without double counting;

    (6) sixth, to pay (pari passu and rateably) any amounts not covered above owing to any Mortgagee under any Transaction Document;

    (7) seventh, to pay the holder of any subsequent security interest over the assets charged by the Security Trust Deed of which the Security Trustee has notice of the amount properly secured by the security interest;

    (8) eighth, to pay any surplus to the Issuer Trustee to be distributed in accordance with the Master Trust Deed.

    The surplus will not carry interest. If the Security Trustee pays the surplus to the credit of an account in the name of the Issuer Trustee with any bank carrying on business in Australia, the Security Trustee, receiver, Mortgagee or attorney (as the case may be) will be under no further liability in respect of it.

    The "Accrued Interest Adjustment" represents interest and fees which have accrued on the relevant Housing Loans but which are unpaid as at (and excluding) the Closing Date, and all amounts received by the relevant Approved Seller under those Housing Loans applied by the Servicer to payment of interest and fees under those Housing Loans for the period from (but excluding) the Cut-Off Date to (but excluding) the Closing Date. During the period between the Cut-Off Date and the Closing Date, the Housing Loans continue to be owned by the Approved Sellers. However, any Collections with respect to the period from the Cut-Off Date through the Closing Date will not be paid back to Westpac until after the assignment of the Housing Loans to the Trust. The purchase price for the Housing Loans excludes any such accrual. Therefore, an amount equal to that accrued interest and fees and Collections in respect of interest and fees for the period between the Cut-Off Date and the Closing Date will be paid to the Approved Sellers on the first Payment Date as a priority payment from Total Available Funds.


    "Secured Moneys" means all money which the Issuer Trustee (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.


Security Trustee's Fees and Expenses


    The Issuer Trustee shall reimburse the Security Trustee for all costs and expenses of the Security Trustee properly incurred in acting as Security Trustee. The Security Trustee shall be entitled to a fee payable quarterly (the "Security Trustee Fee") in the amount agreed from time to time by the Issuer Trustee, the Security Trustee and the Trust Manager. The Issuer Trustee has agreed to indemnify the Security Trustee against any loss, cost, liability, expense or damage under or in relation to the Transaction Documents, except where arising from the Security Trustee's fraud, negligence, willful default or breach of trust.


Retirement and Removal


    Subject to the appointment of a successor Security Trustee, the Security Trustee may retire on three months' notice in writing to the Issuer Trustee, the Trust Manager, the Note Trustee and the Rating Agencies.



    An Extraordinary Resolution of the Voting Mortgagees may at any time remove the Security Trustee.


    Subject to the appointment of a successor Security Trustee and prior notice being given to each of the Rating Agencies, the Trust Manager may remove the Security Trustee if any of the following occurs in relation to the Security
Trustee: (i) an Insolvency Event occurs in relation to the Security Trustee in its personal capacity; (ii) the cessation by the Security Trustee of its business; (iii) the failure by the Security Trustee to remedy within 14 days after written notice by the Trust

Manager any material breach of duty on the part of the Security Trustee; or (iv) if without the prior written consent of the Trust Manager there occur certain changes in the control or management of the Security Trustee.


    Upon notice of resignation or removal of the Security Trustee the Trust Manager has the right to appoint a successor Security Trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor Security Trustee is appointed within 30 days after notice, the retiring Security Trustee may on behalf of the Mortgagees appoint a successor Security Trustee (other than Westpac or a related corporation of Westpac) who accepts the appointment. There are currently several third party security trustee organizations in Australia which may be available to replace a resigning or removed security trustee.


Additional Provisions of the Security Trust Deed

    The Security Trust Deed may be amended by the Issuer Trustee and the Security Trustee with the approval of the Trust Manager and the Note Trustee in the manner (and subject to the restrictions) set out in the Security Trust Deed.

    The Security Trust Deed contains a range of provisions regulating the scope of the Security Trustee's duties and liability. These include the following:

    (1) The Security Trustee is not responsible for the adequacy or enforceability of the Security Trust Deed or other Transaction Documents.

    (2) The Security Trustee is not required to exercise its powers under the Security Trust Deed without being directed to do so by the Note Trustee or by an Extraordinary Resolution (as referred to above) of the Voting Mortgagees.

    (3) The Security Trustee may rely on documents provided by the Issuer Trustee or Trust Manager and others, and the advice of consultants and advisors.

    (4) The Security Trustee is not required to monitor whether an event of default has occurred or compliance by the Issuer Trustee or Trust Manager with the Transaction Documents, or their other activities.

    (5) The Security Trustee is not required to do anything unless its liability is limited in a manner satisfactory to it.

    (6) The Security Trustee need not give Mortgagees information concerning the Issuer Trustee which comes into the possession of the Security Trustee.

    (7) The rights, remedies and discretion of the Noteholders including all rights to vote or give instructions or consents to the Security Trustee and to enforce its undertakings and warranties may only be exercised by the Note Trustee and the Security Trustee may rely on any instructions or directions given to it by Note Trustee as being given on behalf of the Noteholders without enquiry about compliance with the Note Trust Deed.

    (8) The Security Trustee has no duties or responsibilities except those expressly set out in the Security Trust Deed or any collateral security.

    (9) Any action taken by the Security Trustee under the Security Trust Deed or any collateral security binds all the Mortgagees.

    (10) Each Mortgagee must make its own investigations, without reliance on the Security Trustee, as to the affairs of the Issuer Trustee and whether or not to take action under any Transaction Document.

    (11) The Security Trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the Security Trustee. It and its affiliates may engage in any kind of business with the Issuer Trustee, the Trust Manager, Mortgagees and others as if it were not Security Trustee and may receive consideration for services in connection with any Transaction Document or otherwise without having to account to the Mortgagees.


                                 THE TRUST FUND

General

    The Housing Loans are expected to include ___________ Housing Loans secured by registered first ranking mortgages (collectively, the "Mortgages") on Mortgaged Properties located in Australia. This subsection describes generally the characteristics of the Housing Loans. The Mortgaged Properties consist of owner-occupied properties and investment properties. The Mortgaged Properties do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. With respect to each Housing Loan, the "Cut-Off Date Balance Outstanding" is the unpaid principal balance of such Housing Loan as of the close of business on the Cut-Off Date. Housing Loans included in the Trust Fund consist of floating and fixed rate loans originated by Westpac.

Transfer and Assignment of Housing Loans

    On the Closing Date, the Housing Loans purchased by the Trust will be those specified in a Sale Notice from each of the Approved Sellers to the Issuer Trustee. The Housing Loans to be sold by either the Seller Trust or by Westpac from Westpac's general portfolio of residential Housing Loans have been in both cases originated by Westpac in the ordinary course of its business. Each Housing Loan may have some or all of the product features set out in "WESTPAC RESIDENTIAL LOAN PROGRAM--Housing Loan Features" below. The Housing Loans are, generally, required to be secured by a registered first ranking real property mortgage and, in certain circumstances, there may also be a second ranking mortgage in favor of Westpac. For more information on the Housing Loans, see "WESTPAC RESIDENTIAL LOAN PROGRAM" below.


    On the Closing Date, the Approved Sellers will equitably assign the Housing Loans, the Mortgages and the Related Securities (as defined herein) securing those Housing Loans to the Issuer Trustee, pursuant to the Sale Notices substantially in the form annexed to the Master Trust Deed, after which the Issuer Trustee will be entitled to receive (with the assistance of TMC in its capacity as servicer (the "Servicer") of the Housing Loans and custodian of Related Documents (as defined herein), including the mortgage documents relating to the Housing Loans) Collections on the Housing Loans. If a Title Perfection Event occurs, the Issuer Trustee must, with the assistance of the Trust Manager and Westpac, take certain actions to perfect its legal title in the Housing Loans pursuant to an irrevocable power of attorney granted by Westpac.


    "Related Security" in relation to a Housing Loan means: (a) any Relevant Document for that Housing Loan; (b) any insurance policy or insurance proceeds with respect to the Housing Loan; (c) any Mortgage Insurance Policy or Mortgage Insurance Proceeds with respect to the Housing Loan; or (d) any other agreement specified as "Related Security" for the Housing Loan in the Series Notice. "Relevant Document" means, with respect to a Housing Loan, (a) the loan agreement relating to that Housing Loan; (b) the mortgage document in relation to such Housing Loan, (c) the certificate of title for the Mortgaged Property secured by such mortgage, (d) any amendment or replacement of such documents and any other document which is entered into by or executed in favor of the Approved Seller or Issuer Trustee in connection with that Housing Loan after the Cut-Off Date, or (e) any other document specified as a "Relevant Document" in the Series Notice.

    An Approved Seller may in some instances assign to the Issuer Trustee a Housing Loan secured by an "all moneys" Mortgage, which may also secure financial indebtedness that has not been sold into the Mortgage Pool and is instead retained by Westpac. The Issuer Trustee will hold the benefit of the relevant Mortgage as bare trustee in relation to that other financial indebtedness, although the Mortgage will secure the assigned Housing Loan in priority to that other financial indebtedness.

Representations and Warranties


    Westpac will make certain representations and warranties to the Issuer Trustee in relation to the Housing Loans to be assigned by it to the Issuer Trustee. Westpac also made representations and warranties in relation to the Housing Loans to be sold by the Seller Trustee at the time those Housing Loans were first transferred by Westpac to each relevant Seller Trustee, and the benefit of those prior representations and warranties will be passed on to the Issuer Trustee. The Servicer will make certain representations and warranties to the Issuer Trustee in relation to the servicing of the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee. These representations and warranties cover the period from when those Housing Loans were first transferred by Westpac to other Seller Trusts until the Cut-Off Date. The Seller Trustee will make certain limited representations and warranties in relation to the Housing Loans to be assigned by it (e.g., as to title) to the Issuer Trustee.


Westpac Representations

    Westpac will make the following representations and warranties with respect to each Housing Loan as of the Cut-Off Date and (except as specified below) the Closing Date:

    (1)   it is subject to a Mortgage Insurance Policy;

    (2) it is the sole legal and beneficial owner of each Housing Loan, free and clear of any security interest (unless arising solely as a result of action by the Security Trustee);

    (3) in relation to the Housing Loans to be sold by Westpac to the Issuer Trustee as at the Cut-Off Date, each Housing Loan satisfies the following eligibility criteria ("Eligibility Criteria"):

              (i) it was approved and originated in the ordinary course of its business;

             (ii) the Mortgage securing each Housing Loan constitutes (a) a registered first ranking mortgage over residential property, or (b) where the Mortgage is not, or will not be when registered, a first ranking mortgage, Westpac has made an offer to the Issuer Trustee in relation to all prior ranking registered mortgages to sell such Mortgages to the Issuer Trustee and upon such sale, the Mortgage will constitute a registered first ranking mortgage;

            (iii) it is denominated and payable only in Australian dollars in Australia;

             (iv) it has an LVR less than or equal to 95%;

              (v)  it has less than A$750,000.00 outstanding under it;

             (vi) it is repayable within 30 years of the Cut-Off Date;

            (vii) it is not Delinquent for more than 30 consecutive days;

           (viii) it is subject to the terms and conditions of a Premium Option Home Loan, a First Option Home Loan, a Basic Option Home Loan, a Fixed Option Home Loan, a Special Offer Fixed Option Home Loan, a Fixed Rate Investment Property Loan, an Investment Property Loan earning a variable rate of interest, a Special Offer Fixed Rate Investment Property Loan or any other similar loan product, however named, with some or all of the features referred to under "WESTPAC RESIDENTIAL LOAN PROGRAM--Housing Loan Features";

             (ix) it is secured by a Mortgage over a Mortgaged Property which has erected on it a residential dwelling;

              (x) the sale of an equitable interest in the Housing Loan, or the sale of an equitable interest in any related Mortgage for the Housing Loan, does not contravene or conflict with any law;

             (xi) together with the related Mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

            (xii) it is not governed or regulated by the Credit Act 1984 (NSW) (or the corresponding legislation for any other Australian jurisdiction) or any rural, primary production, moratorium or mediation legislation, other than the Consumer Credit Legislation;

           (xiii) it is not a loan with an interest only payment type and a bullet principal repayment at the end of the interest only period as set out in the letter of offer relating to that Housing Loan; and


            (xiv) the Borrower is a resident of Australia; and


    (4) at the time each Housing Loan and Mortgage which is specified in the Sale Notice and each Related Security was entered into it complied in all material respects with applicable laws, including, without limitation, where the Consumer Credit Legislation applies, the Consumer Credit Legislation.


Servicer Representations


    In relation to the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee, the Servicer has made representations and warranties for the benefit of the Issuer Trustee including that:


    (1)   as of the Cut-Off Date, each Housing Loan meets the Eligibility
          Criteria;

    (2)   each Housing Loan is the subject of a Mortgage Insurance Policy; and

    (3) each Housing Loan originally sold to the Seller Trustee, has been serviced by the Servicer in accordance with the Servicing Agreement, in some cases as the Servicing Agreement has been amended, until the Closing Date. That servicing includes, without limitation, ensuring compliance with the Consumer Credit Legislation in connection with servicing the Housing Loans where failure to do so would have an Adverse Effect.

Seller Trustee Representations

    In relation to the Housing Loans to be sold by the Seller Trustee to the Issuer Trustee, the Seller Trustee will make representations and warranties for the benefit of the Issuer Trustee including that:


    (1) it has good equitable title to the Housing Loans free and clear of any security interest other than under the Security Trust Deed given by the Seller Trustee in favor of the Security Trustee in respect of the warehouse trust. That Security Trust Deed created only a floating charge over the Housing Loans; and


    (2) the sale, transfer and assignment of the Seller Trustee's interest in the Housing Loans will not constitute a breach of any documents binding on the Seller Trustee.

General

    The Issuer Trustee has not investigated or made any inquiries regarding the accuracy of the representations and warranties, and under the Master Trust Deed is under no obligation to do so. The Issuer Trustee is entitled to rely entirely upon the representations and warranties being correct (unless it has actual notice of any event to the contrary). The rights of the Issuer Trustee in respect of any representation or warranty being incorrect are described in "--Breach of Representations" below.

Breach of Representations and Warranties

    If Westpac, the Trust Manager or the Issuer Trustee becomes aware within 120 days after the Closing Date that a representation or warranty from Westpac relating to any Housing Loan or Mortgage is incorrect, it must notify the other parties and the Rating Agencies within five Business Days of becoming so aware. If such a notice in relation to a breach is given not later than five Business Days before 120 days after the Closing Date and the breach is not waived or remedied to the satisfaction of the Issuer Trustee within five Business Days then, without any action being required by either party, Westpac shall be obligated to repurchase the affected Housing Loan and Mortgage for an amount equal to its Unpaid Balance.

    On payment of that amount the Issuer Trustee shall cease to have any interest in the affected Housing Loan and Mortgage, and Westpac shall hold both the legal and beneficial interest in such Housing Loan and Mortgage and be entitled to all interest and fees that accrue in respect of them from (and including) the date of repurchase.

    In any other case, the Issuer Trustee's rights in relation to a breach of a representation or warranty shall give rise only to a claim for damages, limited to an amount equal to the Unpaid Balance of that Housing Loan at the time Westpac pays the damages.

Housing Loan Statistics

    The Housing Loans will consist of ________ Housing Loans secured by Mortgages on Mortgaged Properties located in the six states and two territories in Australia, being New South Wales ("NSW"), Victoria ("Vic"), Queenslands ("QLD"), South Australia ("SA"), Western Australia ("WA"), Tasmania ("TAS"), Northern Territory ("NT") and the Australian Capital Territory ("ACT"). 100% of the Housing Loans by Cut-Off Date Balances Outstanding are secured by first ranking mortgages on the related Mortgaged Properties. The aggregate Cut-Off Date Balances Outstanding of the Housing Loans (the "Cut-Off Date Pool Balance") totaled approximately A$____________. The Housing Loans bear interest at variable and fixed rates. As of the Cut-Off Date, ____% of the Housing Loans by Cut-Off Date Loan Balance are variable rate loans (the "Variable Rate Housing Loans") and ____% of the Housing Loans by Cut-Off Date Loan Balance are fixed rate loans (the "Fixed Rate Housing Loans"). The weighted average Mortgage Rate for the Fixed Rate Housing Loans as of the Cut-Off Date was approximately ____% per annum. The weighted average Mortgage Rate for the Variable Rate Housing Loans as of the Cut-Off Date was approximately ____% per annum. The lowest Cut-Off Date Balance Outstanding of any Housing Loan was approximately A$__________ and the highest was approximately A$____________. The average Cut-Off Date Balance Outstanding of the Housing Loans was approximately A$_____________. The weighted average original term to stated maturity of the Housing Loans was approximately ___ months. The weighted average remaining term to stated maturity of the Housing Loans was approximately ____ months. As of the Cut-Off Date, the weighted average number of months that have elapsed since origination of the Housing Loans was approximately ____ months. The lowest and highest LVR of the Housing Loans at origination were approximately ____% and ______%, respectively. The weighted average LVR of the Housing Loans was approximately ____%.


    Housing Loans representing approximately _____% of the Cut-Off Date Pool Balance are secured by Mortgaged Properties which are investment properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Housing Loans).


    As of the Cut-Off Date, no Housing Loans were greater than 30 days
Delinquent.

    Set forth below is a description of certain additional characteristics with respect to the Housing Loans held by the Trust and are not indicative of the entire portfolio of Westpac. All percentages are approximate and may not total 100% due to rounding.

                  (All amounts expressed in Australian dollars)
        (All %'s are approximate and may not total 100% due to rounding)

                        BALANCE OUTSTANDING DISTRIBUTION


                                                Total
                                    Number    Security      Balance        Average      Average     % by       % by
Balance                             of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------

A$10,001-A$20,000................
A$20,001-A$30,000................
A$30,001-A$40,000................
A$40,001-A$50,000................
A$50,001-A$100,000...............
A$100,001-A$150,000..............
A$150,001-A$200,000..............
A$200,001-A$250,000..............
A$250,001-A$300,000..............
A$300,001-A$350,000..............
A$350,001-A$400,000..............
A$400,001-A$450,000..............
A$450,001-A$500,000..............
Above A$500,000..................
                                    -------   ---------  --------------   ----------   ---------  ---------  --------
    Total........................
                                    =======   =========  ==============   ==========   =========  =========  --------





        LOAN RATES OF THE FIXED RATE HOUSING LOANS AS OF THE CUT-OFF DATE


                       Loan Rate(%)                            Number of Loans          % by Balance
----------------------------------------------------------  ---------------------   ---------------------

6.001- 6.500%.............................................
6.501- 7.000%.............................................
7.001- 7.500%.............................................
7.501- 8.000%.............................................
8.001- 8.500%.............................................
8.501- 9.000%.............................................
9.001- 9.500%.............................................
9.501- 10.000%............................................
10.001- 10.500%...........................................
10.501- 11.000%...........................................
11.001- 11.500%...........................................
11.501- 12.000%...........................................
12.001- 12.500%...........................................
12.501- 13.000%...........................................
13.001- 13.500%...........................................
13.501- 14.000%...........................................
                                                            ---------------------   ---------------------
    Total.................................................
                                                            =====================   =====================


-----------
* Each Fixed Rate Housing Loan can convert to a Variable Rate Housing Loan subject to certain related penalties.

                       GEOGRAPHIC DISTRIBUTION BY REGION*


                                                Total
                                    Number    Security      Current       Average     Average      % by       % by
Region                              of Loans  Value A$    Balance A$     Balance A$   LVR (%)     Number    Balance
---------------------------------   -------   ---------  -------------   ----------  ---------   ---------  --------
ACT-Metro........................
NSW-Metro........................
NSW-Other........................
NT-Metro.........................
NT-Other.........................
QLD-Metro........................
QLD-Other........................
SA-Metro.........................
SA-Other.........................
TAS-Metro........................
TAS-Other........................
Vic-Metro........................
Vic-Other........................
WA-Metro.........................
WA-Other.........................
                                    -------   ---------  -------------   ----------  ---------   ---------  --------
    Total........................
                                    =======   =========  =============   ==========  =========   =========  ========


-----------
* Geographic distributions are split by State or Territory and by metropolitan (Metro) or country (Other). The distributions are based on the post code of the Mortgaged Property. "Metro" areas comprise the city and surrounding suburbs of the capital city of each State or Territory and "Other" comprises all other areas within the State or Territory.



                             LVR RATIO DISTRIBUTION

                                                 Total         Current
                                    Number     Security        Balance          Average     Average      % by       % by
LVR                                 of Loans   Value A$*   Outstanding A$      Balance A$   LVR (%)     Number    Balance
---------------------------------   -------   -----------  ---------------     ----------  ---------   --------   --------
0% less than= 5%.........................
5% less than= 10%........................
10% less than= 15%.......................
15% less than= 20%.......................
20% less than= 25%.......................
25% less than= 30%.......................
30% less than= 35%.......................
35% less than= 40%.......................
40% less than= 45%.......................
45% less than= 50%.......................
50% less than= 55%.......................
55% less than= 60%.......................
60% less than= 65%.......................
65% less than= 70%.......................
70% less than= 75%.......................
75% less than= 80%.......................
80% less than= 85%.......................
85% less than= 90%.......................
90% less than= 95%.......................
                                    -------   -----------  ---------------     ----------  ---------   --------   --------
    Total........................
                                    =======   ===========  ===============     ==========  =========   ========   ========

-----------

* Total Security Value is determined by either contract of sale, valuation by a registered panel or in remote areas, a Manager's Assessment. See "WESTPAC RESIDENTIAL LOAN PROGRAM--Underwriting of Housing Loans."

                          MORTGAGE INSURER DISTRIBUTION


                                                Total       Current
                                    Number    Security      Balance        Average      Average     % by       % by
Insurer                             of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------
None.............................
HLIC (post 12/12/97).............
HLIC (prior to 12/12/97).........
MGICA............................
Sun Alliance/WLMI................
                                    -------   ---------  --------------   ----------   ---------  ---------  --------
    Total........................
                                    =======   =========  ==============   ==========   =========  =========  ========



                              PRODUCT DISTRIBUTION


                                                Total       Current
                                    Number    Security      Balance        Average      Average     % by       % by
Product                             of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------
Basic Option
  Home Loan......................
First Option
  Home Loan......................
Fixed Options
  Home Loan......................
IPL - First Option...............
IPL - Fixed Rate.................
IPL - Special
  Fixed Rate.....................
IPL - Variable Rate..............
Premium Option
  Home Loan......................
Special Options Fixed
  Rate Home Loan.................
                                    -------   ---------  --------------   ----------   ---------  ---------  --------
    Total........................
                                    =======   =========  ==============   ==========   =========  =========  ========



                         SETTLEMENT PERIOD DISTRIBUTION


                                                Total       Current
Settlement                          Number    Security      Balance        Average      Average     % by       % by
Period                              of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------


                                    -------   ---------  --------------   ----------   ---------  ---------  --------
    Total........................
                                    =======   =========  ==============   ----------   ---------  ---------  --------





         Month/Year of Conversion from
          Fixed Rate Housing Loan to                                         Current Balance     % by
          Variable Rate Housing Loan                Number of Loans          Outstanding A$      Balance
-----------------------------------------------  ---------------------   ----------------------  ------------

 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
 ...............................................
                                                 ---------------------   ----------------------  ------------
     Total.....................................
                                                 =====================   ======================  ============



                          MORTGAGES BY YEAR OF MATURITY



                                                Total         Current       Average
                                    Number     Security       Balance      Balance A$    Average     % by       % by
Year of Maturity                    of Loans   Value A$   Outstanding A$                 LVR (%)    Number     Balance
---------------------------------   -------   ----------  ---------------  ----------   ---------  ---------   -------
1999.............................
2000.............................
2001.............................
2002.............................
2003.............................
2004.............................
2005.............................
2006.............................
2007.............................
2008.............................
2009.............................
2010.............................
2011.............................
2012.............................
2013.............................
2014.............................
2015.............................
2016.............................
2017.............................
2018.............................
2019.............................
2020.............................
2021.............................
2022.............................
2023.............................
2024.............................
2025.............................
2026.............................
2027.............................
2028.............................
                                    -------   ----------  ---------------  ----------   ---------  ---------   -------
     Total.......................
                                    =======   ==========  ===============  ==========   =========  =========   =======


                         YEAR OF ORIGINATION (Quarterly)


                                                Total       Current
                                    Number    Security      Balance        Average      Average     % by       % by
Origination                         of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------













                                    -------   ---------  --------------   ----------   ---------  ---------  --------
     Total.......................
                                    =======   =========  ==============   ==========   =========  =========  --------


                  OCCUPANCY OF MORTGAGE PROPERTY DISTRIBUTION*



                                                Total       Current
                                    Number    Security      Balance        Average      Average     % by       % by
Loan Type                           of Loans  Value A$   Outstanding A$   Balance A$    LVR (%)    Number    Balance
---------------------------------   -------   ---------  --------------   ----------   ---------  ---------  --------

Investment.......................
Owner Occupied...................
                                    -------   ---------  --------------   ----------   ---------  ---------  --------
     Total.......................
                                    =======   =========  ==============   ==========   =========  =========  ========


-----------
*Based solely on statements of Mortgagors at time of origination.


                            PAYMENT TYPE DISTRIBUTION


                                                Total       Current
                                    Number    Security      Balance       Average    Average      % by       % by
Payment Type                        of Loans  Value A$    Outstanding     Balance    LVR (%)     Number    Balance
                                                              A$            A$
---------------------------------   -------   ---------  -------------   ---------  ---------   --------   --------
Interest Only....................
Principal & Interest.............
                                    -------   ---------  -------------   ---------  ---------   --------   --------
     Total.......................
                                    =======   =========  =============   =========  =========   ========   ========


                           HOUSING LOAN PROPERTY TYPES

                                                                         Total         Current
                                                           Number       Security       Balance           % by
Property Type                                             of Loans       Value      Outstanding A$     Balance
-----------------------------------------------------  --------------  ----------  ----------------    --------
Detached houses......................................
Semi-detached houses.................................
Townhouses...........................................
Strata title units...................................
                                                       --------------  ----------  ----------------    --------
     Total...........................................
                                                       ==============  ==========  ================    ========


                               THE ISSUER TRUSTEE

    Westpac Securities Administration Limited (the "Issuer Trustee") will act as trustee under the Trust and, in such capacity, as issuer of the Notes on the terms set out in the Transaction Documents.

Incorporation

    The Issuer Trustee was incorporated on 11th July 1944 as, and continues to exist and operate as, a limited liability public company under the Corporations Law of New South Wales, Australia. The Australian Company Number ("ACN") of the Issuer Trustee is 000 049 472, and its registered office is at Level 36, 60 Margaret Street, Sydney with its principal office at Level 10, 130 Pitt Street, Sydney.

    The Issuer Trustee will issue Notes in its capacity as trustee of the Trust.

Share Capital

    The authorized share capital of the Issuer Trustee is A$10,000,000 divided into 5,000,000 shares of A$2.00 each. The issued share capital of the Issuer Trustee is 92,000 fully paid shares of A$2.00 each. Those shares are held by Westpac Financial Services Group Limited (ACN 000 326 312), a wholly owned subsidiary of Westpac.

Business

    The Issuer Trustee is indirectly a wholly owned subsidiary of Westpac and is dedicated to supporting core bank activities of Westpac by providing trustee and custody services. The Issuer Trustee currently holds funds under administration of A$[___] billion in this capacity and has been servicing Westpac and Westpac's clients since 1944.

    The Issuer Trustee is an Authorized Trustee Corporation under Regulation
7.1.01 Schedule 9 of the Corporations Law; is an approved trustee for the purposes of the Superannuation Industry (Supervision) Act 1993; and holds a Securities Dealers License No. 11123 under the Corporations Law of New South Wales, Australia.

    The Issuer Trustee has five subsidiaries incorporated in New South Wales.

Experience

    Currently, the Issuer Trustee is the trustee for superannuation trusts with assets exceeding [A$___] billion. In total the Issuer Trustee acts as trustee or custodian (through its subsidiary company Westpac Custodian Nominees Limited) for clients with assets exceeding A$69.8 billion.

    The Issuer Trustee's experience in trusteeship began in the 1940's. The Issuer Trustee is associated with leading investment managers and in addition, the Issuer Trustee's experience with administrators, consultants and industry specialists complements its capacity to service the diversified requirements of corporate trust schemes.

    The Issuer Trustee's balance sheet for the year ended September 30, 1997 showed Total Shareholder's Equity as A$40.7 million.

Directors

    The directors of the Issuer Trustee are as follows:


Name                     Home Address                       Principal Activities
----                     ------------                       --------------------
Martyn John Berry        5 Bimbimbie Place, Bayview,        Investment Fund Executive
                         New South Wales, 2104 Australia

David Matthew Fite       51 Bower Street, Manly,            Bank Executive
                         New South Wales, 2095 Australia

John Charles Lawson      4 Allerton Road, Beecroft,         Banker
                         New South Wales, 2119 Australia

Robert McDonald          46/26 Werona Avenue, Padstow,      Finance Executive
                         New South Wales, 2211 Australia

Michael Anthony Migro    4 Stack Street, Balmain,           Manager
                         New South Wales, 2041 Australia


Powers

    Subject to the Master Trust Deed and the Series Notice, the Issuer Trustee has all the rights, powers and discretion over and in respect of the Trust Assets which it could exercise as if it were the beneficial owner of those assets. These powers include the ability to invest in Authorized Investments, to issue Notes and to enter into Support Facilities.

    The Master Trust Deed expressly permits the Issuer Trustee to appoint the Servicer to retain custody of the mortgage documents for the Trust in accordance with the Servicing Agreement, and for the Issuer Trustee to lodge documents with the Servicer.

    Full details of the powers of the Issuer Trustee are set out in the Master Trust Deed.

Duties

    The Issuer Trustee is required to act honestly and in good faith and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretion under the Master Trust Deed. It must keep each WST trust separate from the others and do everything necessary to ensure it can comply with its obligations under the Transaction Documents.

    In particular the Issuer Trustee has the duty to maintain a register of Authorized Investments and to ensure that the Trust Manager keeps accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee.

    The Issuer Trustee is required to act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner detailed below.

    Each Noteholder acknowledges that:

    (1) In the absence of fraud, negligence or breach of trust on its part, the Issuer Trustee shall not be liable personally in the event of failure to make payments on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.


    (2) The Issuer Trustee acts as trustee only in its capacity as trustee of the Trust and in no other capacity. Any liability arising under or in connection with a Transaction Document (including, without limitation, the Offered Notes) can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust. The limitation will not apply if there is a reduction in the Issuer Trustee's indemnification out of trust assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.


    (3) the Issuer Trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's Default, Servicer Transfer Event or Title Perfection Event has occurred in relation to the Trust other than where it has actual notice;

    (4) the Issuer Trustee is required to provide the notices referred to in the Master Trust Deed in respect of a determination of Adverse Effect only if it is actually aware of the facts giving rise to the Adverse Effect; and

    (5) in making any such determination, the Issuer Trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the Master Trust Deed.

    The Issuer Trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of:

    (i)   the contents of a Sale Notice given to it by an Approved Seller;

    (ii) the contents of any report given to it by the Trust Manager or the Servicer;

    (iii) any calculations made by an Approved Seller, a Servicer or the Trust Manager including the calculation of payments due to, or to be charged against, the Noteholders;

    (iv)  the amount of, or allocation of, Collections; or

    (v) the contents of any certificate provided to the Issuer Trustee under the Master Trust Deed or any certificate given by the Trust Manager or the Servicer,

unless the Issuer Trustee is actually aware to the contrary. The Issuer Trustee is not liable to any person in any manner whatsoever in respect of these matters.

    The Master Trust Deed also contains other provisions which regulate the Issuer Trustee's liability to Noteholders, other creditors and any Beneficiary. The Issuer Trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non exercise of its discretion (or by the Trust Manager of its discretion) or for any instructions or directions given to it by the Trust Manager, the Servicer or either of the Approved Sellers. The Issuer Trustee is also not liable for any Trust Manager's Default, Servicer Transfer Event or Title Perfection Event. The Issuer Trustee is not liable for any act, omission or default of the Servicer in relation to its custodian duties or its obligations under the Servicing Agreement.

Delegation

    In exercising its powers and performing its obligations and duties under the Master Trust Deed, the Issuer Trustee may, with the approval of the Trust Manager, delegate any or all of the duties, powers, discretion or other functions of the Issuer Trustee under the Master Trust Deed or otherwise in relation to the Trust, to a related company of the Issuer Trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.

Issuer Trustee Fees and Expenses

    The Issuer Trustee is entitled to a quarterly fee (the "Issuer Trustee Fee") based on the average daily balance of the aggregate Housing Loan principal during each Collection Period, payable in arrears on the relevant Payment Date.

    The Issuer Trustee is entitled to be reimbursed out of the assets of the Trust for all expenses incurred in connection with the performance of its obligations in respect of the Trust (other than general overhead costs and expenses).

Removal of the Issuer Trustee

    The Issuer Trustee is required to retire as trustee after a direction from the Trust Manager following an "Issuer Trustee's Default." An Issuer Trustee's Default occurs if:

    (1) an Insolvency Event has occurred and is continuing in relation to the Issuer Trustee;

    (2) any action is taken by or in relation to the Issuer Trustee which causes the rating of any Notes to be downgraded;

    (3) the Issuer Trustee, or any employee, delegate, agent or officer of the Issuer Trustee, breaches any obligation or duty imposed on the Issuer Trustee under the Master Trust Deed or any other Transaction Document in relation to the Trust where the Trust Manager reasonably believes it may have an Adverse Effect and the Issuer Trustee fails or neglects after 30 days' notice from the Trust Manager to remedy that breach;

    (4) the Issuer Trustee merges or consolidates with another entity without obtaining the consent of the Trust Manager and ensuring that the resulting merged or consolidated entity assumes the Issuer Trustee's obligations under the Transaction Documents; or

    (5) there is a change in effective control of the Issuer Trustee from that subsisting as at the date of the Master Trust Deed unless approved by the Trust Manager.

    Where the Issuer Trustee is removed because of its default, it shall bear the costs of its removal. The Issuer Trustee indemnifies the Trust Manager and the Trust for those costs.

    On the removal of the Issuer Trustee, the Trust Manager, subject to giving prior notice to the Rating Agencies, shall be entitled to appoint in writing some other statutory trustee to be the Issuer Trustee under the Master Trust Deed provided that appointment will not in the reasonable opinion of the Trust Manager materially prejudice the interests of Noteholders. Until the appointment is completed the Trust Manager shall act as Issuer Trustee and will be entitled to the trustee's fee for the period it so acts as Issuer Trustee.

Voluntary Retirement of the Issuer Trustee

    The Issuer Trustee may resign on giving to the Trust Manager (with a copy to the Rating Agencies) not less than 3 months' notice in writing (or such other period as the Trust Manager and the Issuer Trustee may agree) of its intention to do so.

    Before retirement, the Issuer Trustee must appoint a successor trustee who is approved by the Trust Manager, or who may be the Trust Manager, and whose appointment will not materially prejudice the interests of Noteholders. If a successor trustee has not been appointed by the end of the 3 months' notice period the Trust Manager shall act as trustee until a successor trustee is appointed.

Limitation of Issuer Trustee's Liability

    In the absence of fraud, negligence or breach of trust on its part, the Issuer Trustee shall not be liable personally in the event of failure to pay moneys on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.


    The Issuer Trustee acts as trustee only in its capacity as trustee of the Trust and in no other capacity. A Noteholder cannot sue the Issuer Trustee personally except in the case of fraud, negligence or breach of trust on the part of the Issuer Trustee. Any liability arising under or in connection with a Transaction Document (including, without limitation, any Offered Note) can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust. The limitation will not apply if there is a reduction in the Issuer Trustee's indemnification out of trust assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

    The Issuer Trustee is also indemnified out of the Trust assets against certain payments which it may be liable to make under the Consumer Credit Legislation. Westpac has also indemnified the Issuer Trustee in relation to such payments and the Issuer Trustee is required to first call on the indemnity from Westpac.

Rights of Indemnity of Issuer Trustee


    Except where the Issuer Trustee fails to exercise due care or is otherwise disentitled (including, without limitation, because of fraud, negligence or breach of trust on its part) the Issuer Trustee will be indemnified out of the Trust Assets against all losses and liabilities incurred by the Issuer Trustee in properly performing any of its duties or exercising any of its powers under the Transaction Documents in relation to the Trust.

    The description of the Issuer Trustee set forth above has been provided by the Issuer Trustee; the Issuer Trustee has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus as a whole.

Limitation of Seller Trustee's Liability and Rights of Indemnity

    In the absence of fraud, negligence or breach of trust on its part, the Seller Trustee shall not be liable personally in the event of failure to pay moneys on the Payment Date for payment to any Noteholder, any Beneficiary, the Trust Manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any Noteholder, any Beneficiary, the Trust Manager or any other person.

    The Seller Trustee acts as Seller Trustee only in its capacity as seller trustee of the relevant Seller Trust and in no other capacity. A liability arising under or in connection with a Transaction Document can be enforced against the Seller Trustee only to the extent to which it can be satisfied out of property of the relevant Seller Trust out of which the Seller Trustee is actually indemnified for the liability. This limitation of the Seller Trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Seller Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Trust or the relevant Seller Trust. The limitation will not apply if there is a reduction in the Seller Trustee's indemnification out of trust assets or the relevant Seller Trust as a result of the Seller Trustee's fraud, negligence or breach of trust.

    The Seller Trustee is also indemnified out of the assets of the relevant Seller Trust against certain payments which it may be liable to make under the Consumer Credit Legislation. Westpac has also indemnified the Seller Trustee in relation to such payments and the Seller Trustee is required to first call on the indemnity from Westpac.

Rights of Indemnity of Seller Trustee


    Except where the Seller Trustee fails to exercise due care or is otherwise disentitled (including, without limitation, because of fraud, negligence or breach of trust on its part) the Seller Trustee will be indemnified out of each relevant Seller Trust against all losses and liabilities incurred by the Seller Trustee in properly performing any of its duties or exercising any of its powers under the Transaction Documents in relation to the Trust or any Seller Trust.

    The description of the Seller Trustee set forth above has been provided by the Seller Trustee; the Seller Trustee has not, however, been involved in the preparation of, and does not accept responsibility for, this Prospectus as a whole.


                         ORIGINATOR OF THE HOUSING LOANS

    Westpac Banking Corporation ("Westpac") was established from an amalgamation of the Bank of New South Wales and the Commercial Bank of Australia Limited (the "CBA") in 1982. The Bank of New South Wales was Australia's first bank and was established in 1817 to promote the commercial growth of the colony and thus helped to lay the foundations of Australia's banking system. The CBA was established in Melbourne, Victoria in 1866 in response to the needs of the expanding business community, principally brought about by the Victorian gold rush of the period.

    Today Westpac is one of the four major commercial banks in Australia and is the largest commercial bank in New Zealand. The Westpac Group undertakes a wide range of banking and financial activities including commercial and investment banking, personal and small business banking, retail and wholesale funds management, financial services and finance company operations.

    The banking activities of Westpac come under the supervision of the Reserve Bank of Australia.

Year 2000


    The origin of the Year 2000 "millennium bug" problem lies in the way information in computer systems relating to calendar dates has been stored. Computer systems, built when data storage was expensive, saved only the last two digits of a year for date calculations in order to reduce data storage requirements. These systems are therefore unable to differentiate, for example, between the years 1900 and 2000. This inability to differentiate between the different centuries could result in discrepancies such as erroneous interest rate calculations and inaccurate statement reporting.


    In recognition of the seriousness of the problem, work within the Westpac Group began in 1996 when a Year 2000 project was initiated. The conversion plan for making the Westpac Group's applications Year 2000 compliant is estimated to cost A$57 million, of which A$8 million has been spent as of September 30, 1997. To the maximum extent possible, the project will utilize existing Westpac Group resources. The objective is that all critical systems are Year 2000 compliant by September 1998, to allow adequate time for testing and to minimize resource requirements in later years. Management of Westpac currently estimates that the balance of the Year 2000 project conversion will be completed by December 1998.


                                  THE SERVICER

General

    In 1996, Westpac established a wholly owned subsidiary, TMC of Level 6, 228 Pitt Street, Sydney 2000, Australia, to provide mortgage servicing capability to both Westpac and to third parties. TMC operates from a new purpose built servicing center in Adelaide, known as the Mortgage Processing Centre ("MPC"). The MPC employs over 1,000 staff, and processes approximately 1400 new applications per day.

    The MPC performs the following functions for Westpac: application processing, telephone support, pre-settlement, settlement, post-settlement, servicing and account maintenance, collections and enforcement and document custody.

Servicing of Housing Loans

    Under the Servicing Agreement, the ongoing servicing of the Housing Loans will be performed by TMC, as the Servicer at the MPC. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the Housing Loans and the management of delinquent Housing Loans. The servicing functions performed by the MPC support, and are supported by, the activities of Westpac's branches, telemarketing and telebanking centers. In addition, the MPC services housing loans for third parties.

    The Servicer is contractually obligated to administer the Housing Loans in accordance with (i) the Servicing Agreement; (ii) Westpac's policies, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and (iii) to the extent not covered by paragraphs (i) and
(ii), by exercising the degree of diligence and care expected of an appropriately qualified Servicer of the relevant Housing Loans. See "DESCRIPTION OF THE SERVICING AGREEMENT."

Document Custody

    The Servicer is responsible for custody of the mortgage title documents on behalf of the Issuer Trustee and has custody of the Relevant Documents in accordance with the Servicing Agreement. See "DESCRIPTION OF THE SERVICING AGREEMENT--Document Custody."

Collection and Enforcement Procedures

    Borrowers must make the minimum payment due under the terms and conditions of the Housing Loan on or before the due date for that instalment under the relevant loan documents. Payments are credited to the Housing Loan on the day of receipt. Interest is calculated daily and can be charged monthly or when a payment is made. Any payments not received by the due date will produce a compounding interest effect.

    A Housing Loan is considered delinquent ("Delinquent") whenever the minimum instalment amount is not met. The collections system inspects all accounts which are delinquent and records those Housing Loans for action and follow-up. Borrowers are notified by telephone and/or by mail when their Housing Loan becomes Delinquent. Housing Loans are allocated to collections officers who take action depending on the delinquency history, equity in the property and the ability of the Borrower to meet future installments. Where a Housing Loan that is Delinquent is subject to a Mortgage Insurance Policy, the relevant Mortgage Insurer is notified of progress of the Housing Loan and all follow-up actions are taken by Westpac and the Servicer.


    When a housing loan is 10 days delinquent, it is identified in the Mortgage Servicing System and transferred to the MPC Collections System. Generally, once a housing loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the arrears and requesting that the borrower make payments so that his account is current. When the account reaches between 23 and 29 days delinquent, the borrower may be issued a second letter or contacted by telephone. When the account reaches between 45 and 58 days delinquent, a third letter is generally issued which requests that the account be made current within 15 days of the date thereof. Generally, after an account is between 62 and 73 days overdue, a demand for full arrears is issued. Between 97 and 110 days, if the account continues to be in arrears, a demand notice will generally be issued to the borrower and the process of contract enforcement and loss recovery begins. The time periods specified herein assume the borrower has either taken no action or has not honored any commitments made in relation to the arrears.


    After a default by a borrower a mortgagee can exercise its power of sale of the mortgaged property. To exercise this power, a mortgagee must comply with the statutory restrictions of the relevant state or territory as to notice requirements (see "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS - Enforcement of Housing Loans"). The length of time between the decision to exercise its power of sale and final completion of the sale will be dependent on factors outside the control of the Servicer, such as whether the relevant mortgagor contests the sale and the market conditions at the time.


    Under some Housing Loans which are subject to a variable rate of interest, a Borrower may prepay amounts which are additional to their minimum payments to build up a buffer of funds, which is the difference between the total amount paid by them and the total of the minimum payments required to have been made by them. If the Borrower subsequently fails to make some or all of a minimum payment, the collection system will apply the amount of that buffer of funds against that missed payment. The relevant Housing Loan will not be considered to be Delinquent until the total amount of missed payments exceeds the "credit buffer."

    Under a Housing Loan which is charged a variable rate of interest, a Borrower who is on maternity or paternity leave and who meets specific eligibility criteria may apply to reduce their monthly home loan repayment by up to 50% for a maximum of six months. During the reduced repayments period, if the payment is not sufficient to meet the interest due, the unpaid interest payment will capitalize on the loan balance and the loan may negatively amortize. Repayments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.




    The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

Delinquencies and Mortgagee in Possession with respect to the Securitized Portfolios


    The following tables set forth delinquency and MIP information for each of the Securitized Portfolios (as defined herein) serviced by the Servicer in its capacity as Servicer of securitized loans as of December 1997 and March 1998. "Mortgage in Possession" or "MIP" means a mortgagee in possession of the related Mortgaged Property who, following an enforcement of the relevant mortgage, is able to deal with the Mortgaged Property without becoming the absolute owner of the Mortgaged Property. The portfolios of securitized housing loans (the "Securitized Portfolios") consist of the Housing Loans relating to the Series 1997-2 WST Trust, Series 1997-3 WST Trust and the Series 1997-4E WST Trust. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The information contained in the reports presented through Reuters which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

                              Delinquencies and MIP
                             Series 1997-2 WST Trust
                             (Dollars in Thousands)

                                           As of                                           As of
                                     December 14, 1997                                March 14, 1998
                         ------------------------------------------     -------------------------------------------
                                                           Percent                                         Percent
                                      By        Percent      By                      By       Percent       By
                          By No.    Dollar      By No.      Dollar       By No.     Dollar     By No.      Dollar
                         of Loans   Amount     of Loans     Amount       of Loans   Amount    of Loans     Amount
                         --------  ---------   ---------  ---------     ---------  ---------  ---------   ---------
Series 1997-2 Portfolio
Period of Delinquency:
    30-59 Days........
    60-89 Days........
    90 Days or more...
Total Delinquent Loans
Housing Loans in MIP(1)


---------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."


                              Delinquencies and MIP
                             Series 1997-3 WST Trust
                             (Dollars in Thousands)

                                           As of                                           As of
                                     December 31, 1997                                March 14, 1998
                         ------------------------------------------     -------------------------------------------
                                                           Percent                                         Percent
                                      By       Percent       By                      By       Percent        By
                          By No.    Dollar      By No.     Dollar        By No.     Dollar     By No.      Dollar
                         of Loans   Amount     of Loans    Amount       of Loans    Amount    of Loans     Amount
                         --------  ---------   ---------  ---------     ---------  ---------  ---------   ---------

Series 1997-3 Portfolio
Period of Delinquency:
    30-59 Days........
    60-89 Days........
    90 Days or more...
Total Delinquent Loans
Housing Loans in MIP(1)


---------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."


                              Delinquencies and MIP
                            Series 1997-4E WST Trust
                             (Dollars in Thousands)


                                           As of                                           As of
                                      December 9, 1997                                 March 7, 1998
                         ------------------------------------------     -------------------------------------------
                                                           Percent                                         Percent
                                      By       Percent       By                      By       Percent        By
                          By No.    Dollar      By No.     Dollar        By No.     Dollar     By No.      Dollar
                         of Loans   Amount     of Loans    Amount       of Loans    Amount    of Loans     Amount
                         --------  ---------   ---------  ---------     ---------  ---------  ---------   ---------
Series 1997-4E Portfolio
Period of Delinquency:
    30-59 Days........
    60-89 Days........
    90 Days or more...
Total Delinquent Loans
Housing Loans in MIP(1)


---------------
(1) Housing Loans in MIP are also included under the heading "Total Delinquent Loans."


    As of the date hereof, there have been no gains or losses with respect to the Securitized Portfolios. Accordingly, no gain/loss tables are presented herein.

    It is unlikely that the delinquency experience of the Housing Loans comprising the Series 1998-1G WST Trust will correspond to the delinquency experience of the Securitized Portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Securitized Portfolios only for the periods presented, whereas the aggregate delinquency experience on the Housing Loans comprising the Securitized Portfolios will depend on the results obtained over the life of the Securitized Portfolios. There can be no assurance that the Housing Loans comprising the Series 1998-1G WST Trust will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market in Australia should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer with respect to the Securitized Portfolios. In addition, adverse economic conditions may affect the timely payment by Borrowers of scheduled payments of principal and interest on the Housing Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Series 1998-1G WST Trust.


                                THE TRUST MANAGER

General

    Westpac Securitisation Management Pty Limited (ACN 081 709 211) is appointed as trust manager (the "Trust Manager" or "WSML") of the Trust on the terms set out in the Master Trust Deed and the Series Notice. WSML is a wholly owned indirect subsidiary of Westpac and located at Level 5, 60 Martin Place, Sydney, NSW 2000, Australia. The subsidiary was formed to provide specialized trust management services for securitization programs for the Westpac Group.

Incorporation

    The Trust Manager was incorporated on February 19, 1998 in the Australian Capital Territory under the Corporations Law of the Commonwealth of Australia.

Share Capital

    The authorized share capital of the Trust Manager is A$100,000,000 shares. The issued share capital of the Trust Manager is 1 fully paid share of A$1.00. Such share is held by Westpac Equity Holdings Pty Ltd.

Business

    The Trust Manager is a wholly owned indirect subsidiary of Westpac formed to provide specialized trust management services for securitization programs for the Westpac Group.

Directors

    The directors of the Trust Manager are as follows:


    Name                     Home Address                 Principal Activities
    ----                     ------------                 --------------------
    R. Patrick Handley       3/22 Alpert Street           Bank Executive
                             Edgecliff
                             New South Wales 2027
                             Australia

    Philip Chronican         86 Cremorne Road             Bank Executive
                             Cremorne Point
                             New South Wales 2090
                             Australia

    Lewis E. Love, Jr.       160 West End Avenue,         Legal Counsel
                             Apartment 7J
                             New York, New York 10023

    Marten Touw                                           Group Treasurer

    Kimberley Gire                                        Head of Group Securitization


Duties and Role of the Trust Manager

Powers

    The Trust Manager will carry out and perform the duties and obligations contained in the Master Trust Deed and will have full and complete powers of management of the Trust, including in relation to the conduct of the day to day operation of the Trust and the administration and servicing of the assets (which are not serviced by the Servicer), borrowings and other liabilities of the Trusts. The Issuer Trustee has no duty to supervise the Trust Manager in the performance of its functions and duties or the exercise of its discretion.

    The Trust Manager has the absolute discretion to recommend Authorized Investments to the Issuer Trustee and direct the Issuer Trustee in relation to those Authorized Investments. The Issuer Trustee's role is to give effect to all such recommendations or directions.

Delegation

    The Trust Manager may in carrying out and performing its duties and obligations contained in the Master Trust Deed delegate to Westpac, or any of the Trust Manager's or Westpac's officers and employees, all acts, matters and things (whether or not requiring or involving the Trust Manager's judgment or discretion), or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the Trust Manager thinks fit.

Trust Manager's Fees and Expenses

    The Trust Manager is entitled to a quarterly fee (the "Trust Manager Fee") on the average daily balance of the aggregate principal balance of Housing Loans outstanding during the Collection Period payable in arrears on the relevant Payment Date.

    The Trust Manager is entitled to be reimbursed out of the Trust Assets for all expenses incurred in connection with the performance of its obligations in respect of the Trust (other than general overhead costs and expenses).

Removal of the Trust Manager

    The Trust Manager shall retire as trust manager if so directed by the Issuer Trustee following a Trust Manager's Default. A "Trust Manager's Default" occurs if:

    (1) the Trust Manager fails to make any payment required by it within the time period specified in a Transaction Document, and that failure is not remedied within 10 Business Days of receipt from the Issuer Trustee of notice of that failure;

    (2) an Insolvency Event has occurred and is continuing in relation to the Trust Manager;

    (3) the Trust Manager breaches any obligation or duty imposed on the Trust Manager under the Master Trust Deed, any other Transaction Document or any other deed, agreement or arrangement entered into by the Trust Manager under the Master Trust Deed in relation to the Trust, the Issuer Trustee reasonably believes that breach has an Adverse Effect and the breach is not remedied within 30 days' notice being given by the Issuer Trustee (except in the case of reliance by the Trust Manager on the Servicer); or

    (4) a representation, warranty or statement by or on behalf of the Trust Manager in a Transaction Document or a document provided under or in connection with a Transaction Document, is not true in a material respect or is misleading when repeated and is not remedied to the Issuer Trustee's reasonable satisfaction within 90 days after notice from the Issuer Trustee where (as determined by the Issuer Trustee) it has an Adverse Effect.

    The costs of removal of the Trust Manager after a Trust Manager's Default shall be borne by the Trust Manager. The Trust Manager has agreed to indemnify the Issuer Trustee and the Trust for those costs.

    On retirement or removal of the Trust Manager, the Issuer Trustee may appoint another trust manager, provided the appointment will not materially prejudice the interests of Noteholders. Until a replacement Trust Manager is appointed, the Trust Manager must continue as Trust Manager. If a replacement Trust Manager is not appointed within 120 days of the Issuer Trustee electing to appoint a new Trust Manager, the Issuer Trustee will be the new Trust Manager.

Voluntary Retirement of the Trust Manager

    The Trust Manager may resign on giving to the Issuer Trustee (with a copy to the Rating Agencies) not less than 3 months' notice in writing (or such other period as the Trust Manager and the Issuer Trustee may agree) of its intention to do so.

    Before retirement, the Trust Manager must appoint a successor Trust Manager who is approved by the Issuer Trustee, or who may be the Issuer Trustee, and whose appointment will not materially prejudice the interests of Noteholders. If a successor Trust Manager has not been appointed by the end of the 3 months' notice period the Issuer Trustee shall act as Trust Manager until a successor trust manager is appointed.

Limitation of Trust Manager's Liability

    The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

    (1) in the absence of fraud, negligence or wilful default on its part or on the part of any of its officers, employees, agents or delegates, the Trust Manager shall not be liable personally in the event of failure to pay moneys on the due date for payment to any Noteholder, any Beneficiary, the Issuer Trustee or any other person or for any loss howsoever caused in respect of any of the Trusts or to any Noteholder, any Beneficiary, the Issuer Trustee or other person;

    (2) the Trust Manager will not be personally liable to indemnify the Issuer Trustee or make any payments to any other person in relation to the Trust except that there will be no limit on the Trust Manager's liability for any fraud, negligence or wilful misconduct by it in its capacity as the Trust Manager of the Trust;

    (3) the Trust Manager will be indemnified out of the Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of the Trust or so incurred by any of its delegates, sub-delegates or agents; and

    (4) subject to the Master Trust Deed, the Trust Manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the Issuer Trustee, the Servicer or any agent appointed by the Issuer Trustee or the Trust Manager or on whom the Issuer Trustee or the Trust Manager is entitled to rely under this deed (other than a related company), attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the Issuer Trustee or the Trust Manager.


                        WESTPAC RESIDENTIAL LOAN PROGRAM

Origination of Housing Loans

    The primary sources for the origination of housing loans for Westpac are: the Westpac branch network, mobile finance managers, accredited brokers and national telemarketing centers. Inquiries are also often generated by advertising and direct mail campaigns.

    The origination process for housing loans is carried out initially within the appropriate Westpac branch or broker office. The origination process for all housing loans is completed within the MPC.

Underwriting of Housing Loans

    The following is a description of the underwriting processes employed by Westpac in evaluating whether to fund a particular housing loan. When an application is received, it is processed in accordance with Westpac's credit policy and procedures. Credit assessment is undertaken initially using Westpac's centrally controlled credit scoring system. The scoring system is based on proprietary information, such as Westpac's own historical credit underwriting experience and product policy rules. The process also includes a reference from the Credit Reference Association of Australia. Housing loans passing through the credit scoring system will either be approved, declined or referred to a credit specialist. Where a housing loan is referred to a credit specialist, it is generally because the application is more complex (for example, where the Housing Loan principal is over A$300,000 or because the application is from a self-employed individual). An assessment is carried out by either credit officers within the Credit Unit at the MPC or, in some cases, by State based Credit Centers, in accordance with designated Westpac credit policy and their credit approval limits. Each housing loan is considered on its merits within Westpac's credit policy and procedures.

    Central to the approval process is the verification of the information provided by the applicant(s), valuation of the proposed security property and confirmation of the ability of the applicant to make payments on the housing loan. The verification process involves conducting an independent check as to the accuracy and correctness of the information provided by the potential Borrower, particularly the documentation provided by the prospective borrower and the employment and income details of the prospective borrower. Verification relating to the income of self-employed applicants involves checking annual accounts and other financial information.

    All applicants are required to have a minimum monthly income net of taxes in excess of all monthly expenditures (including the housing loan being applied for) with consideration given to likely increases in future interest rates.

    Westpac policy requires substantiation of the property value either by contract of sale or valuation by a registered panel valuer. A valuation of the security property is required where lender's mortgage insurance is required, where the Housing Loan Principal is greater than A$250,000 or the LVR is greater than 80% (although the LVR may be lower if the relevant Mortgaged Property is in a particular geographic area). Valuations must be performed by registered valuers who are members of the Australian Institute of Valuers and Land Economists. In some remote centers, assessment of the security value is undertaken by the local branch manager. In addition, housing loans may be secured by more than one property and in such cases the combined values of all relevant security properties is considered.

    Following pre-approval of a housing loan, a terms and conditions letter is sent to the applicant from the MPC. When Westpac has verified details relating to the Housing Loan to its satisfaction and acceptance of the loan offer is received, the housing loan can proceed through to settlement and disbursement. Once all documentation is completed to Westpac's satisfaction and settlement or disbursement has occurred, the security documents are stamped and registered. It is a condition of Westpac's standard mortgage documentation that the mortgagor must maintain full replacement value property insurance at all times.

    Approval policies are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

Servicing of Housing Loans

    Under the Servicing Agreement, the ongoing servicing of the Housing Loans will be performed by the Servicer. See "THE SERVICER" and "DESCRIPTION OF THE SERVICING AGREEMENT."

Housing Loan Products

    Westpac originates loans for both owner-occupied and investment housing. The products within the housing loan portfolio are the following: Premium Option Home Loan, Premium Option Home Loan with 1 year Guaranteed Rate, Special Offer Fixed Option Home Loan, First Option Home Loan, Fixed Option Home Loan, Variable Rate Investment Property Loan, Fixed Rate Investment Property Loan, First Option Investment Property Loan and Special Fixed Rate Investment Property Loan or any other similar loan product, however named, with some or all the features referred to under "Housing Loan Features." During the term of any Housing Loan, Westpac may from time to time or at the request of the related Borrower change any of the features of such Housing Loans.

    The following provides a general description of some of the Housing Loan products detailed above. The Housing Loans comprising the Mortgage Pool must satisfy certain eligibility criteria as specified under "THE TRUST FUND--Representations and Warranties."

Owner Occupied Home Loans

    First Option Home Loans: These loans are low variable rate owner-occupied home loans for borrowers motivated by price. The product was developed to compete with products offered by non-bank originators. Additional loan features (as described below) can be activated on request by the borrower for a fee. The current maximum term for this product is 25 years, although it may be changed to 30 years in the future.

    Premium Option Home Loans: These loans are variable rate owner-occupied home loans. These loans have a maximum term to maturity of 30 years and a higher rate of interest than the First Option Home Loan and as a result, borrowers are allowed access to the various loan features at no or reduced additional cost.

    Premium Option Home Loans with 1 Year Guaranteed Rate: These loans have an introductory discounted fixed rate for 12 months that then converts to a Premium Option Home Loan. Apart from the introductory fixed rate period, the loan has the same features as the Premium Option Home Loan.

    Special Offer Fixed Option Home Loans: These loans have a fixed rate period of one or two years that converts to a Premium Option Home Loan. Apart from the fixed rate period, the loan has the same features as the Premium Option Home Loan. In 1996, this product was replaced by the Premium Option Home Loan with 1 Year Guaranteed Rate product described above.

    Fixed Option Home Loans: These loans are fixed rate owner-occupied home loans. Loan terms are to a maximum of 30 years with a maximum fixed rate term of 10 years. On maturity of the fixed rate term, the loan converts to the Premium Option Home Loan unless the borrower requests a further fixed rate period. Certain product features (e.g., redraw) are not available during the fixed rate period.

Investment Property Loans

    An investment property loan is a loan which assists with the purchase or refinance of residential property for investment purposes such as rental income or capital gain. The primary security for the loan is a registered first party first ranking mortgage over residential property.

    Investment property loans can be either fixed rate or variable rate loans with a maximum term of 25 years. The loans may provide for interest only payments for a maximum term of 5 years and then must convert to required payment of principal and interest. Loans may have fixed rate terms for up to a maximum of 10 years which will convert at such time to a variable rate unless the borrower requests another fixed rate term.

    The First Option Investment Property Loan is a low variable rate loan which is similar to the First Option Home Loan and the Variable Investment Property Loan is similar to the Premium Option Home Loan, the major difference being the loan purpose.

Housing Loan Features

General

    Housing Loans originated by Westpac may have some or all of the features described below. In addition, during the term of any Housing Loan, Westpac may change any of the features of such Housing Loan from time to time at the request of the related Borrower.

Substitution of Security

    A Borrower may apply to substitute a new Mortgage over a residential property for an existing Mortgage, to add a further Mortgage as security for a Housing Loan or to release a security property under a Mortgage. Provided that the application meets certain credit criteria, the Mortgage which secures a loan may be portable and may be discharged without full repayment of the Housing Loan provided another acceptable Mortgage is substituted in its place.

    Where the substitute property meets the Eligibility Criteria and is acceptable to the relevant Mortgage Insurer, and settlement on the substitute property can occur simultaneously with the discharge of the current property, the Housing Loan will remain in the Mortgage Pool. Where the substitute property does not meet the Eligibility Criteria or is not acceptable to the Mortgage Insurer, or the settlement does not occur simultaneously with discharge, the Housing Loan will be transferred out of the Mortgage Pool for a corresponding cash payment in the amount of the Unpaid Balance.

Redraw

    Certain Housing Loans in the Mortgage Pool which are charged a variable rate of interest have the benefit of a redraw facility which allows the Borrower to draw on repayments made in excess of scheduled repayments (a "Redraw"). Borrowers may request a redraw at any time. In certain circumstances, Westpac has a contractual obligation under the loan document to provide the redraw should the Borrower be entitled to a redraw because of prepayments and the Housing Loan is not delinquent.

    A Redraw will not result in the Housing Loan being removed from the Mortgage Pool.

    See "DESCRIPTION OF THE OFFERED NOTES--Description of the Redraw Facility, Redraw Funding Securities and RFS Class A Notes."

Repayment Holiday

    The terms of the Mortgage securing a Housing Loan which is charged a variable rate of interest may provide for a "payment holiday." A payment holiday can occur where the Borrower has prepaid amounts of principal, creating a buffer of funds between the current principal balance and the amortization scheduled balance. In such a case, the Borrower may cease to make payments until the outstanding balance of the Housing Loan plus unpaid interest equals the balance of the theoretical amortization schedule. Where the Housing Loan allows for a "payment holiday", the Housing Loan payment will be taken from the buffer of funds between the current principal balance and the amortization scheduled balance at that payment date. If a buffer of funds is available, the system will recognize this as an installment received. Housing Loans are not considered Delinquent during a payment holiday and remain in the Mortgage Pool.

Early Repayment

    Early repayment and partial prepayment of any Housing Loan is permitted while such Housing Loan is subject to a variable rate of interest. Housing Loans which are charged a fixed rate of interest, if repaid within their fixed rate term, may be subject to an economic break cost or benefit in accordance with the terms of the Housing Loan. For Housing Loans not regulated by the Consumer Credit Legislation, an early termination fee may be payable.

Top Up

    The loan agreement and/or Mortgage relating to a Housing Loan may allow for the relevant Borrower to request from Westpac additional funds such that the resulting principal balance will exceed the amortization scheduled balance at that time. These are "top ups." Top ups will only be provided by Westpac in accordance with its then current underwriting and credit policies. Any Housing Loan subject to a top up will be removed from the Mortgage Pool.

Parental Leave

    Under a Housing Loan which is charged a variable rate of interest, any Borrower who is on maternity or paternity leave and who meets specific eligibility criteria may apply to reduce the related monthly home loan repayment by up to 50% of such payment amount for a maximum of six months. During the reduced repayment period, if the payment is not sufficient to meet the interest due, the unpaid interest payment will capitalise on the loan balance and the loan may negatively amortize. Scheduled repayments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

Interest Rate Switching

    The interest rate charged on Housing Loans may be either fixed rate or variable rate. Fixed rate loans will automatically convert to variable rate at the end of the fixed rate period (as specified in the related loan agreement) unless the relevant Borrower elects another fixed rate period. Some loans have an introductory fixed rate of interest which converts to a variable rate of interest at the end of such introductory period. Some loans allow the Borrower the option to convert from a variable rate to a fixed rate (or vice versa).

Account Management Facility

    A Borrower may elect to have his/her regular salary paid in full into their Housing Loan account. If this amount exceeds the amortised scheduled balance at that time, surplus funds are created therein that may be redrawn. This feature will allow the customer up to five automatic disbursements in each payment cycle against these surplus funds to other accounts. These disbursements will be treated as Redraws.

Payment Type

    On the Cut-Off Date, the payment types under the Housing Loans will be interest only or principal, interest and fees ("P & I"). Interest only periods can be for terms of 1-5 years. At the end of any interest only period, the payment type under the relevant Housing Loan will convert to P & I payments such that the scheduled payments will result in the Housing Loan being repaid on an amortizing schedule within the contractual term of the Housing Loan.

Switching to an Investment or Owner-Occupied Loan

    The Borrower may elect to switch the purpose of a Housing Loan from owner/occupied property finance to investment property finance or vice versa. Any such switch will not require the relevant Housing Loan to be removed from the Mortgage Pool. The Borrower is required to notify Westpac of such switch and the Mortgage Rate with respect to such Housing Loan may be changed accordingly.

Capitalized Fees

    Westpac may offer Borrowers the ability to choose certain product features without paying an up-front fee. Instead, the fee may be capitalized under the Housing Loan and would constitute part of the principal to be amortized over the life of the Housing Loan.

Combination Housing Loans

    A Borrower may split his/her Housing Loan into different portions which may (among other things) be subject to different interest rate options. This could occur, for example, where a Borrower elects to have one part of their Housing Loan at a fixed rate and the other at a variable rate. Each loan is effectively a separate loan which operates independently of the other loans in the combined product and is governed by its own policy and procedures.

    If a Housing Loan is "split" into more than one loan, any newly created loans will not form part of the pool. In the event that the original loan is retained (potentially at a reduced balance) in certain circumstances (e.g., it satisfies all Eligibility Criteria and does not have any feature that would require it to be removed from the pool) it will remain in the pool.

Additional Features

    Westpac may, in relation to a Housing Loan in the Mortgage Pool, from time to time seek to offer additional features which are not referred to above. Before doing so, Westpac must satisfy the Trust Manager that the additional features would not affect any relevant Mortgage Insurance Policy and would not cause the rating of any Offered Notes to be downgraded or withdrawn.


                         THE MORTGAGE INSURANCE POLICIES

Mortgage Insurance Policies - General

    On or before the Closing Date, the Mortgage Pool Insurance Policy will be provided by Housing Loans Insurance Corporation Limited of 31 Market Street, Sydney NSW 2000, Australia ("HLIC") to the Issuer Trustee to cover losses in respect of each Housing Loan that is not subject to a PMI Policy. The Mortgage Pool Insurance Policy generally applies to loans with an LVR of 80% or less at the Cut-Off Date. The Mortgage Pool Insurance Policy will cover losses up to a maximum aggregate amount of A$___________.

    Each Housing Loan with an LVR of greater than 80% at the time of origination (or a lower LVR where required by Westpac's standard credit policy) will have been insured under a PMI Policy issued by SunAlliance and Royal Mortgage Insurance Limited (ACN 001 825 725) of Level 9, 465 Victoria Avenue, Chatswood NSW ("SunAlliance"), MGICA Limited (ACN 000 511 017) of Level 23 AMP Centre, 50 Bridge Street, Sydney NSW ("MGICA"), Westpac Lenders Mortgage Insurance Limited (ACN 074 042 934) of Level 11, 50 Pitt Street, Sydney NSW ("WLMI") or HLIC. Each Approved Seller will equitably assign its interest in each PMI Policy to the Issuer Trustee on the Closing Date.

The HLIC Mortgage Pool Insurance Policy

General

    The HLIC Mortgage Pool Insurance Policy (the "Mortgage Pool Insurance Policy") is an insurance policy put in place to cover Housing Loans that were not insured prior to the Cut-Off Date and which had an LVR of less than or equal to 80% as of the Cut-Off Date. Under the Mortgage Pool Insurance Policy, HLIC will insure the Issuer Trustee with effect from the Closing Date for Finance Charge Losses and Principal Losses in respect of the Housing Loans (other than those Housing Loans which are individually covered by an HLIC, a SunAlliance, WLMI or an MGICA Insurance Policy) (see "--Primary Mortgage Insurance Policies" below).


Period of Cover



    The Issuer Trustee has the benefit of the Mortgage Insurance Policy in respect of each Housing Loan from the date the Housing Loan and the relevant Mortgage are beneficially assigned to it until the earliest of:





    (i) other than with respect to the assignment to the Security Trustee under the Security Trust Deed, the date the Housing Loan or the relevant Mortgage is assigned, transferred or mortgaged to a person other than a person who is or becomes insured under the Mortgage Pool Insurance Policy;


    (ii)     the date the Housing Loan is repaid in full;


    (iii) the date the Housing Loan ceases to be secured by the relevant Mortgage (other than in the case where the Mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);


    (iv) the maturity date set out in the "Certificate of Insurance" (as defined in the Mortgage Pool Insurance Policy), or as extended with the consent of the Mortgage Insurer or as varied by a court under the Consumer Credit Legislation; and


    (v) the date the Mortgage Pool Insurance Policy is cancelled in respect of the Housing Loan in accordance with the Mortgage Pool Insurance Policy.

Cover for Losses



    HLIC is obliged to pay to the Issuer Trustee the loss as at the Loss Date (as defined herein) in respect of a Housing Loan, being the aggregate of:


    (i) the principal amount outstanding under such Housing Loan together with any interest, fees or charges (whether capitalized or not), that are outstanding at the Loss Date;

    (ii)     fees and charges paid or incurred by the Issuer Trustee; and

    (iii) such other amounts (including fines or penalties) which HLIC approves in its absolute discretion;


which the Issuer Trustee is entitled to recover under the relevant Housing Loan contract and Mortgage less deductions including:


    (iv) any sale proceeds or compensation for compulsory acquisition of the Mortgaged Property;


    (v) in the event of foreclosure, the value of the Issuer Trustee's interest in the Mortgaged Property;


    (vi) any amount received by the Issuer Trustee under any collateral security;


    (vii) amounts paid to the Issuer Trustee by way of rents, profits or proceeds in relation to the Mortgaged Property or under any policy of insurance relating to the Mortgaged Property not applied in restoration or repair;


    (viii) any interest whether capitalized or not that exceeds interest at the (non-default) interest rate (in accordance with the Consumer Credit Legislation, if applicable) payable in relation to that Housing Loan;


    (ix) any fees or charges, whether capitalized or not, that are not of a type, or which exceed certain maximum amounts, as specified in the Mortgage Pool Insurance Policy;


    (x) losses directly arising out of physical damage to the Mortgaged Property (other than from fair wear and tear or losses recovered and applied in the restoration or repair of the Mortgaged Property prior to the Loss Date or which were recovered under a policy of insurance and applied to reduce the amount outstanding under the Housing Loan; and


    (xi) any amounts by which a claim may be reduced under the Mortgage Pool Insurance Policy.



"Loss Date" means, in respect of a Mortgage:


    (a) where, following an event on or following which the Approved Seller or the Issuer Trustee's power of sale in relation to the relevant Mortgaged Property becomes exercisable whether immediately or at the option of the Approved Seller or the Issuer Trustee or upon the expiration of any notice or period of time and whether or not the power of sale only arises if before the expiration of the notice or period of time the default remains unremedied (a "Mortgage Default"), the Approved Seller or the Issuer Trustee or a prior mortgagee in respect of the Mortgaged Property sells the Mortgaged Property, the date on which the sale is completed;


    (b) where, following a Mortgage Default, the Approved Seller or the Issuer Trustee or a prior mortgagee in respect of the Mortgaged Property becomes the absolute owner by foreclosure, the date on which that event occurs;


    (c) where, following a Mortgage Default, the Borrower sells the Mortgaged Property with the prior approval of the Approved Seller, the Issuer Trustee and HLIC, the date on which the sale is completed;


    (d) where the Mortgaged Property is compulsorily acquired or sold by a government for public purposes and there is a Mortgage Default (or where the Mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a default in repayment of the loan secured by the Mortgage which would have been a Mortgage Default but for the occurrence of that event), the date being the later of the date of the completion of the acquisition or sale or the date twenty-eight days after the date of the Mortgage Default; and


    (e) where the HLIC has agreed or determined to pay a claim under the Mortgage Pool Insurance Policy, the date specified in that agreement or determination.

    If the Consumer Credit Legislation applies to a Mortgage, HLIC's liability is limited to the amount required to discharge the mortgage under the Consumer Credit Legislation.

Aggregate Limit

    The Mortgage Pool Insurance Policy will be subject to an aggregate limit of loss of A$_________.

Issuer Trustee's Interest Extinguished

    If the Issuer Trustee's interest in a Housing Loan is extinguished in favor of Westpac as a result of:

    (1) a breach of Westpac's representations and warranties in relation to the Housing Loan which is discovered within 120 days of the Closing Date (or, in relation to Housing Loans assigned to the Issuer Trustee from the assets of another Seller Trust, 120 days after the date on which those Housing Loans were first sold by Westpac to the Issuer Trustee in its capacity as trustee of other Seller Trusts) and which breach was not remedied within that period (see "WESTPAC RESIDENTIAL LOAN PROGRAM--Eligibility Criteria"); or

    (2) a repurchase of a Housing Loan in accordance with Westpac's right of first refusal,

then Westpac will be entitled to the benefit of the Mortgage Pool Insurance Policy in so far as it applies to that Housing Loan.




Refusal or Reduction in Claim



    The amount of a claim may be reduced or cancelled by HLIC in the following circumstances:


    (i) any premium is not paid within twenty-eight days of the due date therefor;


    (ii) The Housing Loan contract for the relevant Mortgaged Property does not require the Mortgaged Property to be insured under a general insurance policy;


    (iii) there ceases to be a Servicer approved by HLIC to service the Housing Loans for the Issuer Trustee;


    (iv)     a claim is not lodged within twenty-eight days of the relevant Loss
             Date;


    (v) there is any representation or statement (deemed or otherwise) in a proposal for a Pool Mortgage Insurance Policy that is incorrect or the duty of disclosure under the Mortgage Pool Insurance Policy is breached;


    (vi) the Issuer Trustee or the Servicer does not comply with the reporting obligations under the Mortgage Pool Insurance Policy;


    (vii) the relevant Mortgage has not been duly registered with the land titles office in the jurisdiction where the related Mortgaged Property is located; and


    (viii) the Housing Loan contract, the Mortgage or any collateral security for the relevant Mortgaged Property has not been duly stamped, or the stamp duty thereon has not been paid, in each relevant jurisdiction.


    Under the Servicing Agreement, the Servicer undertakes to perform (and indemnifies the Issuer Trustee against) certain obligations of the Issuer Trustee, including the Issuer Trustee's duties of disclosure and its reporting obligations under the Mortgage Pool Insurance Policy. See "-Servicer Undertakings with Respect to Insurance Policies". This arrangement is acknowledged in the Mortgage Insurance Policy.



    Circumstances in which claims under a Mortgage Insurance Policy may be reduced or cancelled also include the following events occurring in relation to the Issuer Trustee without the approval of the Mortgage Insurer:



    (i) the making of any additional advance (other than Redraws) upon the security of a Mortgaged Property that ranks for payment ahead of the Housing Loan;


    (ii) materially altering the terms of a Housing Loan contract, any related Mortgage or any collateral security other than an alteration made in accordance with the Consumer Credit Legislation;


    (iii) allowing its rights to be reduced against the Borrower, the relevant mortgagor, any mortgage guarantor, any provider of any collateral security or the Mortgaged Property by compromise, postponement, partial discharge or otherwise;

    (iv) approving any transfer or assignment of the Mortgaged Property without full discharge of the Housing Loan;


    (v) a violation by the Issuer Trustee of any provision of such Mortgage Pool Insurance Policy; and


    (vi) consenting to a further advance by a prior mortgagee previously approved by HLIC upon the security of an approved prior mortgage.



Exclusions



    The Mortgage Insurance Policy does not cover any loss arising from:


    (i)      any war or warlike activities;


    (ii)     nuclear contamination;


    (iii) the existence or escape of any pollution or environmentally hazardous material;


    (iv) the fact that the Housing Loan contract, the relevant Mortgage or any collateral security is void or unenforceable; or


    (v) where the Consumer Credit Legislation applies, any failure of the Housing Loan contract, the relevant Mortgage or any collateral security to comply with the requirements of the Consumer Credit Legislation. See "CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS - Consumer Credit Legislation."


Claims


    A claim may only be made under the Mortgage Pool Insurance Policy following the Loss Date for the relevant Mortgage. If a Housing Loan has been in default for at least 6 months HLIC may in its absolute discretion pay the claim for the loss even if the Loss Date has not occurred. Claims are payable within 14 days of receipt by HLIC of the completed claim form.



    HLIC may, as a condition to payment of a claim, require an assignment to it by the Issuer Trustee of rights against the Borrower or any mortgagor or require the Issuer Trustee to take action, or empower HLIC, in relation to the relevant Housing Loan or related Mortgage.



Variations



    HLIC may not vary the Mortgage Insurance Policy for any Housing Loan except where the variation is generally applied to all insured customers of the same type in relation to the same type of insurance and where the variation is necessitated to ensure that, as a consequence of a change in law after the date of the Mortgage Insurance Policy, HLIC is not in breach of the law.


Housing Loan Insurance Corporation Ltd (HLIC Ltd)

    HLIC was established in 1965 by the Commonwealth Government of Australia ("Government") and is Australia's leading lenders' mortgage insurer ("LMI") with approximately 50% of the Australian LMI market. In December 1997, the Government sold HLIC to GE Capital Australia ("GECA") which is a wholly owned subsidiary of GE Capital Services Inc.

    GE is a diversified industrial and financial services company with operations in over 100 countries. It is rated AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch IBCA. It has significant LMI business around the world, operating in the United States, United Kingdom, Canada and now Australia and has over US$165 billion of loans insured globally.

    HLIC has been given a AAA claims paying rating in its own right by Standard & Poor's and a Aa1 rating by Moody's. Loans insured prior to the sale to GECA will also have the benefit of a guarantee by the Government. That proportion that has the benefit of the Government guarantee is $_____ as of the Cut-Off Date.

Primary Mortgage Insurance Policies

General

    Each Borrower under a Housing Loan which had an LVR of greater than 80% at the date of origination (or a lower LVR where required by Westpac's standard credit policy) was required to effect a mortgage insurance policy with either SunAlliance, MGICA, WLMI or HLIC (a "PMI Policy"). Westpac is required to equitably assign its interest in each Primary Mortgage Insurance Policy to the Issuer Trustee on the Closing Date. The consent of SunAlliance, MGICA, WLMI and HLIC is required for the assignment of the relevant Mortgages and the Primary Mortgage Insurance Policies, and for the Servicer servicing the insured Housing Loans. Westpac must ensure that these consents are obtained on or prior to the Closing Date.

    Where a provision of the HLIC PMI Policy is inconsistent with the HLIC Mortgage Pool Insurance Policy, the provision in the HLIC Mortgage Pool Insurance Policy will be taken to apply to the HLIC PMI Policy.

    The HLIC Mortgage Pool Insurance Policy provides for the assignment to the Trust of any HLIC PMI Policy.

Restrictions and Cancellation

    The amount recoverable under each PMI Policy will generally be the amount owing in relation to the relevant Mortgage (including unpaid principal, accrued interest at any non-default rate, proper tax and reasonable enforcement costs (subject in certain instances to insurer's consent)) less all amounts recovered from enforcement of the Mortgage. However, there are a number of requirements and restrictions imposed on the insured under each PMI Policy which may entitle the Mortgage Insurer to cancel the PMI Policy or reduce the amount of a claim; including:

    (1) the existence of an encumbrance or other interest which affects or has priority over the Mortgage;

    (2) the relevant Mortgage, or a guarantee or indemnity relating to the Mortgage, ceasing to be effective;

    (3) that there is a material omission or misstatement by the insured in relation to the Primary Mortgage Insurance Policy;

    (4) that any premium is not paid within the relevant grace period (if any);

    (5) termination by the insurer upon the giving of a set period of notice;

    (6)  a breach by the insured of the PMI Policy; and

    (7) certain circumstances which affect the insured's rights or recoveries under the relevant Housing Loan or Mortgage.

    Each PMI Policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular PMI Policy.

Servicer Undertakings with Respect to Insurance Policies

    Under the Servicing Agreement, the Servicer undertakes to:

    (1) act in accordance with the terms of any Mortgage Insurance Policy;

    (2) not do anything that would prejudicially affect the rights of the Issuer Trustee under a Mortgage Insurance Policy; and

    (3) promptly make claims and notify the Trust Manager when claims are made.

Description of SunAlliance, MGICA and WLMI

    The Royal SunAlliance Group entered into the lenders mortgage insurance market in Australia in 1989. Since then SunAlliance's Mortgage Insurance Division has displayed solid growth and operates as one of the major divisions of the Royal and SunAlliance Group. SunAlliance is a subsidiary of Royal and SunAlliance Insurance Australia Limited, which is one of the five largest insurers in Australia with premium revenue of some A$1.1 billion, assets in excess of A$1.8 billion and a net asset position at December 31, 1997 of over A$373 million. Royal & Sun Alliance Lenders Mortgage Insurance Ltd ("RSALMI") is rated AA- by Standard & Poor's, and is owned by the Sun Alliance group. Under a deed of indemnity, RSALMI is explicitly indemnified for past, present and future obligations arising from insurance contracts net of reinsurance by the Australian holding company for the group, Sun Alliance and Royal Insurance Australia Holdings Ltd. The business address of SunAlliance is Level 9, 465 Victoria Avenue, Chatswood, New South Wales, Australia.

    MGICA has been operating in the Australian housing market since 1965 and is a specialist insurer of residential mortgage loans. MGICA is owned and explicitly supported by, Australian Mutual Provident Society ("AMP"), Australia's largest insurance company rated AAA by Standard & Poor's and Aa2 by Moody's. MGICA is rated AA- by Standard & Poor's and A1 by Moody's for its claims paying ability. MGICA is strongly capitalized after receiving an injection of A$50mm of capital from its parent, AMP, in 1995. Moody's indicates the geographic diversity of MGICA's insurance risk profile is good and underwriting standards are considered appropriately conservative. The business address of MGICA is Level 23 AMP Centre, 50 Bridge Street, Sydney, New South Wales, Australia.

    WLMI is an unrated insurance company authorized under the Insurance Act 1973 to carry on insurance business in Australia. WLMI is a wholly owned subsidiary of Westpac Insurance Services (Brokers) Limited. The ultimate parent entity is Westpac Banking Corporation. Under a Management Agreement and Quota Share Reinsurance Agreement between WLMI and Royal and SunAlliance Mortgage Insurance Limited both dated August 27, 1996 SunAlliance agrees to provide management and administration services to WLMI and accepts 65% of the obligation on each and every policy issued by WLMI. WLMI retains the remaining 35% of the obligation. Under a Deed of Guarantee, SunAlliance will unconditionally and irrevocably guarantee the obligations of WLMI arising under policies issued by WLMI prior to the termination of the deed, and to the extent that those obligations are not recovered or met by contracts of reinsurance. The business address of WLMI is 50 Pitt Street, Sydney, New South Wales, Australia.


                       PREPAYMENT AND YIELD CONSIDERATIONS

    The following information is given solely to illustrate the effect of prepayments of the Housing Loans on the weighted average life of the Offered Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Housing Loans.

General

    The rate of principal payments on the Offered Notes, the aggregate amount of distributions on the Offered Notes and the yield to maturity of the Offered Notes will be related to the rate and timing of payments of principal on the Housing Loans. The rate of principal payments on the Housing Loans will in turn be affected by the amortization schedules of the Housing Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Housing Loans due to defaults, casualties, condemnations and repurchases by an Approved Seller). The Housing Loans may be prepaid by the Mortgagors at any time (subject, in the case of fixed rate Housing Loans, to the payment of any applicable fees).

Prepayments

    Prepayments, liquidations and purchases of the Housing Loans (including optional purchase of the remaining Housing Loans in connection with the termination of the Trust) will result in distributions on the Offered Notes of principal amounts which would otherwise be distributed over the remaining terms of such Housing Loans. Since the rate of payment of principal of the Housing Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any Offered Note may vary from the anticipated yield will depend upon the degree to which a Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Housing Loans. The rate of prepayment on the Housing Loans cannot be predicted. The prepayment experience of the Trust with respect to the Housing Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility.

    As with obligations generally, the rate of prepayment on the Mortgage Pool is affected by prevailing market rates for Housing Loans of a comparable term and risk level. When the market interest rate is below the interest rate on the Housing Loan, Borrowers may have an increased incentive to refinance their Housing Loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Borrowers may sell or refinance Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.

Weighted Average Lives

    Generally, greater than anticipated prepayments of principal will increase the yield on Offered Notes purchased at a price less than par and will decrease the yield on Offered Notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Housing Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Notes will also be affected by the amount and timing of delinquencies and defaults on the Housing Loans and the recoveries, if any, on defaulted Housing Loans and foreclosed properties.

    The "weighted average life" of a Note refers to the average amount of time that will elapse from the date of issuance of the Note to the date each dollar in respect of principal repayable under such Note is reduced to zero. The weighted average life of the Offered Notes will be influenced by, among other factors, the rate at which principal payments are made on the Housing Loans.

    The following tables are based on a constant prepayment rate model ("CPR" or the "Prepayment Model"). CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the Housing Loans. The Prepayment Model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Housing Loans. None of the Approved Sellers, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of Offered Notes to predict the amount or the timing of receipt of prepayments on the Housing Loans.

    Since the following table was prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Housing Loans and the characteristics of the Housing Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Housing Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Notes may be made earlier or later than as indicated in the tables.


    For the purpose of the tables below, it is assumed that: (i) the Housing Loans consist of level pay loans, (ii) the Closing Date for the Offered Notes is June __, 1998, (iii) payments on the Offered Notes are made on the 19th day of each Quarter regardless of the day on which the Payment Date actually occurs, commencing in July 1998 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Housing Loans will be timely delivered on the first day of each month commencing in July 1998 (with no defaults), (v) the Housing Loans' prepayment rates are a multiple of the Prepayment Model, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,
(vii) no optional termination is exercised and (viii) the Offered Notes have the Interest Rate and initial principal balances set forth herein. The preceding clauses are the assumptions used in preparing the following tables and are not necessarily expected to be predictive of the Mortgage Pool's actual performance.


    It is not likely that the Housing Loans will prepay at any constant percentage of the Prepayment Model to maturity or that all Housing Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Housing Loans (which include recently originated Housing Loans) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Housing Loans is the same as the weighted average remaining term to maturity of the assumptions described above. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein as well as other relevant assumptions.

                 Percent of Original Invested Amount Outstanding
                     at the Following Percentages of CPR(1)


                                                       Class A Notes: US$
                                          -------------------------------------------
    Date                                   0%       %       %       %       %       %
    ----                                  ---     ---     ---     ---     ---     ---
Initial Percent...................        100     100     100     100     100     100
June 1999.........................
June 2000.........................
June 2001.........................
June 2002.........................
Weighted Average Life(2) --
    To Maturity (Years)...........
    To Call (Years)...............


(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

                 Percent of Original Invested Amount Outstanding
                     at the Following Percentages of CPR(1)


                                                                               Class B Notes: $
                                   ------------------------------------------------------------------------------------------------
    Date                                   0%              %                %                 %                 %                %
    ----                                  ---             --               --                --                --               --
Initial Percent...................        100            100               100               100              100               100
June 1999.........................
June 2000.........................
June 2001.........................
June 2002.........................
Weighted Average Life(2) --
    To Maturity (Years)...........
    To Call (Years)...............


(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and
    (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.


                        DESCRIPTION OF THE OFFERED NOTES

General


    The Notes will be issued pursuant to the terms of the Transaction Documents. The following section contains summaries of the basic terms of the Transaction Documents. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Transaction Documents. A copy of the Master Trust Deed, and a form of each of the Series Notice, the Note Trust Deed and the Security Trust Deed has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part.


    Pursuant to the Transaction Documents, on the Closing Date the Issuer Trustee will issue two classes of notes (the "Offered Notes"), consisting of one class of senior notes, designated as the Class A Mortgage Backed Floating
Rate Notes due May 8, 2029, in the original principal amount of US$[     ] (the
"Class A Notes") and one class of subordinated notes, designated as the Class
B Mortgage Backed Floating Rate Notes, due May 8, 2029, in the original
principal amount of US$[     ] (the "Class B Notes"). In addition to the Class
A Notes and the Class B Notes, the Issuer Trustee may from time to time issue RFSs, which may convert to RFS Class A Notes in certain circumstances. The Offered Notes, the RFSs and the RFS Class A Notes are referred to herein as the "Notes." See "--Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes" herein.

    Payments on the Notes will be made by the Note Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Noteholders"). The Payment Date for the Notes will be the 19th day of each Quarter. A "Quarter" is each three-month period in a year which period begins on July 1, October 1, January 1 and April 1. If any Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event it shall be brought forward to the immediately preceding Business Day. The first Payment Date will be July 19, 1998 in respect of the period from (and including) the Closing Date to (but excluding) that date. The Record Date for any Payment Date will be the second Business Day immediately preceding the Payment Date (so long as the Notes are held in book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).


    A "Business Day" means (1) in relation to the Note Trust Deed, the Agency Agreement and any Note, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney, [London] and New York City; and (2) in relation to any other Transaction Document, any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in Sydney. If a public holiday is occurring in any of the referenced locales, then such day is not a Business Day, and no scheduled payments will be made on such day.


    A "Collection Period" commences on and includes the 10th day of each Quarter and runs until (and includes) the 9th day of the following Quarter with the exception of the first Collection Period, which will commence on (and include) the day after the Cut-Off Date and end on (and include) July 9, 1998.

    The first Interest Period in relation to the Notes commences on (and includes) the Closing Date and ends on (but excludes) the first Payment Date (being July 19, 1998). Each succeeding Interest Period, commences on (and includes) a Payment Date and ends on (but excludes) the next Payment Date. The final Interest Period ends on (but excludes) the Maturity Date.


    For any Interest Period other than the initial Interest Period, the "Interest Determination Date" is the second Business Day prior to the commencement of that Interest Period. The initial Interest Determination Date is -------------, 1998. The "Collection Determination Date" is four Business Days prior to each Payment Date.



    Each Class of Offered Notes initially will be represented by one or more global notes (the "Book-Entry Notes") registered in the name of the nominee of DTC (together with any successor depository selected by the Note Trustee, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Notes will be available for purchase in minimum denominations of US$100,000. The Issuer Trustee has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Noteholder of record of the Offered Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner (as defined herein) acquiring an interest in any Class of Offered Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Offered Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Offered Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Noteholder of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Notes."



     The Issuer Trustee will maintain a Paying Agent in London until the date the Notes are redeemed.


Collections and Payment

    With respect to each Collection Period and on or prior to the Collection Determination Date, the Trust Manager will determine the Collections (as defined below) received and reconcile the receipts against expenses, including Interest payable to Noteholders, that have accrued during such Collection Period. To the extent necessary, the Trust Manager must direct the Issuer Trustee to draw on or claim against the Liquidity Facility where available to make up shortfalls in Collections due but not received. Various amounts will also be swapped under the Swap Agreements.

    On the Collection Determination Date, the Trust Manager shall advise the Issuer Trustee of the amounts to be paid. The Issuer Trustee will arrange for the relevant payments to occur on the Payment Date.

    Set out below is an example of relevant dates and periods for the allocation of cashflows and their payments. All dates are assumed to be Business Days.


Collection Period                      10th April to (and including) 9th July

Collection Determination Date          15th July

Remittance Date                        17th July

Interest Determination Date            17th April

Notice Date                            18th July

Payment Date/Rate Set Date             19th July

Interest Period                        19th April to (but excluding) 19th July


Collections

    With respect to any Collection Period, "Collections" shall consist of interest and principal receipts from the Housing Loans, the proceeds of enforcement of Mortgages, the proceeds of claims under Mortgage Insurance Policies and payments by the Approved Sellers or the Servicer in respect of breaches of representations or warranties with respect to the Housing Loans. Westpac or the Servicer, as a delegate of Westpac under the Servicing Agreement, will receive the Collections in respect of the Housing Loans in the Mortgage Pool.



    So long as both (a) Westpac has a short term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and _________ from Fitch and (b) the Collections Account is maintained with Westpac or a subsidiary or Westpac, each of Westpac and the Servicer shall deposit the amount equal to the Collections it receives during the related Collection Period into the relevant Collections Account two Business Days prior to the relevant Payment Date (the "Remittance Date") together with an amount equivalent to the interest that would have accrued at the Bank Bill Rate on such amounts if they had been deposited into the Collections Account five Business Days following receipt by it (less any relevant tax).

        If Westpac has a short term rating of less than A-1+ from Standard & Poor's, less than P-1 from Moody's and less than ------ from Fitch, then Westpac and the Servicer shall pay all Collections in its possession or control into the Collections Account no later than five Business Days following receipt. Notwithstanding the foregoing, the Collections Account may continue to be maintained with Westpac.


    If, however, the Collections Account is not maintained with Westpac, or a subsidiary of Westpac, all Collections in relation to the Trust must be deposited into the Collections Account no later than two Business Days following receipt of them by Westpac or the Servicer (as the case may be).

Calculation of Total Available Funds

    On each Collection Determination Date the Trust Manager will, for the immediately preceding Collection Period, calculate the total of the Available Income, plus Principal Draws, plus Liquidity Draws (the sum of such amounts, (the "Total Available Funds")), all as further described below.

Available Income

    "Available Income" for a Collection Period equals the aggregate of:

    (1)  Finance Charge Collections plus

to the extent not included in paragraph (1):

    (2) any amount received or due to be received by or on behalf of the Issuer Trustee with respect to net receipts under any Swap Agreement (other than the Currency Swap);

    (3) any amount received by or on behalf of the Issuer Trustee under any Support Facility (other than the Currency Swap), including under a Mortgage Insurance Policy, which the Trust Manager determines should be accounted for in respect of a Finance Charge Loss;

    (4) any interest income received by or on behalf of the Issuer Trustee in respect of moneys credited to the Collections Account in relation to the Trust;


    (5) amounts in the nature of interest otherwise paid by Westpac, the Servicer or the Trust Manager to the Issuer Trustee in respect of Collections held by it;



    (6) any net amount attributable to income from another WST trust established under the Master Trust Deed with respect to the substitution of a Housing Loan ("Substitution Net Transfer Amount "Income"); and



    (7) all other amounts received by or on behalf of the Issuer Trustee in respect of the Trust assets in the nature of income,


excluding


    (8) any interest credited to a Collateral Account for a Support Facility;
and



    (9) any amount received by the Issuer Trustee on entry into a replacement Currency Swap which is payable prior to the prior Currency Swap Provider.


"Finance Charge Collections" shall equal:

    (1) all amounts received by or on behalf of the Issuer Trustee in respect of interest, fees and other income payable under Housing Loans in the Mortgage Pool, including:

             (i) amounts on account of interest recovered from the enforcement of a Housing Loan;

             (ii) any payments by Westpac to the Issuer Trustee on the repurchase of a Housing Loan which are attributable to interest;

             (iii) any interest adjustments received by the Trust in relation to the transfer of Housing Loans or related Mortgages from the Trust to another WST trust; and

             (iv) the Prepayment Cost Surplus for that Collection Period (if any); and

    (2) all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Issuer Trustee during that Collection Period including:

             (i) from an Approved Seller or the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed, Servicing Agreement or Series Notice;

             (ii) from an Approved Seller or the Servicer under any obligation under the Master Trust Deed, Servicing Agreement or Series Notice to indemnify or reimburse or pay damages to the Issuer Trustee for any amount, in each case which are determined by the Trust Manager to be in respect of interest; and

    (3) any amount received in respect of a Housing Loan in the Mortgage Pool, or a related Mortgage, after a Finance Charge Loss has occurred, which has not been received under a Mortgage Insurance Policy and which is not payable to an insurer under a Mortgage Insurance Policy; less

    (4) any amount debited in respect of the Housing Loans in the Mortgage Pool representing government charges collected by or on behalf of the Issuer Trustee, financial institutions duty, bank accounts debit tax or similar taxes and fees or charges due to the Servicer or Westpac under the Housing Loans and the Prepayment Cost Surplus due to Westpac and collected by Westpac or the Servicer.

    With respect to any Housing Loan, a "Finance Charge Loss" means Liquidation Losses which are attributable to interest, fees and expenses in relation to the relevant Housing Loan including on the early discharge of Housing Loans which bear a fixed rate of interest (other than a Housing Loan subject to a concessional rate of interest for 12 months or less) the amount, if any, owed by the relevant Borrower in accordance with the Relevant Documents. With respect to any Housing Loan, "Liquidation Losses" for a Collection Period, means the amount (if any) by which the Unpaid Balance of a Housing Loan (together with the enforcement expenses relating to the Housing Loan and the related Mortgage) exceeds the Liquidation Proceeds in relation to the Housing Loan. "Liquidation Proceeds" means all amounts recovered from the enforcement of a Mortgage (excluding proceeds of a Mortgage Insurance Policy).

    With respect to any Housing Loan, a "Prepayment Cost Surplus" means, in relation to a Collection Period, the amount by which the total of all Prepayment Costs (as defined below) for that Collection Period exceeds the total of all Prepayment Benefits for that Collection Period. With respect to any Housing Loan, a "Prepayment Benefit Shortfall" means, in relation to a Collection Period, the amount by which the total of all Prepayment Benefits for that Collection Period exceeds the total of all Prepayment Costs for that Collection Period.

    With respect to any Housing Loan which is a Fixed Option Home Loan or otherwise bears a fixed rate of interest (other than a Housing Loan subject to an introductory rate of interest for 12 months or less), "Prepayment Cost" means, on the early discharge of such Housing Loan, the amount (if any) owed by the relevant Borrower and collected by Westpac or the Servicer, in accordance with the relevant Housing Loan agreement with respect to such early discharge. With respect to any Housing Loan which is a Fixed Option Home Loan or otherwise bears a fixed rate of interest (other than a Housing Loan subject to an introductory rate of interest for 12 months or less), a "Prepayment Benefit" means, on the early discharge of such Housing Loan, the amount (if any) credited to the relevant Borrower's loan account by Westpac by means of a reduction in the Housing Loan Principal of that Housing Loan, in accordance with the relevant Housing Loan agreement.

    With respect to a Collection Period and any Housing Loan, "Principal Loss" means the amount of any Liquidation Loss for that Collection Period which is attributable to principal in relation to the relevant Housing Loan.

Principal Draws

    If the Trust Manager determines on any Collection Determination Date that the Available Income of the Trust for the Collection Period ending immediately prior to that Collection Determination Date is insufficient to meet Total Payments (as defined herein under "--Remaining Liquidity Shortfall") of the Trust for that Collection Period (a "Payment Shortfall"), then Principal Collections collected during that Collection Period will be applied to the Payment Shortfall (a "Principal Draw") to the extent available for this purpose.

    Principal Draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent Payment Dates.

Liquidity Draws

    If, on any Collection Determination Date, the Trust Manager determines that the related Payment Shortfall, if any, will not be covered fully by a Principal Draw, the Trust Manager must direct the Issuer Trustee to draw on the Liquidity Facility in an amount equal to the lesser of the remaining Payment Shortfall or the Available Liquidity Amount. Any direction by the Trust Manager to the Issuer Trustee to draw on the Liquidity Facility is subject to there being available funds under the Liquidity Facility.

Remaining Liquidity Shortfall

    If the amount available to be drawn under the Liquidity Facility is not sufficient to satisfy the remaining Payment Shortfall in full, the amount of such shortfall will be a "Remaining Liquidity Shortfall." If the Trust Manager determines that a Remaining Liquidity Shortfall exists, then the Trust Manager must reduce the Interest payable in respect of the Notes as follows:

    (1) first, reduce the A$ Class B Interest Amount payable to the Currency Swap Provider under the swap confirmation relating to the Class B Notes;

    (2) second, if the A$ Class B Interest Amount has been reduced to zero, any excess Remaining Liquidity Shortfall shall reduce pro rata, based on their applicable entitlements:

       (i) the A$ Class A Interest Amount payable to the Currency Swap Provider under the swap confirmation relating to the Class A Notes;

       (ii)  the RFS Interest for all RFSs (if any);

       (iii) interest payable for all RFS Class A Notes (if any); and

       (iv) any fee payable by the Issuer Trustee under the Redraw Facility.

    If there is a reduction in the A$ Class B Interest Amount under (1) above, the Interest entitlement of the Class B Noteholders shall be reduced by the same proportion as the reduction in the A$ Class B Interest Amount. If there is a reduction in the A$ Class A Interest Amount under (2)(i) above, the Interest entitlement of the Class A Noteholders shall be reduced by the same proportion as the reduction in the A$ Class A Interest Amount.

    With respect to any Payment Date, the "A$ Class A Interest Amount" means the amount in A$ which is calculated:

    (1) on a daily basis at the applicable rate set out in the swap confirmation relating to the Class A Notes (being AUD- BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days plus the spread set out in the Currency Swap);

    (2) on the A$ Equivalent (with respect to an amount denominated or to be denominated in U.S. dollars, the amount converted to (and denominated in) Australian dollars at the applicable exchange rate) of the aggregate of the Invested Amount of the Class A Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

    (3) on the basis of the actual number of days in that Interest Period and a year of 360 days.

    With respect to any Payment Date, the "A$ Class B Interest Amount" means, for any Payment Date, the amount in A$ which is calculated:

    (1) on a daily basis at the applicable rate set out in the swap confirmation relating to the Class B Notes (being AUD- BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Interest Period ending on (but excluding) that Payment Date with a designated maturity of 90 days plus the spread);

    (2) on the A$ Equivalent of the aggregate of the Invested Amount of the Class B Notes as at the first day of the Interest Period ending on (but excluding) that Payment Date; and

    (3) on the basis of the actual number of days in that Interest Period and a year of 360 days.

    With respect to any Payment Date, "RFS Interest" means all interest on the outstanding RFSs in respect of an Interest Period. With respect to any Payment Date, "RFS Class A Interest" means all interest on the outstanding RFS Class A Notes in respect of an Interest Period.

Distribution of Total Available Funds

General



    On each Payment Date, Total Available Funds will be applied in making the following payments in respect of the preceding Collection Period in the following order of priority:


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    (1) in relation to the first Payment Date only, the Accrued Interest
Adjustment;

    (2) unpaid or unreimbursed Trust Expenses;

    (3) amounts payable under any Support Facility (other than the Currency
Swap), pro rata, based on their respective entitlements, including:

       (i) the net amount (if any) payable by the Issuer Trustee under the Variable Rate Basis Swap;

       (ii) the net amount (if any) payable by the Issuer Trustee under each Fixed Rate Basis Swap; and

       (iii) any interest or fees payable by the Issuer Trustee under the Liquidity Facility,

but not including amounts due under paragraph (4), (5) or (6) below;

    (4) repayment of any Liquidity Draw made on or prior to the previous Payment Date;

    (5) pro rata, to each of the following, based on their respective entitlements:

       (i)   any interest payable on all RFSs (if any);

       (ii) the payment to the Currency Swap Provider under the swap confirmation relating to the Class A Notes of the A$ Class A Coupon Amount at that date;

       (iii)     the interest payable on all RFS Class A Notes (if any); and

       (iv)      any fee payable by the Issuer Trustee under the Redraw
       Facility; and

    (6) the payment to the Currency Swap Provider under the swap confirmation relating to the Class B Notes of the A$ Class B Coupon Amount as at that date.

The sum of paragraphs (1) to (6) above represents "Total Payments" for a Collection Period.

    The Issuer Trustee shall only make a payment described in paragraphs (1) to
(6) above to the extent that Total Available Funds remain available to do so after each payment is made in accordance with the above priority in accordance with the Series Notice.

Trust Expenses



    On each Collection Determination Date the Trust Manager will determine the following payments to be made for the relevant Collection Period (together, the "Trust Expenses") in the following order of priority (as between themselves) on the next Payment Date:


    (1) taxes payable in relation to the Trust;

    (2) the Issuer Trustee Fee;

    (3) the Trust Manager Fee;

    (4) any fee payable to the Security Trustee under the Security Trust Deed;

    (5) the Servicing Fee;

    (6) any fee payable to the Note Trustee under the Note Trust Deed;

    (7) any fee payable to the Agent Bank under the Agency Agreement;

    (8) pro rata based on their respective entitlements any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to, the Security Trustee, the Servicer, the Note Trustee or the Agent Bank in relation to the Trust under the Transaction Documents, for that Collection Period; and

    (9) pro rata based on their respective entitlements any other costs, charges or expenses incurred by the Issuer Trustee or the Trust Manager in the administration or operation of the Trust.


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Calculation of Interest Payable on the Notes



    The "Interest Rate" for the Class A Notes for a particular Interest Period is equal to USD-LIBOR-BBA on the related Interest Determination Date (as defined herein) plus ___%. The Interest Rate on the Class A Notes for the first Interest Period will be equal to ___%. The "Interest Rate" for the Class B Notes for a particular Interest Period is equal to USD- LIBOR-BBA on the related Interest Determination Date plus ___%. The Interest Rate on the Class B Notes for the first Interest Period will be equal to ____%. See "--Calculation of USD-LIBOR-BBA" below.




    With respect to any Payment Date, interest on a Class of Notes will be calculated as the product of (a) the Invested Amount of such Class as of the first day of that Interest Period after giving effect to any payments of principal made with respect to such Class on such day, (b) the Interest Rate for such Class for that Interest Period; and (c) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days (such product, "Interest"). No Noteholder will be entitled to payments of Interest after the related Stated Amount is reduced to zero.

Calculation of USD-LIBOR-BBA

    On the second London banking day before the beginning of each Interest Period (each an "Interest Determination Date"), the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Payment Date.

Excess Available Income

General

    On each Collection Determination Date, the Trust Manager must determine the amount (if any) by which the Total Available Funds for the Collection Period ending immediately prior to that Collection Determination Date exceeds the Total Payments for that same Collection Period (such amount, the "Excess Available Income").

Distribution of Excess Available Income

    On each Collection Determination Date, the Trust Manager must apply such Excess Available Income for the Collection Period relating to that Collection Determination Date in the following order of priority:

    (1) to reimburse Principal Charge Offs for that Collection Period;

    (2) pro rata, based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A Notes (if any), the Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes:

       (i) as a payment to the holders of the RFSs (if any) in or towards reinstating the Stated Amount of such RFSs, to the extent of any Carryover RFS Charge Offs;

       (ii) as a payment to the holders of the RFS Class A Notes (if any) in or towards reinstating the Stated Amount of such RFS Class A Notes, to the extent of any Carryover RFS Class A Charge Offs;

       (iii) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;




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       (iv) as a payment to the Currency Swap Provider under the swap confirmation relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

    (3) as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class B Notes of the A$ Equivalent of any Carryover Class B Charge Offs;

    (4) to all Principal Draws which have not been repaid as at that date; and

    (5) as a distribution to any Beneficiaries (an "Excess Collections Distribution").

    All amounts to be paid pursuant to paragraphs (2), (3) and (5) will be paid on the Payment Date immediately following the Collection Determination Date.

    Once distributed to a Beneficiary, an Excess Collections Distribution will not be available to the Issuer Trustee to meet its obligations in respect of the Trust in subsequent periods unless there has been an error in the relevant calculation of the Excess Collections Distribution. A "Beneficiary" is any party which holds a residual income unit in the Trust.

Gross Principal Collections

    On each Collection Determination Date, the Trust Manager must determine Gross Principal Collections for the Collection Period ending immediately prior to that Collection Determination Date. With respect to any Collection Determination Date, "Gross Principal Collections" are the sum of:

    (1) all amounts received by or on behalf of the Issuer Trustee under or in respect of the Housing Loans during the Collection Period in respect of principal, including principal prepayments;

    (2) all other amounts received under or in respect of the Housing Loans during the Collection Period in respect of principal, including:

       (i) amounts on account of principal recovered from the enforcement of a Housing Loan or Mortgage;

       (ii) any payments by Westpac to the Issuer Trustee on the repurchase of a Housing Loan in respect of principal;

       (iii) any amounts in the nature of principal received by or on behalf of the Issuer Trustee from the sale of any Trust Asset, including any amount received on the issue of Notes and which was not used to purchase a Housing Loan or Mortgage and which the Trust Manager determines is surplus to the requirements of the Trust;

       (iv) any Prepayment Costs applied towards Prepayment Benefit; and

       (v) any Prepayment Benefit Shortfall paid by Westpac to the Trust;

    (3) all amounts received by or on behalf of the Issuer Trustee during that Collection Period under any Support Facility (other than the Currency Swap) which the Trust Manager determines should be accounted for to reduce a Principal Loss;

    (4) all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

       (i) from an Approved Seller or the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed, Series Notice or Servicing Agreement determined by the Trust Manager to be in respect of principal; and

       (ii) from an Approved Seller or the Servicer under any obligation under the Master Trust Deed, Series Notice or Servicing Agreement to indemnify, reimburse or pay damages to the Issuer Trustee for any amount determined by the Trust Manager to be in respect of principal;

    (5) any amount of Excess Available Income to be applied to meet a Principal Charge Off or a Carryover Charge Off;

    (6) any amount received by or on behalf of the Issuer Trustee during that Collection Period as proceeds from the issue of any RFS to the extent not applied to reimburse amounts drawn under the Redraw Facility;

    (7) any Excess Available Income to be applied to Principal Draws made on a previous Payment Date;

    (8) any Prepayment Calculation Adjustment for that Collection Period; and






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    (9) any net amount attributable to principal received by the Trust from another trust established under the Master Trust Deed with respect to any substitution of a Housing Loan during that Collection Period ("Substitution Net Transfer Amount ("Principal)";



but excluding a premium receivable by the Issuer Trustee on entry into a replacement Currency Swap.

    On the Closing Date, the A$ Equivalent of the total Initial Invested Amount of the Notes issued by the Issuer Trustee may exceed the Housing Loan Principal as of the Cut-Off Date. The amount of this difference, if any, will be treated as a Gross Principal Collection and the US$ Equivalent will be passed through to Noteholders on the first Payment Date.

    With respect to any Collection Period and a Housing Loan, a "Prepayment Calculation Adjustment" is any amount credited to the related Borrower by Westpac to reflect an interest adjustment resulting from a change in computer systems.

Principal Collections

    On each Collection Determination Date the Trust Manager must calculate Principal Collections for the preceding Collection Period. With respect to any Collection Determination Date, "Principal Collections" shall be equal to:

    (1) the Gross Principal Collections for that Collection Period; less

    (2) any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac during that Collection Period for which Westpac has not been reimbursed previously.

Distribution of Principal Collections

Initial Principal Distributions

    On each Payment Date, Principal Collections will be distributed in the following order of priority:

    (1) to repay any Redraws provided by Westpac to the extent not previously reimbursed;

    (2) to repay any Principal Outstanding under the Redraw Facility;

    (3) to allocate to Total Available Funds any Principal Draw; and

    (4) to repay all amounts outstanding under each RFS Series (if any), in chronological order of issue, until repaid in full,

(together, "Initial Principal Distributions").

    Only after Initial Principal Distributions have been distributed will Principal Collections be available to be paid to the Currency Swap Provider to enable the Issuer Trustee to make payments to the Class A Noteholders and the Class B Noteholders in US$ in accordance with the appropriate principal allocation methodology set forth below. With respect to any Payment Date, "Net Principal Collections" shall equal the amount of Principal Collections remaining after the distribution of Initial Principal Distributions.

Payments of Principal on the Notes

    With respect to any Collection Determination Date, the Trust Manager shall determine the appropriate principal allocation methodology as set forth below. On each Payment Date, the Trust Manager shall instruct the Issuer Trustee to pay principal to the Noteholders in the manner and subject to the priority set forth below.

Serial Method 1

    If, on the related Collection Determination Date, the Serial Method 1 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

    (1) first, pro rata, based on their respective entitlements:

       (i) as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class A Notes of an amount equal to the lesser of:





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



          (a) the Class A Forex Percentage of the sum of: (1) the Class A Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

          (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

       (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

          (a) the RFS Class A Forex Percentage of the sum of: (1) the Class A Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

          (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (2) second, as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class B Notes of an amount equal to 50% of the Class B Percentage of Net Principal Collections.

    The "Serial Method 1 Distribution Test" is met if, on any Collection Determination Date the following conditions are all satisfied:

    (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to ___% (twice the Initial Subordinated Percentage);

    (ii) that Collection Determination Date occurs on or before April 19, 2001;

    (iii) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such Collection Determination Date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%; and

    (iv) the Average Quarterly Percentage on such Collection Determination Date:

           (a) does not exceed [2]% and the Total Carryover Charge Off on that Collection Determination Date does not exceed [30]% of the Class B Initial Invested Amount; or

           (b) does not exceed [4]% and the Total Carryover Charge Off on such Collection Determination Date does not exceed [10]% of the Class B Initial Invested Amount; and

    (v) the Stated Amount of the Class B Notes on such Collection Determination Date exceeds 0.25% of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

Serial Method 2

If, on the related Collection Determination Date, the Serial Method 2 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

    (1) first, pro rata, based on their respective entitlements:

      (i) as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class A Notes of an amount equal to the lesser of:

           (a) the Class A Forex Percentage of the Class A Percentage of Net Principal Collections; and

           (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

      (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

           (a) the RFS Class A Forex Percentage of the Class A Percentage of Net Principal Collections; and

           (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

    (2) second, as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class B Notes of an amount equal to the Class B Percentage of Net Principal Collections.





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



    The "Serial Method 2 Distribution Test" is met if, on any Collection Determination Date the following conditions are all satisfied:

      (i) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to __% (twice the Initial Subordinated Percentage);

      (ii) that Collection Determination Date occurs after April 19, 2001,

      (iii) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such Collection Determination Date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%;

      (iv) the Average Quarterly Percentage as at the Collection Determination
    Date:

           (a) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the Class B Initial Invested Amount; or

           (b) does not exceed 4% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 10% of the Class B Initial Invested Amount; and

      (v) the Stated Amount of the Class B Notes on such Collection Determination Date exceeds 0.25% of the sum of (x) the Class A Initial Invested Amount, (y) the Class B Initial Invested Amount and (z) the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any).

Sequential Method

    If neither the Serial Method 1 Distribution Test nor the Serial Method 2 Distribution Test has been met, then the Issuer Trustee will pay out of any Net Principal Collections, on the immediately following Payment Date the following amounts in the following order of priority:

(1) first, pro rata, based on their respective entitlements:

    (i) as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class A Notes of an amount equal to the lesser of:

           (a) the Class A Forex Percentage of the Net Principal Collections;
and

           (b) the A$ Equivalent of the Class A Stated Amounts for all Class A Notes; and

    (ii) as a payment denominated in A$ to the holders of the RFS Class A Notes (if any) of an amount equal to the lesser of:

           (a) the RFS Class A Forex Percentage of the Net Principal Collections; and

           (b) the RFS Class A Stated Amounts for all RFS Class A Notes (if any); and

(2) second, as a payment, denominated in A$, to the Currency Swap Provider under the swap confirmation relating to the Class B Notes of an amount equal to the lesser of (i) the amount remaining after all distributions in (1) above and (ii) the A$ Equivalent of the Class B Stated Amounts for all Class B Notes.

Certain Related Definitions

    With respect to any date, the "Average Quarterly Percentage" is the sum of Quarterly Percentage for the four full Quarters preceding that date, divided by four. With respect to any Collection Period, the "Quarterly Percentage" equals a fraction, expressed as a percentage, the numerator of which is the aggregate Housing Loan Principal of all Housing Loans which are Delinquent for more than 60 consecutive days as of the close of business on the last day of that Collection Period, and the denominator of which is the aggregate Housing Loan Principal of all Housing Loans as of the close of business on the last day of that Collection Period. With respect to any Housing Loan and date, "Housing Loan Principal" shall be the unpaid principal amount of that Housing Loan on such date.

    The "Class A Forex Percentage" equals a fraction, expressed as a percentage, the numerator of which is the A$ Equivalent of the Class A Stated Amounts at that date and the denominator of which is the sum of the A$ Equivalent of the Class A Stated Amounts and the RFS Class A Stated Amounts at that date.




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    The "Class A Percentage" means, on a Collection Determination Date, the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the Redraw Limit for the preceding Collection Determination Date as a percentage of the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the Class B Stated Amounts and the Redraw Limit calculated as at the preceding Collection Determination Date. The "Class B Percentage" means, on a Collection Determination Date, the aggregate of the A$ Equivalent of the Class B Stated Amounts for the preceding Collection Determination Date as a percentage of the sum of the aggregate A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the Class B Stated Amounts and the Redraw Limit calculated as at the preceding Collection Determination Date.


    The "Initial Subordinated Percentage" shall be ___%.

    With respect to any date, the "RFS Class A Forex Percentage" shall be 100% minus the Class A Forex Percentage as of that date.


    The "Subordinated Percentage" means the fraction, expressed as a percentage, calculated on each Collection Determination Date by the Trust Manager by the numerator of which is the A$ Equivalent of the aggregate of the Class B Stated Amounts and the denominator of which is the sum of (i) the A$ Equivalent of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the Class B Stated Amounts at that time, plus (ii) the Redraw Limit at that time, plus (iii) the aggregate of the RFS Stated Amounts at that time, plus (iv) the aggregate of the RFS Class A Stated Amounts at that time.


Application of Principal Charge Offs

General

    If there is any Liquidation Loss under a Housing Loan, the Trust Manager will direct the Servicer to make a claim under the relevant Mortgage Insurance Policy for the aggregate amount of that Liquidation Loss if the Servicer has not already done so. If a claim on account of a Principal Loss may not be made (or is reduced) under the Mortgage Insurance Policy for any reason (including because the maximum amount available under the Mortgage Pool Insurance Policy has been exhausted, the Mortgage Insurance Policy has been terminated in respect of that Housing Loan, the Mortgage Insurer is entitled to reduce the amount of the claim or the Mortgage Insurer defaults in payment of a claim) then a "Mortgage Shortfall" will arise if:

(1) the total amount recovered and recoverable under the Mortgage Insurance Policy attributable to principal; plus

(2) any damages or other amounts payable by an Approved Seller or the Servicer under or in respect of the Master Trust Deed, the Series Notice or Servicing Agreement relating to the Housing Loan which the Trust Manager determines to be on account of principal, is insufficient to meet the full amount of the Principal Loss. In that case, the aggregate amount of all Mortgage Shortfalls for that Collection Period (a "Principal Charge Off") will be applied to reduce the Stated Amounts of the Notes as described below.

Charge Offs

    On any Collection Determination Date, the Excess Available Income (if any) will be applied to meet Principal Charge Offs calculated on that Collection Determination Date for the Collection Period ending immediately prior to that Collection Determination Date. If the amount of Excess Available Income is less than the amount of those Principal Charge Offs, then the balance of the Principal Charge Offs will be:

(1) applied to reduce the Stated Amounts of the Class B Notes by the US$ Equivalent of that balance (a "Class B Charge Off"), until the Class B Stated Amount is zero; and

(2) to the extent that balance cannot be applied under paragraph (1) because the Class B Stated Amount is zero, applied pro rata, based on their respective Stated Amounts or Principal Outstanding, as applicable, to the reduction of the RFSs (if any) (an "RFS Charge Off"), the RFS Class A Notes (if any) (an "RFS Class A Charge Off") and the Class A Notes (a "Class A Charge Off") until the respective Stated Amounts of the Class A Notes, the RFSs (if any) and the RFS Class A Notes (if any) are zero and the Principal Outstanding under the Redraw Facility until the Principal Outstanding is zero (a "Redraw Facility Charge Off") (using US$ Equivalent amounts in the case of the Class A Notes).

    With respect to any date, the "Total Carryover Charge Off" means the sum of:

    (1) all Carryover Class A Charge Offs for all Class A Notes (other than RFS Class A Notes) as at that date;

    (2) all Carryover Class B Charge Offs for all Class B Notes as at that date;

    (3) the US$ Equivalent of all Carryover RFS Charge Offs for all RFSs as at that date; and




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    (4) the US$ Equivalent of all Carryover RFS Class A Charge Offs for all RFS
    Class A Charge Offs as at that date.

Reimbursement of Charge Offs

    On any Collection Determination Date, if there is Excess Available Income in respect of the Collection Period ending immediately prior to that Collection Determination Date remaining after the reimbursement of any Principal Charge Offs for that Collection Period, then the remaining Excess Available Income will be used to reinstate the Stated Amounts of the Notes in the following priority:

    (1) first, the Carryover Redraw Charge Offs, Carryover RFS Charge Offs, Carryover RFS Class A Charge Offs and Carryover Class A Charge Offs, pro rata based on the amount of their respective Charge Offs (using A$ Equivalent amounts in the case of Carryover Class A Charge Offs); and

    (2) second, the A$ Equivalent of any Carryover Class B Charge Offs.

    On any Collection Determination Date in relation to a Class A Note, "Carryover Class A Charge Offs" means the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to a Class B Note, "Carryover Class B Charge Offs" means on any Collection Determination Date in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to the Redraw Facility, "Carryover Redraw Charge Offs" means, the aggregate of Redraw Charge Offs prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to the RFSs, the aggregate of RFS Charge Offs in relation to that RFS prior to that Collection Determination Date which have not been reinstated as provided for herein. On any Collection Determination Date in relation to an RFS Class A Note, "Carryover RFS Class A Charge Offs" means the aggregate of RFS Class A Charge Offs in relation to that RFS Class A Note prior to that Collection Determination Date which have not been reinstated as provided for herein.

Payments into US$ Account

    The Principal Paying Agent shall open and maintain, or cause to be opened and maintained, an account (the "US$ Account") into which the Currency Swap Provider shall deposit amounts denominated in US$.

    (1) The Issuer Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Provider under the Currency Swap into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee.

    (2) If any of the Issuer Trustee, the Trust Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Provider under the Currency Swap they will promptly pay that amount to the credit of the US$ Account.

Payments out of US$ Account

    The Issuer Trustee shall, or shall require that the Paying Agents shall on its behalf, pay all amounts credited to the US$ Account or otherwise referred to above to meet its US$ obligations under the Series Notice and the Notes, and in accordance with the Note Trust Deed and the Agency Agreement.

Prepayment Costs and Prepayment Benefits

    (1) On each Collection Determination Date the Trust Manager will determine total Prepayment Benefits and total Prepayment Costs for the relevant Collection Period and will apply an amount equal to those total Prepayment Costs in payment of those total Prepayment Benefits. If:

              (i) there is a Prepayment Cost Surplus, it will be applied under paragraph (2) below; and

             (ii) there is a Prepayment Benefit Shortfall, it will be funded under paragraph (3) below.

    (2) On each Payment Date based on calculations provided to it by the Trust Manager, the Issuer Trustee will pay to Westpac an amount equal to the Prepayment Cost Surplus (if any) for the Collection Period on that Payment Date to the extent received by or on behalf of the Issuer Trustee.

    (3) If, on any Collection Determination Date, the Trust Manager calculates that there is a Prepayment Benefit Shortfall, the Trust Manager must by the close of business on that Collection Determination Date notify Westpac of the amount of that Prepayment Benefit Shortfall. Westpac must, by 4:00 p.m. (Sydney time) on the Remittance Date, deposit




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

in the Collections Account for the credit of the Issuer Trustee an amount equal to that Prepayment Benefit Shortfall. That amount will be treated as a Gross Principal Collection.

Description of the Redraw Facility, the Redraw Funding Securities and the RFS Class A Notes

    Certain Housing Loans in the Mortgage Pool which are charged a variable rate of interest have the benefit of a facility which allows the borrower to draw on repayments made by the Borrower in excess of scheduled repayments on the related Housing Loan (any such draw, a "Redraw"). Borrowers may require Westpac to re-advance to them previously prepaid principal. In certain circumstances, Westpac has a contractual obligation under the related loan document to provide the Redraw if the Borrower has made prepayments on the related Housing Loan and such Borrower is not delinquent. A Redraw will not result in the Housing Loan being removed from the Mortgage Pool.

    Westpac is entitled to be reimbursed by the Issuer Trustee for Redraws funded by Westpac first, from Gross Principal Collections as described herein under "--Principal Collections" herein, second, from drawings under the Redraw Facility and third, from the proceeds of the issue of RFSs (if any), to the extent each is available.

    If Westpac is not fully reimbursed in relation to a Redraw (a "Redraw Shortfall"), it will bear the cost of funding that Redraw until such time as it can be reimbursed by the Issuer Trustee.

Redraw Facility

General

    On or prior to the Closing Date, Westpac will enter into a Redraw Facility Agreement (the "Redraw Facility Agreement") in its capacity as "Redraw Facility Provider" with the Issuer Trustee. Pursuant to the terms of the Redraw Facility Agreement, the Redraw Facility Provider shall be obligated, subject to the limitations set forth below, to fund the amount of any Redraws not funded with Gross Principal Collections. To the extent that Gross Principal Collections are insufficient to fund Redraws and amounts are available under the Redraw Facility, the Trust Manager must direct the Issuer Trustee to draw on the Redraw Facility. Under the Redraw Facility, the Redraw Facility Provider agrees to make advances to the Issuer Trustee up to the limit from time to time (the "Redraw Limit") or any lesser amount as agreed between the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. At the Closing Date, the Redraw Limit is expected to be A$_________. The Redraw Limit may not be increased without written confirmation from the Rating Agencies that the increase would not result in a downgrading or withdrawal of the rating for the Offered Notes then outstanding.

    The Redraw Facility Provider may revoke the Redraw Facility at any time immediately on giving notice to the Issuer Trustee and the Trust Manager.

Drawings

    In the event of a Redraw Shortfall on any Collection Determination Date, the Trust Manager must direct the Issuer Trustee to draw down on the Redraw Facility for an amount (a "Redraw Advance") equal to the lesser of the Redraw Shortfall and the amount available under the Redraw Facility at that time ("Available Redraw Amount"). A drawing may only be made under the Redraw Facility on account of a Redraw Shortfall.

    A drawing may only be made by the Issuer Trustee giving to the Redraw Facility Provider a duly completed drawdown notice signed by the Issuer Trustee; provided, however, that each of the following conditions precedent to drawing are met. The sum of all Redraw Advances outstanding on any particular date shall be the "Principal Outstanding."

Conditions Precedent to Drawing

    The obligations of the Redraw Facility Provider to make available each Redraw Advance are subject to the conditions precedent that:

    (1) no event of default has occurred and is continuing under the Redraw Facility at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Redraw Advance; and

    (2) the representations and warranties by the Issuer Trustee in the Redraw Facility are true as at the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the facts and circumstances then subsisting.

Draw Fee

    With respect to any Redraw Advance made by the Redraw Facility Provider, a fee (the "Draw Fee") will accrue on such Redraw Advance from the date of its advance at a rate equal to the Bank Bill Rate plus a margin, calculated on the


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basis of the actual number of days elapsed since the advance and a year of 365 days. The Draw Fee shall be payable on each Payment Date and on termination of the Redraw Facility. To the extent any Draw Fee is not paid, the amount of such unpaid Draw Fee will be capitalized and interest will accrue on any such unpaid Draw Fee. On any date, the "Bank Bill Rate" shall be the rate calculated by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 am, Sydney time, on that date for each Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of 90 days eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any date fewer than five Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that date shall mean such rate as is agreed between the Trust Manager and Westpac having regard to comparable indices then available, provided that on the first day of any first Interest Period as it relates to a Class of Notes the Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period.

Availability Fee

    For so long as the Redraw Facility exists, a fee (the "Availability Fee") shall accrue daily from the date of the Redraw Facility on the available redraw amount, which Availability Fee is payable on each Payment Date and on termination of the Redraw Facility. The Availability Fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Redraw Advances

    To the extent a Redraw Advance has been made and has not been repaid to the Redraw Facility Provider, the amount of such unreimbursed Redraw Advance is repayable on the following Payment Date and on termination of the Redraw Facility, to the extent that there are funds available for such payment. It is not an event of default if the Issuer Trustee does not have funds available to repay the full amount of the unreimbursed Redraw Advance on the following Payment Date.

Events of Default under the Redraw Facility

    It is an event of default under the Redraw Facility (whether or not such event is within the control of the Issuer Trustee) if:

    (1) an amount is available for payment under the Redraw Facility, and the Issuer Trustee does not pay that amount within 10 Business Days of its due date;

    (2) an Insolvency Event occurs in relation to the Trust;

    (3) an Insolvency Event occurs in relation to the Issuer Trustee, and a successor trustee of the Trust is not appointed within 30 days of that Insolvency Event;

    (4) the Termination Date occurs in relation to the Trust; or

    (5) an event of default (as defined in the Security Trust Deed) occurs and any action is taken to enforce the security interest under the Security Trust Deed over the assets of the Trust (including appointing a receiver or receiver and manager or selling any of those assets).

    With respect to the Issuer Trustee (in its personal capacity and as trustee of a Trust), the Trust Manager, a Servicer, or a Mortgage Insurer (each a "relevant corporation"), an "Insolvency Event" will occur upon the happening of any of the following events:

    (1) an administrator of the relevant corporation is appointed;

    (2) except for the purpose of a solvent reconstruction or amalgamation:

                      (i) an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

                              (a) the winding up, dissolution or administration of the relevant corporation; or



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                              (b) the relevant corporation entering into an
                              arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

                      (ii) the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

    (3) the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee);

    (4) a receiver, receiver and manager or administrator is appointed (by the relevant corporation or by any other person) to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

    (5) anything analogous to an event referred to in paragraphs (1) to (5) (inclusive) or having substantially similar effect, occurs with respect to the relevant corporation.

    The "Termination Date" shall be earlier to occur of:

    (1) the date which is 80 years after the date of creation of the Trust;

    (2) the termination of the Trust under statute or general law;

    (3) full and final enforcement of the Security Trust Deed; or

    (4) at any time after all Notes have been repaid in full and the Issuer Trustee and the Trust Manager agree that no further Notes are proposed to be issued by the Issuer Trustee in relation to the Trust, the Business Day immediately following that date.

Consequences of Occurrence of Events of Default

    At any time after an event of default (whether or not it is continuing) the Redraw Facility Provider may do all or any of the following:

    (1) by notice to the Issuer Trustee and the Trust Manager declare all moneys actually or contingently owing under the Redraw Facility immediately due and payable, and the Issuer Trustee must immediately pay the Principal Outstanding together with accrued interest and fees and all such other moneys; or

    (2) by notice to the Issuer Trustee and the Trust Manager cancel the Redraw Limit with effect from any date specified in that notice.

Termination of the Redraw Facility

    The Redraw Facility will terminate on the earliest of the following:

    (1) the date on which the Issuer Trustee enters into a replacement Redraw Facility;

    (2) one month after the Offered Notes have been redeemed in full in accordance with the Master Trust Deed and the Series Notice;

    (3) following an event of default under the Redraw Facility, the date on which the Redraw Facility Provider declares the Redraw Facility terminated;

    (4) the date on which the Issuer Trustee, on giving not less than five Business Days irrevocable notice to the Redraw Facility Provider, has cancelled all or part of the Redraw Limit;

    (5) the date which is one year after the Maturity Date of the Offered Notes;

    (6) the date on which the Redraw Limit is cancelled in full by the Redraw Facility Provider. On such date the Redraw Facility Provider may cancel all or part of the Redraw Limit immediately on giving notice to the Issuer Trustee and the Trust Manager; or


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

    (7) the date on which Westpac Securitisation Management Pty Limited retires or is removed as Trust Manager under the Master Trust Deed.

Issuance of Redraw Funding Securities ("RFS")

    If on a Collection Determination Date:

    (1) Gross Principal Collections for the Collection Period preceding that Collection Determination Date and all amounts available to be drawn under the Redraw Facility are insufficient to fund Redraws made during that Collection Period; or

    (2) the Principal Outstanding under the Redraw Facility divided by the Redraw Limit, expressed as a percentage, is equal to or greater than 90% of the Redraw Limit;

then the Trust Manager may give the Issuer Trustee a direction to issue a series of RFSs (the "RFS Series").

Condition Precedent to the Issue of RFSs

    Notwithstanding the requirements referred to above, before giving a direction for the issue of an RFS Series the Trust Manager must confirm with the Rating Agencies that the issue will not result in the downgrading or withdrawal of the rating of any Offered Note.

RFS Class A Notes

    If, on the fifth Collection Determination Date following the date on which an RFS Series was issued, the RFS Stated Amount for all RFSs in that RFS Series has not been reduced to zero, each of those outstanding RFSs will convert to an "RFS Class A Note." The converted RFS will:

    (1) have an Initial Invested Amount equal to the RFS Initial Invested Amount of that Note when it was an RFS;

    (2) have an Invested Amount equal to the RFS Invested Amount of that Note when it was an RFS at the date of conversion;

    (3) have a Stated Amount equal to the RFS Stated Amount of that Note when it was an RFS at the date of conversion;

    (4) be denominated in Australian dollars;

    (5) receive all payments of principal and interest denominated in Australian dollars;

    (6) have an Interest Rate calculated by reference to the Bank Bill Rate, not "USD-LIBOR-BBA";

    (7) be a registered instrument, not bearer instruments; and

    (8) have a Margin equal to the margin under the Class A Notes.

    "Margin" means: (1) in the case of Class A Notes, ___% and in the case of the Class B Notes, ____%; (2) in the case of any RFSs, the margin inscribed in the register maintained by the Issuer Trustee in relation to those RFSs on their issue date; and (3) in the case of any RFS Class A Note, the Margin for the Class A Notes plus the spread under the Currency Swap.

Form of the RFSs and the RFS Class A Notes

    The RFSs and the RFS Class A Notes will be book entry instruments denominated in Australian dollars which will be issued in Australia to Australian resident investors only. The total issue amount of RFS Class A Notes (if any) will be determined by the amount of RFSs (if any) issued during the term of the Offered Notes. The RFSs and RFS Class A Notes are not offered hereby.

Interest Payable on the RFSs and the RFS Class A Notes

    Commencing on the issue date of an RFS or the conversion date of an RFS Class A Note, Interest is payable monthly in arrears on each RFS and RFS Class A Note to the person whose name is registered under the Master Trust Deed and the Series Notice as the holder of the RFS or RFS Class A Note, until the Maturity Date or until the Stated Amount of the RFS or RFS Class A Note is reduced to zero (whichever is earlier). "Interest", with respect to an RFS or an RFS


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Class A Note, shall be equal to the interest accrued on the Invested Amount for such RFS or RFS Class A Note at a rate equal to the Bank Bill Rate on the first day of that Interest Period plus the margin for the RFS or RFS Class A Note, during the period from the subsequent Payment Date to the day preceding the Payment Date, calculated on the actual number of days in the related Interest Period over 365. With respect to any RFS and Payment Date, the margin shall be a per annum rate specified by the Trust Manager to the Issuer Trustee as applying to that RFS on its issue date as inscribed in the register for that RFS. With respect to any RFS Class A Note and a Payment Date, the related margin will be the Margin applicable to Class A Notes for the same Interest Period (as defined in the Currency Swap).

    Payments to the holders of RFSs and the holders of RFS Class A Notes will be in Australian dollars. Payments of Interest on the RFSs and the RFS Class A Notes are pari passu with respect to Interest payable on the Class A Notes and rank ahead of Interest payable on the Class B Notes.

Subordination of Class B Notes

    The Class A Noteholders, the holders of RFSs (if any), the holders of RFS Class A Notes (if any) and the Redraw Facility Provider will have the benefit of the subordination of the Class B Notes. That is, to the extent that there is a loss on a Housing Loan which is not satisfied by a claim (or deemed claim) under a Mortgage Insurance Policy, by amounts recoverable by the Issuer Trustee from an Approved Seller or the Servicer, or by the application of Excess Available Income, the amount of that loss will be allocated to the Class B Notes, reducing the Stated Amount of the Class B Notes until their Stated Amount is zero. The amount of any remaining loss will then be allocated pari passu, between the Class A Notes, the RFSs (if any), the RFS Class A Notes (if any) and the Redraw Facility, reducing the Stated Amount of the Class A Notes, the RFSs (if any) and the RFS Class A Notes (if any) until their Stated Amount is zero and reducing the Principal Outstanding under the Redraw Facility until it is zero. For further details see "--Application of Principal Charge Offs" above. Payments of principal on the RFSs will be made prior to payments of principal to the Offered Noteholders and the holders of the RFS Class A Notes.

Substitution of Housing Loans

    The Trust Manager may substitute a housing loan from a WST warehouse trust for a Housing Loan in the Trust. For a housing loan in a WST trust to be eligible for substitution for a Housing Loan, the housing loan in the other WST trust must have a maturity date not later than the date which is one year before the Maturity Date of the Notes, have similar product features to one or more of the Housing Loans, have an Unpaid Balance within A$30,000 of the Unpaid Balance of the Housing Loan for which it is being substituted and must otherwise be suitable for substitution in the Trust Manager's sole and absolute discretion. The Trust Manager may take into account the geographic locations of the properties securing the Housing Loan and the substituted housing loan. The Trust Manager may not substitute a housing loan unless it has received written confirmation from the Rating Agencies that the substitution will not result in the downgrade or withdrawal of the rating given to the Offered Notes. In addition, if the Unpaid Balance of the Housing Loan removed from the Trust is greater than the Unpaid Balance of the substituted housing loan, the WST warehouse trust must pay the Issuer Trustee such difference, and, on the following Payment Date, any relevant interest adjustment.






Presription

    An offered Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of such Note to zero. After the date on which a Note becomes void in its entirety, no claim may be made in respect of it.

    The "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with the terms of the Notes.


Clean-up Offer

    If at any time the aggregate Housing Loan Principal, expressed as a percentage of the aggregate Housing Loan Principal as of the Cut-Off Date, is less than 10%, then, if instructed by the Trust Manager, the Seller Trustee may repurchase, on the following Payment Date, the equitable title to the Housing Loans held by the Trust for an amount equal to the Unpaid Balance (in the case of performing Housing Loans) or the Fair Market Value (in the case of non-performing Housing Loans). The proceeds of sale will be applied by the Issuer Trustee to repay moneys owing to Noteholders at that time in accordance with the priorities for applying payments of Interest and principal between the Classes of Notes.

Redemption of the Notes

    If an event of default occurs under the Security Trust Deed while the Notes are outstanding, the Security Trustee may (subject, in certain circumstances, to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), (and will if so directed by the Note Trustee alone where it is the only Voting Mortgagee, or, otherwise by a resolution of 75% of the Voting Mortgagees) enforce the security created by the Security Trust Deed. That enforcement can include the sale of some or all of the Housing Loans. There is no guarantee that the Security Trustee will be able to sell the Housing Loans for their then Unpaid Balance. Accordingly, the Security Trustee may not be able to realize the full value of the Housing Loans and this may have an impact upon the Issuer Trustee's ability to repay all amounts outstanding in relation to the Notes.

    Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Security Trust Deed. See "SECURITY FOR THE NOTES--Priorities Under the Security Trust Deed."


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


    If the Trust terminates while Notes are outstanding, Westpac has a right of first refusal to acquire the Housing Loans. The price to be paid by Westpac for performing and non-performing Housing Loans must not be less than their Fair Market Value. In the case of performing loans, the Issuer Trustee is required to offer to sell them to Westpac under its right of first refusal for their then Unpaid Balance. The "Unpaid Balance" of a Housing Loan, means the sum of (a) the unpaid principal amount of that Housing Loan; and (b) the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with that Housing Loan or the related Mortgage or other rights relating to the Housing Loan. Where the Fair Market Value of a Housing Loan is less than its then Unpaid Balance, its acquisition by Westpac will be subject to prior approval by an Extraordinary Resolution of Noteholders. This is because in such circumstances there may be a shortfall in the amount available to the Issuer Trustee to fully repay all amounts outstanding in relation to the Notes. The Servicer will determine whether a Housing Loan is performing or non-performing.

Termination of the Trust

Termination Events

    The Trust will terminate on any date which is a Termination Date.

Realization Upon Trust Assets

    On the termination of the Trust, subject to Westpac's right of first refusal outlined below, the Issuer Trustee must sell and realize the assets of the Trust within 180 days. During the 180 day period, the Housing Loans, if performing, must not be sold for less than their Unpaid Balance and in the case of non-performing Housing Loans, for less than their Fair Market Value. The Issuer Trustee may not sell any performing Housing Loan, within the 180 day period, for less than its Fair Market Value without the consent of an Extraordinary Resolution of the relevant Noteholders. The Servicer will determine whether a Housing Loan is performing or non-performing.

Approved Seller's Right of First Refusal

    As soon as practical after the Termination Date of the Trust, the Trust Manager will direct the Issuer Trustee to offer (by written notice to Westpac) irrevocably to extinguish in favor of Westpac, or if the Issuer Trustee has perfected its title, to equitably assign to Westpac, its entire right, title and interest in and to the Housing Loans, and related Mortgages (if any) for their Unpaid Balance (for performing Housing Loans) and their Fair Market Value (for non-performing Housing Loans).

    If the Fair Market Value of a Housing Loan is less than its Unpaid Balance, the sale requires the approval of an Extraordinary Resolution of Noteholders.

    The Issuer Trustee is not entitled to sell any Housing Loans unless Westpac has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the Issuer Trustee, within 180 days, the purchase price.

Distribution

After deducting expenses, the Trust Manager shall direct the Issuer Trustee to distribute the proceeds of realization of the assets of the Trust in accordance with the cashflow allocation methodology set out above, and in accordance with any directions given to it by the Trust Manager.

    If all Notes relating to the Trust have been fully redeemed and the Trust's creditors paid in full, the Issuer Trustee may distribute all or part of the Trust Assets to the relevant Beneficiary.

Trust Accounts

    The Issuer Trustee will establish and maintain under the Master Trust Deed bank accounts with an Approved Bank, consisting of the "Collection Account" and the US$ Account (collectively, the "Trust Accounts"). Each bank account shall be opened by the Issuer Trustee in its name and in its capacity as trustee of the Trust. No bank account shall be used for any purpose other than for the Trust and in accordance with the Master Trust Deed. An "Approved Bank" means: (a) a Bank which has a short term rating of at least A-1+ from Standard & Poor's, P-1 from Moody's and _________ from Fitch; or (b) any bank or financial institution which is specified to be an Approved Bank in the Series Notice, but means Westpac for so long as it has a short term rating of A-1 or better from Standard & Poor's.


    The Trust Manager shall have the discretion and the duty to recommend or to propose in writing to the Issuer Trustee, the manner in which any moneys forming part of the Trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of Trust Assets shall be effected and when and how the same should be effected. It is the role of the Issuer Trustee to give effect to all such recommendations or proposals of the Trust

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Manager. Each investment of moneys on deposit in the Trust Accounts shall be in
Authorized Investments that will mature not later than the Business Day preceding the applicable monthly Payment Date. "Authorized Investments" consist of the following: (a) Housing Loans, Mortgages and other related securities, (b) cash, (c) bonds, debentures, stock or treasury bills of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth; (d) debentures or stock of any public statutory body constituted under the law of the Commonwealth of Australia or of any State of the Commonwealth where the repayment of the principal is secured and the interest payable thereon is guaranteed by the Commonwealth or any State or Territory of the Commonwealth;
(e) notes of other securities of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth; (f) (i) deposits with, or the acquisition of certificates of deposit (whether negotiable, convertible or otherwise), issued by, a bank which carries on business in Victoria and New South Wales; (ii) bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a bank which carries on business in Victoria and New South Wales, which, in each case, has either: (A) the highest short-term rating available to be given by the Rating Agencies; or (B) if such investment has a maturity of 30 days or less and does not exceed 20% of the total Invested Amount of all relevant Notes on the date of the investment, a short-term rating of "A-1"/"P-1" by the Rating Agencies; and (g) any other assets of a class of assets that are both: (i) prescribed for the purposes of sub-paragraph (iv) of the definition of a "pool of mortgages" in section 84FA(1) of the Stamp Duties Act, 1920 of New South Wales, or are otherwise included within that definition of "pool of mortgages"; and (ii) declared by order of the Governor in Council of Victoria and published in the Victorian Government Gazette to be assets for purposes of Subdivision 17A of the Stamps Act, 1958 of Victoria or are otherwise included within sub-paragraph (b)(ii) of the definition of "pool of mortgages" in section 137NA of that Act.

General

    Collections and other amounts credited to the Collection Account will be allocated by the Trust Manager, and paid by the Issuer Trustee as directed by the Trust Manager, as set forth herein.

Determination Date - Calculations and Reports to Noteholders

    On each Determination Date, the Trust Manager will, in respect of the Collection Period ending before that Determination Date, calculate or otherwise ascertain:

         (i)  the Available Income;

        (ii)  the Total Available Funds;

       (iii) in the case of the first Determination Date, the Accrued Interest Adjustment payable to each Approved Seller;

        (iv)  the aggregate of all Redraws made during that Collection Period;

         (v)  the Redraw Shortfall;

        (vi)  the Trust Expenses;

       (vii)  the Subordinated Percentage;

      (viii)  the Initial Subordinated Percentage;

        (ix)  the Total Payments;

         (x)  the Payment Shortfall (if any);

        (xi) the Principal Draw (if any) for that Collection Period, together with all Principal Draws made before the start of that Collection Period and not repaid;

       (xii)  the Gross Principal Collections;

      (xiii)  the Principal Collections;

       (xiv)  the Excess Available Income (if any);

        (xv)  the Excess Collections Distribution (if any);

       (xvi)  the Liquidity Shortfall (if any);

      (xvii)  the Remaining Liquidity Shortfall (if any);


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     (xviii)  the aggregate of all Liquidation Losses (if any);

       (xix)  the Principal Charge Off (if any);

        (xx)  the Class A Percentage and the Class B Percentage;

       (xxi) the Class A Bond Factor, the Class B Bond Factor, the RFS Class A Bond Factor and the RFS Bond Factor for each RFS Series;

      (xxii) the Class A Charge Offs, the Class B Charge Offs, the RFS Class A Charge Offs, the RFS Charge Offs and the Redraw Charge Offs (if any);

     (xxiii)  all Carryover Charge Offs (if any);

      (xxiv)  the Purchase Price adjustment;

       (xxv) if required, the Threshold Rate at that Collection Determination Date;

      (xxvi)  total Prepayment Costs (if any);

     (xxvii)  total Prepayment Benefits (if any);

    (xxviii)  the Prepayment Cost Surplus (if any);

      (xxix)  the Prepayment Benefit Shortfall (if any);

       (xxx) the Substitution Net Transfer Amount (Income) an the Substitution Net Transfer Amount (Principal) (if any);

      (xxxi)  the Quarterly Percentage;

     (xxxii) each US$ Equivalent amount, and each A$ Equivalent amount, required to be calculated under the Series Notice;

    (xxxiii) LIBOR, as at the first day of the related Interest Period ending immediately after that Collection Determination Date as calculated by the Agent Bank; and

     (xxxiv) all other calculations necessary for the Issuer Trustee to make allocations and distributions to Noteholders.


    The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "--Definitive Notes" below, beneficial owners will not be recognized by the Issuer Trustee as Noteholders, as that term is used in the Master Trust Deed. Hence, until such time, beneficial owners will receive reports and other information provided for under the Transaction Documents only if, when and to the extent provided by DTC and its participating organizations.

Book-Entry Registration

    Each Class of Notes will be represented by one or more book-entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") will hold their Notes through the Depository Trust Company ("DTC") in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more certificates which equal the aggregate principal balance of each Class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel, and Chase will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of US$100,000. Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of each Class of Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Master Trust Deed. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.


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

    The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

    Note Owners will receive all distributions of principal of, and interest on, each Class of Notes from the Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interest.

    Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Offered Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, [see "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.]

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping,


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

administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Notes will be made on each Payment Date by the Note Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. [See "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein.] Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

    DTC has advised the Note Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Master Trust Deed only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Transaction Documents on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and


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procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Neither the Issuer Trustee, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

    The Notes of each Class will be issued in registered, certificated form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Depository advises the Note Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Note Trustee is unable to locate a qualified successor, or (ii) an Event of Default has occurred, and Note Owners representing not less than 75% of the Invested Amount of such Class advise the Note Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes [and the Note Trustee will be required to notify all beneficial owners of the occurrence of such event.] Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Master Trust Deed, Series Notice and Note Trust Deed.

    Distributions of principal and interest on the Notes will be made by the Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Master Trust Deed, Series Notice and the Note Trust Deed. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Trustee. The final payment, on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

    Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

Modification of Master Trust Deed Without Noteholder Consent

    The Issuer Trustee, the Trust Manager and the Servicer may by way of supplemental deed alter, add to or modify the Master Trust Deed or a Series Notice so long as such alteration, addition or modification was effected upon consent of the Noteholders or Beneficiaries (see "--Modification of Master Trust Deed with Noteholder Consent" below) or is:

    (a) to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

    (b) necessary to comply with the provisions of any statute or regulation or with the requirements of any Australian governmental agency;

    (c) appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any Government Agency (including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Trusts); or


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    (d)    in the opinion of the Issuer Trustee desirable to enable the provisions of the Master Trust Deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason (including to give effect, in the Trust Manager's reasonable opinion, to an allocation of expenses).

Modification of Master Trust Deed With Noteholder Consent

    Where in the reasonable opinion of the Issuer Trustee a proposed alteration, addition or modification to the Master Trust Deed (except an alteration, addition or modification referred to in "--Modification of Master Trust Deed Without Noteholder Consent" above) is prejudicial or likely to be prejudicial to the interests of the Noteholders or a Class of Noteholders or the Beneficiaries such alteration, addition or modification may only be effected by the Issuer Trustee with the prior consent of the Noteholders or a Class of Noteholders (as the case may be) under an Extraordinary Resolution of the Noteholders or a Class of Noteholders (as the case may be) in the Trust or with the prior written consent of the Beneficiaries (as the case may be).

Meetings of Voting Mortgagees and Meetings of Class A Noteholders; Modification; Consents; Waiver

    The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, inter alia, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

    For so long as the amounts outstanding under the Offered Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Note Trustee's consent, if the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

    The Note Trust Deed contains provisions for convening meetings of Class A Noteholders to consider any matter affecting their interests, including the directing, of the Note Trustee to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by Extraordinary Resolution of the Class A Noteholders of a modification of the Class A Notes or the provisions of any of the Relevant Documents, provided that no modification of certain terms including, inter alia, the date of maturity of the Class A Notes, or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the majority required to pass an Extraordinary Resolution or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a "Basic Terms Modification") shall be effective except that, if the Note Trustee is of the opinion that such a Basic Terms Modification is being proposed by the Issuer Trustee as a result of, or in order to avoid, an Event of Default, such Basic Terms Modification may be sanctioned by Extraordinary Resolution of the Class A Noteholders as described below. The quorum at any meeting of Class A Noteholders for passing an Extraordinary Resolution shall be two or more persons holding or representing over 50% of the aggregate of the Class A Notes then outstanding or, at any adjourned meeting, two or more persons being or representing Class A Noteholders whatever the aggregate Invested Amount of the Class A Notes so held or represented except that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing an Extraordinary Resolution shall be two or more persons holding or representing 75% or at any adjourned such meeting 25%, or more of the aggregate Invested Amount of the Class A Notes (irrespective of class) then outstanding. The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class B Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class B Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on their interests. An Extraordinary Resolution passed at any meeting of Class A Noteholders shall be binding on all Class A Noteholders, whether or not they are present at the meeting. The majority required for an Extraordinary Resolution shall be 75% of the votes cast in respect of that Extraordinary Resolution.

    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class A Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorization of any breach or proposed breach of the Class A Notes (including the Conditions), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class A Noteholders or (ii) to any modification of the Class A Notes (including the Conditions, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class A Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification,


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waiver, authorization or determination shall be binding on the Class A
Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class A Noteholders as specified in the Transaction Documents as soon as practicable thereafter.

Meetings of Voting Mortgagees and Meetings of Class B Noteholders; Modifications; Consents; Waiver

    The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, inter alia, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

    For so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Note Trustee's consent, if the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.


    The Note Trust Deed contains provisions for convening meetings of Class B Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee, to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by Extraordinary Resolution of the Class B Noteholders of a modification of the Class B Notes (including the Conditions with respect to the Class B Notes) or the provisions of any of the Transaction Documents, provided that no modification of certain terms including, inter alia, the date of maturity of the Class B Notes, or a modification which would have the effect of postponing any day for payment of interest in respect of any Class B Notes, reducing or cancelling the amount of principal payable in respect of any Class B Notes or the rate of interest applicable to any Class B Notes or altering the majority required to pass an Extraordinary Resolution or altering the currency of payment of any Class B Notes or an alteration of the date or priority of redemption of the Class B Notes (any such modification being referred to below as a "Basic Terms Modification") shall be effective except that, if the Note Trustee is of the opinion that such a Basic Terms Modification is being proposed by the Issuer Trustee as a result of, or in order to avoid, an Event of Default, such Basic Terms Modification may be sanctioned by Extraordinary Resolution of the Class B Noteholders as described below. The quorum at any meeting of Class B Noteholders for passing an Extraordinary Resolution shall be two or more persons holding or representing over 50% of the aggregate of the Class B Notes then outstanding or, at any adjourned meeting, two or more persons being or representing Class B Noteholders whatever the aggregate Invested Amount of the Class A Notes so held or represented except that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing an Extraordinary Resolution shall be two or more persons holding or representing 75% or at any adjourned such meeting 25%, or more of the aggregate Invested Amount of the Class B Notes (irrespective of class) then outstanding. The Note Trust Deed contains provisions limiting the powers of the Class B Noteholders, inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class B Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class B Noteholders, the exercise of which will be binding on the Class B Noteholders, irrespective of the effect on their interests. An Extraordinary Resolution passed at any meeting of Class B Noteholders shall be binding on all Class B Noteholders, whether or not they are present at the meeting. The majority required for an Extraordinary Resolution shall be 75% of the votes cast in respect of that Extraordinary Resolution.


    Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, without the consent of the Class B Noteholders; among other things (i) to any modification (except a Basic Terms Modification) of; or to the waiver or authorization of any breach or proposed breach of the Class B Notes (including the Conditions with respect to the Class B Notes), or any of the Transaction Documents which is not, in the opinion of the Note Trustee materially prejudicial to the interests of the Class B Noteholders or (ii) to any modification of the Class B Notes (including the Conditions with respect to the Class B Notes, or any of the Transaction Documents which, in the Note Trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class B Noteholders, determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorization or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class B Noteholders as specified in the Transaction Documents as soon as practicable thereafter.

Events of Default; Rights Upon Event of Default

    An "Event of Default" under the Security Trust Deed will occur if:


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    (1)    the Issuer Trustee fails to pay any Interest within 10 Business Days of the Payment Date on which the Interest was due to be paid to Class A Noteholders, Class B Noteholders, holders of RFSs or holders of RFS Class A Notes;

    (2) the Issuer Trustee fails to pay any other amount owing to Class A Noteholders, Class B Noteholders, holders of RFSs, holders of RFS Class A Notes or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the relevant Mortgagee or where the Mortgagee is a Noteholder with the Note Trustee);

    (3) the Issuer Trustee fails to perform or observe any other provisions (other than the obligations referred to in paragraphs (1) and (2)) of a Transaction Document (other than the Underwriting Agreement or the Subscription Agreement) where such failure will have a material and adverse effect on the amount of any payment to be made to any Noteholder or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject in certain circumstances to the approval of the Note Trustee in accordance with the provisions of the Security Trust Deed) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Note Trustee, for so long as amounts outstanding under the Notes are the Majority Secured Amounts) after written notice from the Security Trustee requiring the failure to be remedied;

    (4) an Insolvency Event occurs relating to the Issuer Trustee (in its personal capacity or as trustee of the Trust);

    (5) the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the moneys secured by the Security Trust Deed;

    (6)    any security interest over the Trust Assets is enforced;

    (7) all or any part of any Transaction Document, other than the Underwriting Agreement, the Redraw Facility or the Swap Agreements, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Underwriting Agreement, the Redraw Facility or the Swap Agreements); or

    (8) without the prior consent of the Security Trustee (that consent being subject in certain circumstances to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Relevant Documents, the Issuer Trustee ceases to be authorized under the Trust to hold the property of the Trust in its name and to perform its obligations under the Relevant Documents.

Enforcement

    The Security Trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an Event of Default. The Security Trustee may waive (such waiver, being subject to the prior written consent of the Note Trustee in accordance with the provisions of the Security Trust Deed), an Event of Default before it is required to convene a meeting of Mortgagees if that Event of Default is not (in the opinion of the Security Trustee) materially prejudicial to the Mortgagees' interests.

    At the meeting, the Voting Mortgagees must vote by Extraordinary Resolution (being a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or by written resolution signed by all of the Voting Mortgagees) on whether to direct the Security Trustee to:

    (1)    declare the charge to be enforceable;

    (2) declare all amounts owing by the Issuer Trustee which are secured by the Security Trust Deed (including amounts outstanding under the Notes plus accrued and unpaid interest) to be immediately due and payable on demand;

    (3) crystalize the floating charge created under the Security Trust Deed in relation to any or all of the Mortgaged Property; and/or

    (4) appoint a receiver over the Trust Assets or itself exercise the powers that a receiver would otherwise have under the Security Trust Deed.



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

    The Security Trustee cannot exercise the powers referred to above unless directed by an Extraordinary Resolution in the manner outlined above or unless in the reasonable opinion of the Security Trustee it is necessary to do so to protect the interests of the Security Trustee in its personal capacity. The Security Trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees, and is put in funds to the extent to which it may become liable for the relevant enforcement actions.

    For so long as the Note Trustee is the only Voting Mortgagee it may direct the Security Trustee to do any act which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees.

    Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees while the Note Trustee is the only Voting Mortgagee, unless the Note Trustee otherwise consents.

    The Note Trustee will be the only Voting Mortgagee for so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed.

    At any time after an Event of Default occurs,the Security Trustee shall enforce the charge as if directed to do so by an Extraordinary Resolution of Voting Mortgagees:

    (i)  if the Note Trustee is not the only Voting Mortgagee; and

    (ii) the Note Trustee directs the Security Trustee to enforce the charge (whether directed to do so by Class A Noteholders or as the Note Trustee determines on behalf of the Class A Noteholders).

    No Mortgagee is entitled to enforce the charge under the Security Trust Deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the Security Trust Deed. "Voting Mortgagee" means:

    (1) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee alone; and

    (2) at any other time:

     (i) the Note Trustee, acting on behalf of the Noteholders under the Note Trust Deed and the Security Trust Deed; and

     (ii) each other Mortgagee under the Security Trust Deed (other than the Noteholders).

    Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Note Trustee where it is the only Voting Mortgagee or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.


    No Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on charges except as provided in the Security Trust Deed.


    (3) If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:


    (i) a sufficient amount would be realized to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or pari passu with the Class A Notes; or

    (ii) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

    (4) Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer


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

Trustee or any third party in respect of the Issuer Trustee or the Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

    (5) The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so (i) by an Extraordinary Resolution of the Class A Noteholders or the Class B Noteholders, as appropriate; or (ii) in writing by the holders of at least one-quarter of the aggregate Invested Amount of the Class A Notes or the Class B Notes, as appropriate, and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    (6) Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Class A Notes (including the Class A Conditions).

    (7) The rights, remedies and discretion of the Class A Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

    Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility Agreement and payable to the Liquidity Facility Provider and the proceeds of cash collateral lodged with and payable to a Swap Provider or other provider of a Support Facility will be applied in the order of priority as set out in the Security Trust Deed (see "SECURITY FOR THE NOTES--Priorities under the Security Trust Deed." Any claims of the Noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

    See "SECURITY FOR THE NOTES" for a description of the Security Trust Deed and the order of priorities for the proceeds from the enforcement of the Security Trust Deed.

Certain Covenants

    So long as any of the Class A Notes or the Class B Notes remains outstanding, the Issuer Trustee has made the following covenants for the benefit of Class A Noteholders and the Class B Noteholders which are set out in the Master Trust Deed, including the following:

    (1) The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

    (2)  The Issuer Trustee shall:

         (i) act honestly and in good faith in the performance of its duties and in the exercise of its discretion under the Master Trust Deed;

         (ii) subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretion under the Master Trust Deed, having regard to the interests of the Class A Noteholders and the Class B Noteholders and other creditors and beneficiaries of the Trust;

         (iii) use its best endeavors to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

         (iv) keep, or ensure that the Trust Manager keeps, accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

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         (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

         (vi) do everything and take all such actions which are necessary (including obtaining all appropriate authorizations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

    (3) Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any Trust Assets.

    (4) The Issuer Trustee's officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) the holders of RFSs (if any) and the holders of RFS Class A Notes (if any) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee's own act or omission.

    (5) The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

    (6) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

    (7) The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

The Note Trustee

    _________________ will be the Note Trustee. The Note Trustee may resign at any time, in which event the Issuer Trustee will be obligated to appoint a successor trustee. The Issuer Trustee may also remove the Note Trustee if the Note Trustee ceases to be eligible to continue as such under the Master Trust Deed, if the Note Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt, obligations of the Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below ______________________ or equivalent rating or be withdrawn by any Rating Agency. In such circumstances and others set forth in the Master Trust Deed, the Issuer Trustee will be obligated to appoint a successor trustee. Any resignation or removal of the Note Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Governing Law

    The Notes and the Transaction Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.


                     DESCRIPTION OF THE SERVICING AGREEMENT

General


    Under the Servicing Agreement, TMC will be appointed as the initial Servicer of the Housing Loans and custodian of the Relevant Documents relating to the Housing Loans and Mortgages. The following section contains a summary of the basic terms of the Servicing Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Servicing Agreement.


Servicing

    The Servicer manages and services the Housing Loans in accordance with the Servicing Agreement. To the extent not provided in the Servicing Agreement, the Servicer shall manage and service the Housing Loans in accordance with the Procedures Manual as that is interpreted and applied by the Servicer in the ordinary course of its business. "Procedures Manual" means, in relation to the Housing Loans, those policies and procedures of Westpac or the Servicer (as the case may be) relating to the origination, management and enforcement of the Housing Loans as those policies and procedures


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

are amended in accordance with the Servicing Agreement with and applied from time to time in Westpac's or the Servicer's ordinary course of business (as the case may be). To the extent not covered by the Servicing Agreement or the Procedures Manual, the Servicer manages and services the Housing Loans by exercising the degree of diligence and care expected of an appropriately qualified servicer of the relevant financial products and custodian of documents. All acts of the Servicer in servicing the Housing Loans in accordance with the relevant procedures manual are binding on the Issuer Trustee.

Powers

    Subject as set out in the Servicing Agreement, the Servicer has the express power, among other things, to the extent such action will not cause an Adverse Effect (that is, an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment):

    (1) to waive any fees and break costs which may be collected in the ordinary course of servicing the Housing Loans or arrange the rescheduling of interest due and unpaid following a default under any Housing Loans;

    (2) in its discretion, to waive any right in respect of any Housing Loans and Mortgages in the ordinary course of servicing the Housing Loans and Mortgages (including in accordance with its normal collection procedures); and

    (3) to grant an extension of maturity beyond 30 years from the date any Housing Loan that relates to a Mortgage was made, when required to do so by law or a government agency. The restriction on granting extensions that will not have an Adverse Effect shall not apply where the extension is required by law or a governmental agency.

Delegation by the Servicer

    The Servicer is entitled to delegate its duties under the Servicing Agreement. The Servicer at all times remains liable for the acts or omissions of any delegate.

Servicer Undertakings

    The Servicer has undertaken, among other things, the following:

    (1) If so directed by the Issuer Trustee following a Title Perfection Event, it will promptly take action to perfect the Issuer Trustee's title to Housing Loans and related Mortgages in the Mortgage Pool by notifying the Issuer Trustee's interests to Borrowers and mortgagors, registering transfers, delivering documents to the Issuer Trustee and taking other action required to perfect title.

    (2) In relation to Housing Loans of which Westpac is the legal owner, it will assist Westpac in collecting all moneys due under those Housing Loans and Mortgages and pay them into the Collections Account.

    (3) In relation to Housing Loans of which the Issuer Trustee is the legal owner, it will collect all moneys due under those Housing Loans and Mortgages and pay them into the Collections Account.

    (4) If a Material Default occurs in respect of a Housing Loan, it will take action to enforce the relevant Housing Loan and the related Mortgage to the extent it determines to be appropriate.

    (5) Act in accordance with the terms of any Mortgage Insurance Policies, not to do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the Issuer Trustee under or in respect of a Mortgage Insurance Policy, and promptly make a claim under any Mortgage Insurance Policy when it is entitled to do so and notify the Trust Manager.

    (6) Except in limited circumstances, it will not consent to the creation or existence of any security interest in favor of a third party in relation to any Mortgaged Property in connection with a Housing Loan and the related Mortgage.

    (7) It will not, except as required by law, release a Borrower or otherwise vary or discharge any Housing Loan or Mortgage where it would have an Adverse Effect.

    (8) It will set the interest rate on the Housing Loans in accordance with the requirements of the Series Notice.

    (9) If directed by the Issuer Trustee following a Title Perfection Event, it will take action to perfect the Issuer Trustee's legal title to the Housing Loans and related Mortgages.


    The Servicer undertakes that it will not consent to the creation or existence of any security interest in favor of a third party in relation to any Mortgaged Property in connection with a Housing Loan and the related Mortgage:


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

    (1) unless priority arrangements are entered into with that third party under which the third party acknowledges that the Housing Loan and the Mortgage ranks ahead in priority to the third party security interest on enforcement for an amount not less than the Unpaid Balance of the Housing Loan plus such other amount as the Servicer determines in accordance with the Procedures Manual or its ordinary course of business; or

    (2) which would rank before or pari passu with the relevant Housing Loan and Mortgage.

Performance of Services

    In performing any services under the Servicing Agreement the Servicer shall have regard to whether its performance of such services does or does not have any Adverse Effect. The Servicer may ask the Issuer Trustee or the Trust Manager if, and may rely upon any statement by the Issuer Trustee or the Trust Manager that, any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect.

Servicing Compensation and Payment of Expenses

    The Servicer is entitled to a fee (the "Servicing Fee") for servicing the Housing Loans, payable in arrears on the Payment Date following the end of the Collection Period. The Servicing Fee is based on the average daily balance of Housing Loan Principal during the Collection Period and on the actual number of days in that Collection Period divided by 365 days.

    The Servicer must pay from such fee all expenses incurred in connection with servicing the Housing Loans except for expenses relating to the enforcement of any Housing Loan or its related securities, the recovery of any amounts owing under any Housing Loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the Servicer's legal advisers.

Servicer Transfer Event and Removal

    The Issuer Trustee may only terminate the Servicer's appointment if the Issuer Trustee determines that a Servicer Transfer Event has occurred and is continuing. A "Servicer Transfer Event" is any of the following:

    (1)  an Insolvency Event occurs in relation to the Servicer;

    (2) the Servicer fails to pay any amount within five Business Days of receipt of a notice to do so;

    (3) the Servicer fails to comply with any of its other obligations under any Transaction Document and such action has had, or, if continued will have, an Adverse Effect and that failure is not remedied within 30 days after the Servicer becomes aware of that failure by receipt of notice;

    (4) any representation, warranty or certification made by the Servicer is incorrect when made and is not waived by the Issuer Trustee or remedied to the Issuer Trustee's reasonable satisfaction within 90 days after notice, and the Issuer Trustee determines that breach would have an Adverse Effect; or

    (5) if it is unlawful for the Servicer to perform the services under the Servicing Agreement.

    In the event of a Servicer Transfer Event, the Issuer Trustee must, upon notice to the Trust Manager, the Approved Sellers, Westpac, the Servicer and the Rating Agencies, terminate the rights and obligations of the Servicer with immediate effect and appoint an Eligible Servicer. Until an Eligible Servicer is appointed and that Eligible Servicer agrees to act as the servicer, the Issuer Trustee shall act as the Servicer and is entitled to the fee for so acting.

    The Servicer has indemnified the Issuer Trustee against all expenses incurred as a result of a Servicer Transfer Event or a failure by the Servicer to perform its duties under the Servicing Agreement.

Resignation

    The Servicer must not resign without first giving three months' notice to the Rating Agencies, the Trust Manager and the Issuer Trustee. If an Eligible Servicer has not agreed to act as Servicer by the expiration of that notice period the Issuer Trustee shall act as Servicer.



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

Document Custody

General

    The Servicer will be responsible for custody of the Relevant Documents on behalf of the Issuer Trustee. The Servicer must hold those documents as custodian at the direction of the Issuer Trustee in accordance with its standard safekeeping practices and in the same manner and to the same extent that it holds documents for Westpac. The Servicer will hold custody of the Relevant Documents in accordance with procedures contained in the Servicing Agreement. The procedures include the following: (i) keeping the Housing Loan and mortgage documents for Housing Loans in the Mortgage Pool separate from other documents;
(ii) maintaining reports on movements of documents; and (iii) being able to locate security packets.

    The Servicer will be audited on an annual basis (or more regularly if any audit gives an adverse finding) in relation to its custodial procedures, identification of documents, security and tracking systems.

Termination of Servicer as document custodian

    If any of the following occurs:

    (1) the Servicer does not comply with the requirements of the Servicing Agreement to the satisfaction of the auditor, and a further audit also results in an adverse finding by the auditor;

    (2) the long term credit rating of the holding company of the Servicer is downgraded:


         (i)     below BBB by Standard & Poor's;

         (ii)    below Baa2 by Moody's; or


         (iii)   below ____________ by Fitch

    (3) the Servicer is in default under a servicing agreement between it and any other person, and by reason of the default that other person removes any documents in the Servicer's custody under the servicing agreement where that person would otherwise not have been entitled to do so; or


    (4)  a Servicer Transfer Event occurs,

then the Servicer must deliver the Title Documents to, or at the direction of, the Issuer Trustee. If the Servicer does not do so within 10 Business Days, then the Issuer Trustee must enter the premises where the Title Documents are kept, take possession of and remove the Title Documents. If the Issuer Trustee does not have possession of the documents within 10 Business Days it must lodge caveats in relation to and/or take all other action it considers necessary to protect its interests.

Amendment

    The Servicing Agreement may be amended by the parties thereto in writing and provided that prior notice of any proposed amendment is given to the Rating Agencies.

Termination of Servicing Agreement

    The Servicing Agreement shall continue until the expiration of the Term. The "Term" means the period from the date of the Servicing Agreement until the earlier of:

    (a) the date on which the Servicing Agreement is terminated pursuant to a Servicer Transfer Event;

    (b) the date which is one month after the Notes have been redeemed in full in accordance with the Transaction Documents and the Trustee ceases to have any obligation to any creditor in relation to any Trust;

    (c) the date on which the Trustee replaces the Servicer with an Eligible Servicer; and

    (d) the date on which the Servicer is replaced after resigning pursuant to the Servicing Agreement.

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                             THE LIQUIDITY FACILITY

    The following section contains a summary of the basic terms of the Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facility.


General Description

    Under the Liquidity Facility, the Liquidity Facility Provider agrees to make advances to the Issuer Trustee for the purpose of funding certain income shortfalls in the Trust, up to an aggregate amount being the lesser of:

    (1)  A$__________;

    (2) the Unpaid Balance of all Performing Loans from time to time; and

    (3) any lesser amount as is agreed in writing between the Liquidity Facility Provider, the Issuer Trustee, the Trust Manager and the Rating Agencies for each class of Notes,

as reduced or cancelled under the Liquidity Facility (the "Liquidity Limit").

    A "Performing Loan" at any date is a Housing Loan which is not Delinquent or has been Delinquent for less than 90 consecutive days, or if it has been Delinquent for 90 or more consecutive days was insured under a Mortgage Insurance Policy at the date of the Liquidity Facility.

    A Housing Loan is "Delinquent" if the related Borrower fails to pay any amount due on the related due date. Delayed payments arising from agreed payment holidays based on early repayments, or from maternity or paternity leave repayment reductions will not, by themselves, lead to a Housing Loan being Delinquent.

Liquidity Draws

    If the Trust Manager determines on any Collection Determination Date that the Available Income of the Trust plus Principal Draws for the Collection Period relating to that Collection Determination Date is insufficient to meet Total Payments of the Trust (a "Liquidity Shortfall"), then the Trust Manager must direct the Issuer Trustee to make a drawing under the Liquidity Facility to apply towards the Liquidity Shortfall. The drawing will (subject to certain assumptions as to payment) be the lesser of the Liquidity Shortfall and the difference between the Liquidity Limit and the aggregate of all outstanding amounts under the Liquidity Facility (the "Available Liquidity Amount"). A drawing may only be made by a duly completed drawdown notice signed by an authorized signatory of the Issuer Trustee.

Conditions Precedent to a Liquidity Draw

    A drawing may only be made under the Liquidity Facility (a "Liquidity Draw") if (among other things) no event of default (see "--Events of Default" below) subsists at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Liquidity Draw.

Deposit into a Collateral Account


    If at any time the Liquidity Facility Provider's short term credit rating is less than A-1+ from Standard & Poor's, P-1 from Moody's or ____ from Fitch, the Liquidity Facility Provider must within five Business Days or such longer period as the Rating Agencies or ____ from Fitch may agree, deposit into an account held in the name of the Issuer Trustee an amount equal to the Available Liquidity Amount at that time.


    If and for so long as the Liquidity Facility Provider has a short term credit rating of not lower than A-1 from Standard & Poor's, P-1 from Moody's and ____ from Fitch, the Collateral Account shall be maintained with the Liquidity Facility Provider.


    If at any time the short term credit rating of the bank holding the Collateral Account is less than A-1 from Standard & Poor's, P-1 from Moody's and ____ from Fitch then the Collateral Account, and all amounts standing to the credit of the Collateral Account, must (subject to certain limited restrictions) be transferred to a bank with a short term credit rating from Standard & Poor's of not lower than A-1+, not lower than P-1 from Moody's and not lower than ___ from Fitch.

    If the short term credit rating of the Liquidity Facility Provider is not less than A-1 from Standard & Poor's and P-1 from Moody's, and the total of the credit balance of the Collateral Account with the Liquidity Facility Provider plus the amount of all short term investments of the Issuer Trustee is greater than 20% of the Total Invested Amount, then so much of the credit balance of the Collateral Account as is necessary for the 20% threshold not to be breached must (subject to certain limited restrictions) be deposited with a bank with a short term credit rating from Standard & Poor's of not lower than A-1+ and not lower than P-1 from Moody's.

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    Withdrawals from a Collateral Account are restricted to, among other things, making a Liquidity Draw, paying financial institutions duty and bank account debit tax (being taxes charged on account transactions) and investing in short term investments.

    All interest accrued on the moneys in the Collateral Account shall belong to the Liquidity Facility Provider. If the Liquidity Facility Provider's short term credit rating is upgraded to not lower than A-1+/P-1, then the balance in the Collateral Account deposit must be repaid to the Liquidity Facility Provider and any advances under the Liquidity Facility thereafter will be made directly from the Liquidity Facility Provider in the normal course of business.

Interest on Liquidity Draws

    Interest is payable to the Liquidity Facility Provider on the principal amount drawn under the Liquidity Facility. This interest is payable at the Bank Bill Rate plus a margin, calculated on days elapsed and a year of 365 days. Interest is payable on each Payment Date and on repayment of a drawing. Unpaid interest will capitalize, and interest accrues on any unpaid interest.

Commitment Fee

    A commitment fee accrues daily from the date of the Liquidity Facility on the Available Liquidity Amount, and is payable on each Payment Date and on termination of the facility.

    The commitment fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Liquidity Drawings

    If an amount has been drawn down under the Liquidity Facility, the principal amount is repayable on the following Payment Date, to the extent that amounts are available for this purpose under the Series Notice; see "DESCRIPTION OF THE OFFERED NOTES--Distribution of Total Available Funds" above. It is not an event of default if the Issuer Trustee does not have funds available to repay the full amount outstanding on the following Payment Date.

Events of Default

    It is an event of default under the Liquidity Facility (whether or not such event is within the control of the Issuer Trustee) if:

    (1) at any time the Available Liquidity Amount is zero, and the Issuer Trustee fails to pay an amount payable by it under the Liquidity Facility within 10 Business Days of its due date;

    (2) an amount is available for payment under the Liquidity Facility and the Issuer Trustee does not pay that amount;

    (3) an Insolvency Event occurs in relation to the Trust;

    (4) an Insolvency Event occurs in relation to the Issuer Trustee, and a successor trustee of the Trust is not appointed within 30 days of that Insolvency Event;

    (5) the Termination Date occurs in relation to the Trust; or

    (6) all or any part of the Liquidity Facility is terminated or is or becomes void, illegal, invalid or unenforceable.

Consequences of Default

    In addition to rights provided by law or any Transaction Document, at any time after an event of default has occurred under the Liquidity Facility (whether or not it is continuing), the Liquidity Facility Provider may do all or any of the following by notice to the Issuer Trustee and the Trust Manager:

    (1) declare all moneys actually or contingently owing at that time immediately due and payable, and the Issuer Trustee must immediately pay the total amount of all outstanding Liquidity Draws, together with accrued interest and fees and all other such moneys; and

    (2) cancel the Liquidity Limit with effect from any date specified in that notice.

Termination

    The Liquidity Facility will terminate on the earliest of the following to occur:

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    (1) the date on which the Issuer Trustee enters into a replacement liquidity facility;

    (2) one month after the Notes have been redeemed in full in accordance with the Master Trust Deed;

    (3) following an event of default under the Liquidity Facility, the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated; and

    (4) the date on which the Issuer Trustee, on giving not less than five Business Days irrevocable notice to the Liquidity Facility Provider, has cancelled all or part of the Liquidity Limit. Cancellation is conditional on the Rating Agencies confirming that such cancellation will not result in a downgrading of the credit rating assigned by the Rating Agencies to the Notes.

                       DESCRIPTION OF THE SWAP AGREEMENTS

Description of Interest Rate Swap Agreements


    The following section contains a summary of the basic terms of the Swap Agreements, which the Issuer Trustee will enter into with the Interest Rate Swap Provider. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Swap Agreements.


Fixed Rate and Variable Rate Basis Swaps

    The Issuer Trustee will enter into a Variable Rate Basis Swap and two Fixed Rate Basis Swaps with Westpac, in its capacity as the provider of the Variable Rate Basis Swap and Westpac, in its capacity as the provider of the Fixed Rate Basis Swaps (together the "Interest Rate Swap Provider"). Such swaps will use the ISDA Master Agreement amended by a supplementary schedule and a confirmation for each swap. See "ORIGINATOR OF THE HOUSING LOANS" for a description of the Interest Rate Swap Provider.

    A Variable Rate Basis Swap will be used to hedge the basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the variable rate set, as permitted by the relevant Housing Loan agreements, at the discretion of Westpac. The Variable Rate Basis Swap will include those loans with a concessional fixed rate of interest for the first 12 months, converting to the standard variable rate after that period. The Issuer Trustee will pay an amount based on the applicable daily weighted average variable housing rates and receive the Bank Bill Rate (as defined herein) plus a fixed margin. The margin is fixed for the life of the swap and has been set having regard to the ongoing obligations of the Trust.

    Two Fixed Rate Basis Swaps will be used to hedge the basis risk between the floating rate obligations of the Trust (including Interest payable on the Notes) and the discretionary fixed rates set by Westpac on the Housing Loans which are subject to a fixed rate of interest (not including those loans with a concessional fixed rate of interest for the first 12 months, which converts to the standard variable rate after that period).

    The first Fixed Rate Basis Swap will be used to hedge the basis risk occurring when Borrowers switch from a variable rate of interest to a Fixed Rate of interest after the Cut-Off Date. The Issuer Trustee will pay the applicable daily weighted average Fixed Rate and the Interest Rate Swap Provider will pay the Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set having regard to the ongoing obligations of the Trust.

    The second Fixed Rate Basis Swap will be entered into as at the Closing Date to hedge those Housing Loans subject to a Fixed Rate of interest as of the Cut-Off Date. The Issuer Trustee will pay the applicable daily weighted average Fixed Rate and the Interest Rate Swap Provider will pay the Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the actual margin on the Fixed Rate Housing Loans and the prevailing wholesale market rate existing at the Cut-Off Date.

    All Housing Loans being charged a Fixed Rate of interest as of the Cut-Off Date have a maximum Fixed Rate period of 5 years.

Downgrade of Interest Swap Provider

    If there is a downgrading of the Interest Rate Swap Provider's long term or short term debt rating below A-1+, A2 or _____ by either Standard & Poor's, Moody's or Fitch, respectively, the Interest Swap Provider will either:


    (1) provide cash collateral security sufficient to enable Standard & Poor's, Moody's and Fitch to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the Notes; or

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    (2) arrange for a suitably rated counterparty to intermediate the swap or act as substitute swap provider.

Termination


    The following events are events of default under the Interest Rate Swap
Agreements: (i) failure by Westpac or the Issuer Trustee to make, when due, any payment or delivery required by the agreement and such failure is not remedied by the tenth local business day; and (ii) an Insolvency Event has occurred in respect of Westpac or the Issuer Trustee; provided, however, that an Insolvency Event in relation to the Issuer Trustee in its personal capacity is not an event of default if the relevant Swap is novated within 30 Business Days of that Insolvency Event and the novation will not cause a reduction or withdrawal of the rating of the Notes. Upon novation of the Swap, the successor Issuer Trustee will assume the rights and obligations of the Issuer Trustee under the Interest Rate Swap.



    An event which constitutes illegality will be a termination event under the Interest Rate Swap Agreements. If there is a downgrading of the Interest Rate Swap Provider's short term debt rating below Al+, A2 or ______ by either Standard & Poor's, Moody's or Fitch and the Interest Rate Swap Provider fails to act, as described in "--Downgrade of Interest Swap Provider" above, it will be an "Additional Termination Event" under the Variable Rate Basis Swap. If under similar circumstances the Interest Rate Swap Provider fails to establish certain collateral arrangements it will be an "Additional Termination Event" under each of the Fixed Rate Basis Swaps only at the discretion of the Issuer Trustee. The "Automatic Early Termination" provisions under the Fixed and Variable Rate Basis Swaps do not apply.


Threshold Rate

    If at any time the Variable Rate Basis Swap is terminated, the Trust Manager must, on each Collection Determination Date following that termination, calculate the minimum rate of interest that must be set on the Housing Loans which are subject to a discretionary variable rate, in order to cover (assuming all counterparties to the Transaction Documents, the Housing Loans and any Mortgages and other relevant securities meet their obligations), when aggregated with the income produced by all other Housing Loans and taking into account the other Swap Agreements, the obligations of the Trust (the "Threshold Rate"). If the Servicer is notified of the Threshold Rate, it is required, subject to the terms of the relevant Housing Loans, to ensure that the rate of interest on each relevant discretionary variable rate Housing Loan is not less than the Threshold Rate (see "DESCRIPTION OF THE SERVICING AGREEMENT" above).

Description of Currency Swap

    The following summary describes certain terms of the Currency Swap, which the Issuer Trustee will enter into with Morgan Guaranty Trust Company of New York, acting through its [Sydney Branch] (the "Currency Swap Provider" and together with the Interest Rate Swap Provider, the "Swap Providers"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Currency Swap.

    Collections in relation to the Housing Loans and related Mortgages and under the Variable Rate Basis Swap and the Fixed Rate Basis Swap ("Collections") will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee in relation to Interest and principal on the Notes are denominated in United States dollars. To hedge its currency exposure, the Issuer Trustee will enter into two distinct swap transactions, relating to the Class A Notes and the Class B Notes, respectively (together, the "Currency Swap") with the Currency Swap Provider. The Currency Swap will be evidenced by two swap confirmations which will be governed by an ISDA Master Agreement dated ________, 1998, as supplemented by the Schedule thereto (such ISDA Master Agreement, Schedule and swap confirmations, the "Agreement"). Under the Currency Swap, the Issuer Trustee is required to pay to the Currency Swap Provider amounts in A$ equal to the amount of any Collections received by the Issuer Trustee and the Currency Swap Provider is required to pay to or at the direction of the Issuer Trustee an amount denominated in US$ which is equivalent to such A$ payment (calculated by reference to an exchange rate which is fixed at the Closing Date and set forth in the swap confirmations). In addition, under the Currency Swap on each Payment Date the Issuer Trustee will make A$ floating rate payments to the Currency Swap Provider and the Currency Swap Provider will make US$ floating rate payments which are equivalent in amount to the Interest payable in US$ to the Noteholders. If on any Payment Date, the Issuer Trustee does not make the full floating payment, the US$ floating rate payment to be made by the Currency Swap Provider on such Payment Date will be reduced by the same proportion as the reduction in the payment from the Issuer Trustee.

    Subscription amounts for the Notes will be paid by investors in US$, but the consideration for the purchase by the Issuer Trustee of equitable title to the Housing Loans and related Mortgages will be in A$. Under the Currency Swap, an amount equal to the US$ subscription amounts will be paid to the Currency Swap Provider, which will pay the A$ Equivalent of such amounts to the Issuer Trustee. See "CURRENCY SWAP PROVIDER" below for more information.

     In the event that the Currency Swap Provider is ever downgraded below a specified level, the Currency Swap Provider will give a commitment to provide cash collateral or other credit enhancement in respect of the Currency Swap.



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    The Currency Swap comprises two distinct swap transactions, relating to the
Class A Notes and the Class B Notes respectively. On the Closing Date the Issuer Trustee will be obliged to pay to the Currency Swap Provider an amount equal to the proceeds of the issue of the Notes in US$. In return the Issuer Trustee will be paid the A$ equivalent of that US$ amount (calculated by reference to an exchange rate which is fixed by the Closing Date (in the Swap confirmations)).

    The cash flow methodology in the Series Notice provides that amounts equal to certain amounts allocated from Principal Collections and (in some cases) from Excess Available Income are paid by the Issuer Trustee to the Currency Swap Provider on each Payment Date. Under the Currency Swap the Currency Swap Provider pays to the Issuer Trustee, against receipt of the A$ denominated payment, an amount denominated in US$ which is equivalent to the A$ payment from the Issuer Trustee (calculated by reference to the exchange rate referred to above).


    The cash flow methodology in the Series Notice provides that the Issuer Trustee also pays to the Currency Swap Provider amounts equal to scheduled A$ floating rate payments (the A$ Class A Interest Amount and the A$ Class B Interest Amount) on each Payment Date. Under the Currency Swap the Currency Swap Provider pays to the Issuer Trustee on each Payment Date, against receipt of those A$ denominated payments, scheduled US$ floating rate payments equivalent to the Interest due to the Noteholders. If on any Payment Date the Issuer Trustee does not make the full scheduled A$ payment, the scheduled US$ payment from the Currency Swap Provider will be reduced by the same proportion as the reduction in the payment from the Issuer Trustee.


    The Series Notice requires that the US$ amounts received by the Issuer Trustee from the Currency Swap Provider are paid to the Noteholders in accordance with their entitlements and the priorities set out in "DESCRIPTION OF THE OFFERED NOTES."

Termination of the Currency Swap

Termination by the Currency Swap Provider

    Under the Currency Swap, the Currency Swap Provider has the following rights to terminate:

    (1) An immediate right of termination if the Issuer Trustee fails to make a payment under the Currency Swap within the applicable grace period of 10 Business Days.

    (2) If due to change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the Currency Swap, the Currency Swap requires each party to make certain efforts to transfer their rights and obligations to avoid this illegality. If those efforts are not successful then the Currency Swap Provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian Government body.

    (3) The Currency Swap Provider has the limited right to terminate where it is required to gross-up or receive payments from which amounts have been withheld.

    (4) Any Event of Default under the Conditions of the Notes occurs.

    If neither the Currency Swap Provider nor the Issuer Trustee elect to terminate the Currency Swap following an Event of Default under the Conditions of the Notes occurs, then the Note Trustee may do so.

Termination by the Issuer Trustee


    There are a number of circumstances in which the Issuer Trustee has the right to terminate the Currency Swap. In each of these cases it is only permitted to exercise that right if directed by the Trust Manager and with the prior written consent of the Note Trustee:


    (1) Where the Currency Swap Provider fails to make a payment under the Currency Swap within any applicable grace period or the Currency Swap Provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligations of the Currency Swap Provider under the Currency Swap.

    (2) If it becomes illegal for either party to make or receive payments under the Currency Swap or perform any of its other material obligations under it, both the Issuer Trustee and the Currency Swap Provider are obliged to make certain efforts to transfer their rights and obligations to avoid that illegality. If those efforts fail the Currency Swap may be terminated.

    (3) If the Issuer Trustee becomes obliged under the Currency Swap to receive payments from which amounts have been withheld or deducted (including where this situation arises from a merger affecting the Currency Swap Provider).

    (4) Any Event of Default under the Conditions of the Notes occurs.


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    (5) The Currency Swap may also be terminated if the Issuer Trustee becomes obliged to make a withholding or deduction in respect of the Notes and the Notes are redeemed as a result or if the Issuer Trustee is or will be subject to certain increased costs or expenses.

    If neither the Currency Swap Provider nor the Issuer Trustee elect to terminate the Currency Swap following an Event of Default under the Conditions of the Notes occurs, then the Note Trustee may do so.

    The Issuer Trustee (and the Note Trustee) may only terminate the Currency Swap following prior consultation by the Note Trustee with the Currency Swap Provider as to the timing of termination.

Termination Payments

    On the Termination Date or the Early Termination Date (each as defined in the Currency Swap) in respect of the Currency Swap, a termination payment will be due to be paid by the Issuer Trustee to the Currency Swap Provider or to the Issuer Trustee by the Currency Swap Provider in respect of the Currency Swap. There is no guarantee that upon any such termination the funds realized from the sale of the relevant Loans and Mortgages plus or minus (as the case may be) the termination payment due in respect of the Currency Swap will be sufficient to pay in full amounts owing to the holders of the relevant Notes.

    The termination payment in respect of a Currency Swap will be determined on the basis of quotations from four leading dealers in the relevant market (selected by the Currency Swap Provider) to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the Currency Swap.

Replacement of Currency Swap


    If the Currency Swap is terminated, the Issuer Trustee may at the direction of the Trust Manager enter into a currency swap which replaces the Currency Swap (other than by way of transfer under section 6(b) of the Currency Swap) (a "Replacement Currency Swap") if and only if the amount payable (if any) to the Issuer Trustee by the provider of the Replacement Currency Swap as an up front premium to enter into the Replacement Currency Swap is greater than or equal to the termination payment payable (if any) to the Currency Swap Provider by the Trustee on termination of the Currency Swap. If the condition in the previous sentence is satisfied, the Issuer Trustee may enter into the Replacement Currency Swap and if it does so it must direct the amount payable (if any) by the provider of the Replacement Currency Swap to be paid directly to the Currency Swap Provider in satisfaction of and to the extent of the Issuer Trustee's obligation to pay the termination payment to the Currency Swap Provider.


Downgrade of Currency Swap Provider

    The Currency Swap Provider will give a commitment to provide cash collateral or other credit enhancement in respect of the Currency Swap in the event that the Currency Swap Provider is ever downgraded below a specified level.


                             CURRENCY SWAP PROVIDER

    Morgan Guaranty Trust Company of New York, a Delaware corporation whose principal office is located in New York, New York, is a wholly owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). The Currency Swap Provider is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 1997, the Currency Swap Provider and its subsidiaries had total assets of $196.4 billion, total net loans of $30.9 billion, total deposits of $60.7 billion, and stockholder's equity of $10.4 billion. As of December 31, 1996, the Currency Swap Provider and its subsidiaries had total assets of $164.8 billion, total net loans of $27.4 billion, total deposits of $53.1 billion and stockholder's equity of $9.9 billion.

    The Consolidated Statement of Condition of the Currency Swap Provider as of December 31, 1997 is set forth on page 11 of Exhibit 99b to Form 8-K dated January 15, 1998, as filed by J.P. Morgan with the Commission. The Currency Swap Provider will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of the Form 8-K referred to above. Written requests should be directed to: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, Attention: Office of the Secretary.

    The information with respect to the Currency Swap Provider contained herein has been obtained from the Currency Swap Provider. The delivery of this Prospectus will not create any implication that there has been no change in the affairs of the Currency Swap Provider since the date hereof or that the information contained or referred to herein is correct as of any time subsequent to its date.


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    The Offered Notes do not represent an obligation of the Currency Swap
Provider, J.P. Morgan Securities Inc., J.P. Morgan or any of their respective affiliates. Holders of the Offered Notes will not have any right to proceed directly against the Currency Swap Provider in respect of the Currency Swap Provider's obligations under the Currency Swap.


                   CERTAIN LEGAL ASPECTS OF THE HOUSING LOANS

    The following discussion contains summaries of legal aspects of Australian retail housing loans and mortgages that are general in nature. The summaries do not purport to be complete. In addition, certain of those legal aspects are governed by state law (which laws may differ substantially from state to state), and the summaries do not reflect the particular laws of any particular state or encompass all relevant laws of all states in which any Mortgaged Property may be situated. The summaries are qualified in their entirety by reference to the applicable Australian federal and state laws governing real property and the granting and enforcement of security over real property.


General

    Each Housing Loan will be secured by a mortgage which is to have a first ranking priority over all other mortgages granted by the relevant Borrower and over all unsecured creditors of the Borrower (except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority). The Borrower is prohibited under its loan documents from creating another mortgage or other security interest over the relevant Mortgaged Property without the consent of Westpac. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner (or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor) and who grants the mortgage over their property, and the mortgagee who is the lender.


    Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent the mortgagee is said to have a legal (i.e., registered) title. However, registration does not transfer title in the property - the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the "certificate of title" for the property. A search of the register by any subsequent lender will reveal the existence of the prior mortgage. See "--Nature of Housing Loans as Security" below for a further description of Torrens title.


    A mortgagee will retain the relevant certificate of title until the mortgage is discharged. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. In addition, failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

    Once the mortgagor has repaid the debt, a discharge is lodged with the registrar and the mortgage is noted as having been released.


Nature of Housing Loans as Security



    There are a number of different forms of title to land in Australia. The most common forms of title in Australia, and the only form of title which may constitute Mortgaged Property is "Torrens title."



Torrens title



    "Torrens title" land is freehold title, interests in which are created by registration in a central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.



    Ordinarily the relevant certificate of title (or any registered plan referred to in it) will reveal the position and dimensions of the land, the present owner, and any leases, mortgages and registered easements to which it is subject. The certificate is conclusive evidence (except in limited circumstances, such as fraud) of the matters stated in it.



Strata title



    "Strata title" was developed to facilitate the creation of, and dealings with, apartment units (which are similar to condominiums in the United States) and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, the relevant land is divided into the relevant number of units. Each proprietor has title to, and may freely dispose of, their unit. All proprietors are members of a "body corporate", which monitors compliance with


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rules governing the apartment block. Certain parts of the property, such as stairwells, entrance lobbies and the like are known as "common property" and are owned by the body corporate as a whole rather than by individual proprietors.



    Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in a unit held by a strata proprietor.



Taking Security Over Land



    The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of general issues involved in taking security over land.



    Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent the mortgagee is said to have a legal (i.e., registered) title. However, registration does not transfer title in the property -- the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the "certificate of title" for the property. A search of the register by any subsequent lender will reveal the existence of the prior mortgage.



    A mortgagee will retain the relevant certificate of title until the mortgage is discharged. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.



    Once the mortgagor has repaid the debt, a discharge executed by the mortgagee is lodged with the registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.



Westpac as Mortgagee


    Westpac is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the Mortgages. The relevant Borrowers will not be aware of the equitable assignment of the Housing Loans and Mortgages to the Issuer Trustee.



    Prior to any Title Perfection Event Westpac, or the Servicer on its behalf, will undertake any necessary enforcement action with respect to defaulted Housing Loans and Mortgages. Following a Title Perfection Event, the Issuer Trustee is entitled (under an irrevocable power of attorney granted to it by Westpac) to be registered as mortgagee of the Mortgages. Until that registration is achieved, the Issuer Trustee or the Trust Manager is entitled to lodge caveats on the register to notify its interest publicly. See "APPENDIX I -- GLOSSARY OF AUSTRALIAN LEGAL TERMS."


Enforcement of Housing Loans

    Subject to the discussion below, if a Borrower defaults under a Housing Loan, the loan documents provide that all moneys under the loan may be declared immediately due and payable. The lender may sue to recover all outstanding principal, interest and fees under the personal covenant of the borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following.

(a) The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

(b) The mortgagee may, in limited circumstances, lease the property to third parties.

(c) The mortgagee may foreclose on the property - that is, extinguish the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property (a remedy that is, because of procedural constraints, rarely used). If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

(d) The mortgagee may appoint a receiver to deal with income from the property or exercise certain other rights delegated to the receiver by the mortgagee. Unlike a mortgagee in possession, a receiver is the agent of the mortgagor and so in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

(e) The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied into registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes forms and periods of notice to be given to the mortgagor prior to enforcement.

    A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes absolute owner of the property.

    A mortgagee's ability to call all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

    Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent required payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

    The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

Consumer Credit Legislation

    Some of the Housing Loans are regulated by consumer credit legislation (the "Consumer Credit Legislation"). Under that legislation, a Borrower may have a right to apply to a court to:

    (1) vary the terms of his or her Housing Loan on the grounds of hardship or that it is an unjust contract;

    (2) reduce or cancel any interest rate payable on the Housing Loan which is unconscionable;

    (3) have certain provisions of the Housing Loan or relevant Mortgage which are in breach of the legislation declared unenforceable; or

    (4) obtain restitution or compensation from the Issuer Trustee, in relation to any breaches of the Consumer Credit Legislation in relation to the Housing Loan or relevant Mortgage.

    Any such order may affect the timing or amount of interest or principal payments or repayments under the relevant Housing Loan (which might in turn affect the timing or amount of interest or principal payments or repayments under the Offered Notes).

    Breaches of the Consumer Credit Legislation may also lead to civil penalties or criminal fines being imposed on Westpac, for so long as it holds legal title to the Housing Loans and the Mortgages. If the Issuer Trustee acquires legal title, it will then become primarily responsible for compliance with the Consumer Credit Legislation. The Issuer Trustee will (subject to limited exceptions) be indemnified out of the assets of the Trust for its liabilities under the Consumer Credit Legislation. If the Issuer Trustee is indemnified with respect to such liabilities out of the assets of the Trust, proceeds of the Trust may be insufficient to make all payments provided for under the Offered Notes.

    Westpac will give, or has given, certain representations and warranties that the Housing Loans and related Mortgages comply in all material respects with the Consumer Credit Legislation in force at the time documents were entered into. The Servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the Housing Loans and related Mortgages where failure to do so would have an Adverse Effect. An "Adverse Effect" is an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment. In certain circumstances the Issuer Trustee may have the right to claim damages from Westpac or the Servicer, as the case may be, where the Issuer Trustee suffers loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking.

Bankruptcy

    The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966, which is a federal statute. Generally, secured creditors of a natural person (such as mortgagees under real property mortgages) stand outside the bankruptcy - that is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid (in which case they can prove for the unpaid balance).

    Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where (a) the disposition was made to defraud creditors; or (b) the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and gave a preference to an existing creditor over at least one other creditor.

    The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred when the company was insolvent (or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction), and the transaction occurred within a prescribed period prior to the commencement of the winding up of the company. The liquidator may also avoid a loan under which an extortionate interest rate is levied.

Environmental

    Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both state and federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land (which liability may include the cost of rectifying the damage) may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

    Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who goes into possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

    Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.


Insolvency Considerations



    The current transaction is designed to minimize insolvency risk. For example, the equitable assignment of the Housing Loans by Westpac to the Issuer Trustee should ensure that the Housing Loans are not assets available to the liquidator or creditors of Westpac in the event of an insolvency of Westpac. Similarly, the assets in the Trust should not be available to other creditors of the Issuer Trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the Issuer Trustee.



    If any Insolvency Event occurs with respect to the Issuer Trustee, the Security Trust Deed may be enforced by the Security Trustee at the direction of the Voting Mortgagees (see "SECURITY FOR THE NOTES--Enforcement"). The security created by the Security Trust Deed will stand outside any liquidation of the Issuer Trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the Issuer Trustee (other than a creditor which has the benefit of the Security Trust Deed) in priority to the Security Trust Deed. The proceeds of enforcement of the Security Trust Deed are to be applied by the Security Trustee as set out in "SECURITY FOR THE NOTES--Priorities under the Security Trust Deed". If the proceeds from enforcement of the Security Trust Deed are not sufficient to redeem the Notes in full, some or all of the Noteholders will incur a loss.



Treatment of Interest Payments with respect to Australian Housing Loans



    Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on mortgage loans and other non-capital expenditures relating to investment properties that generate taxable income are generally allowable as tax deductions.

                                 USE OF PROCEEDS

    The net proceeds from the sale of the Notes will amount to _________ and will be used by the Issuer Trustee to acquire equitable title to the Housing Loans and related Mortgages from the Approved Sellers and for general expenses (including any premium payable to any Swap Provider) in relation to the Trust.


                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


    The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Notes by Noteholders who are subject to United States federal income tax. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretation. The summary does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, financial institutions or foreign investors) may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors are urged to consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations, as well as the consequences to them under, state, local, non-United States and any other tax law of the purchase, ownership and disposition of Notes, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS" or the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Issuer Trustee will not be indemnified for any United States federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Noteholders.


    In the opinion of Mayer, Brown & Platt, tax counsel to the Issuer Trustee ("Tax Counsel"), for United States federal income tax purposes, the Notes will be characterized as debt of the Issuer Trustee. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.

General

    Each Noteholder will be required to report on its federal income tax return interest income on Notes held by it in accordance with such Noteholder's method of accounting.

Sales of Notes

    A Noteholder's tax basis in a Note will equal its cost of such Note, reduced by any amortized premium (as described below) and any payments other than interest made on such Note and increased by any market discount or original issue discount included in the Noteholder's income. A Noteholder that sells a Note will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the Note and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Note was held as a capital asset and, if the Note was held for more than one year, will be long-term capital gain or loss. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months, at 28% if the Note is held for more than 12 months, but not more than 18 months, and at 20% if the
Note is held for more than 18 months. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus U.S. $3,000 of other income.

Market Discount

    A purchaser of a Note will be considered to have acquired such Note at a "market discount" to the extent the remaining principal amount of such Note exceeds the Noteholder's tax basis in such Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Noteholder will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to such Note.

    In the case of a sale or other disposition of a Note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the Note was held by such Noteholder. In addition, a disposition of a Note by gift (and in certain other circumstances), could result in the recognition of market discount income, computed as if such Note had been sold for its fair market value.

    In the case of a partial principal payment on a Note subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed


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



the market discount that has accrued during the period such Note was held by such Noteholder. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Notes), the manner in which market discount is to be accrued will be described in Treasury regulations that have yet to be issued. Until such Treasury regulations are issued, the explanatory conference committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of such obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows: (1) for those obligations that have original issue discount ("OID"), market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period, and (2) for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation as of the beginning of such period.

    Under Section 1277 of the Code, if in any taxable year interest paid or accrued by a Noteholder on indebtedness incurred or continued to purchase or carry a Note subject to the market discount rules exceeds the interest (including OID) currently includible in income with respect to such Note, deductions of such interest must be deferred to extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    Section 1278 of the Code allows a taxpayer to make an election to include market discount in its gross income currently. If such election is made, the rules of Sections 1276 and 1277 of the Code (described above) will not apply to the taxpayer.


    Due to the complexity of the market discount rules, prospective Noteholders are urged to consult their tax advisors as to the applicability and operation of the market discount rules.


Premium

    A Noteholder will generally be considered to have acquired a Note at a premium to the extent the Noteholder's tax basis in such Note exceeds the remaining principal amount of such Note. In that event, a Noteholder who holds a Note as a capital asset may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Noteholder's tax basis in the Note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the Notes). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations (see the discussion of market discount above).

Backup Withholding

    A Noteholder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to "reportable payments" on the Securities. This withholding generally applies only if the Noteholder (i) fails to provide the Noteholder's social security or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) is notified by the Service that the Noteholder has failed to report properly payments of interest and dividends and the Service has notified the Issuer Trustee that the Noteholder is subject to backup withholding; or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the Noteholder's correct number and that the Noteholder is not subject to backup withholding. Any amount withheld from payment to a Noteholder under the backup withholding rules is allowable as a credit against such Noteholder's federal income tax liability, provided that the required information is furnished to the Service. Certain Noteholders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Noteholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

    ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.


                         CERTAIN AUSTRALIAN TAX MATTERS

    The following statements with respect to Australian taxation are only general summaries and are based on advice received by the Issuer Trustee. Purchasers of Offered Notes should consult their own tax advisers concerning the


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



consequences, in their particular circumstances, under Australian tax laws, and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Notes. Any such dealing would need to comply with the selling restrictions and securities law generally.

Payments of Principal, Premiums and Interest

    Under existing Australian tax law, non-resident holders of Notes or interests in any Global Note (other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia (an "Australian Establishment")) are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax. Under Article 11 of the 1983 United States-Australia Tax Convention, the maximum Australian withholding rate on interest paid to United States recipients is 10%. Under Australian law, the withholding rates for payments to other jurisdictions is currently 10% on interest or amounts in the nature of interest paid on the Notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

    Pursuant to section 128F of the Australian Income Tax Assessment Act 1936 (the "Tax Act"), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Such conditions include the issue of the Offered Notes in a way that satisfies an objective public offer test. The Issuer Trustee will seek to issue the Offered Notes in a way that will satisfy such test and otherwise meet the requirements of section 128F including by listing the Offered Notes.

    The test will not be satisfied if the Issuer Trustee knew, or had reasonable grounds to suspect, that the Offered Notes were being or would later be acquired either directly or indirectly by:

    (1) a resident of Australia for the purpose of section 128F of the Income Tax Assessment Act 1936 of Australia; or

    (2) an associate of the Issuer Trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of an Offered Note.

    The exemption from Australian withholding tax will also not apply to interest paid by the Issuer Trustee to an associate of the Issuer Trustee within the meaning of section 128F if, at the time of the payment, the Issuer Trustee knows, or has reasonable grounds to suspect, that the person is an associate.

    In a press release of the Federal Government of Australia late last year entitled Investing for Growth, it was announced that "in order to encourage the deepening and greater liquidity of the domestic corporate debt market, the interest withholding tax exemption provided under section 128F of the Income Tax Assessment Act 1936 will be widened by removing, for eligible debentures issued by companies, the present requirement that such exemptions be issued outside Australia and that the interest be paid outside Australia...this measure will remove tax discrimination in favor corporate debt issued and foreign financial markets over corporate debt issued in Australia markets."

    The effect, form and timing of the proposed amendments are currently unclear.

Profit on Sale

    Under existing Australian law, non-resident holders of Offered Notes will not be subject to Australian income tax on profits derived from the sale or disposal of the Offered Notes provided that:

    (1) the Offered Notes are not held as part of an Australian Establishment;
    and

    (2) the profits do not have an Australian source.

    The source of any profit on the disposal of Offered Notes will depend on the factual circumstances of the actual disposal. Where the Offered Notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have an Australian Establishment, the profit should not have an Australian source. There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of Notes as interest for withholding tax purposes (and which amounts are not covered by the exemption conditions in section 128F). These rules can apply when:

    (1) Offered Notes are sold for an amount in excess of their issue price prior to maturity; or

    (2) Offered Notes are sold to an Australian resident in connection with a "washing arrangement" (as defined in the Tax Act).

Other Taxes

    No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Offered Notes. Furthermore, a transfer of, or agreement to transfer, Offered Notes executed outside of Australia will not be subject to Australian stamp duty.


                              ERISA CONSIDERATIONS

    Subject to the considerations discussed below, the Offered Notes are eligible for purchase by employee benefit plans.


    Section 406 of the Employee Retirement Income Security Act ("ERISA"), and/or
Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer Trustee were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer Trustee would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer Trustee and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute equity interests in the Issuer Trustee for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer Trustee or the Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the Note will not result in a non-exempt prohibited transaction under ERISA or the Code.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER TRUSTEE WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.


                              RATINGS OF THE NOTES


    It is a condition to the issuance of the Class A Notes that they be rated "AAA" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("Standard & Poor's"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and _______ by Fitch IBCA, Inc. ("Fitch" and together with Standard & Poor's, the "Rating Agencies"). It is a condition to the issuance of the Class B Notes that they be rated "AA-" by Standard & Poor's and "AA-" by Fitch. The security ratings of the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.


                         LEGAL INVESTMENT CONSIDERATIONS

    The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the originator of the Mortgage Loans was not subject to United States

State of Federal regulatory authority. Accordingly, many institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Offered Notes, which, for the reasons stated herein, do not constitute "mortgage related securities" under SMMEA.


                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Issuer Trustee has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters have severally agreed to purchase, the principal amount of Notes set forth opposite its name below.

                                                         Principal Amount        Principal Amount
                   Underwriter                           of Class A Notes        of Class B Notes
--------------------------------------------------      -------------------    --------------------

J.P. Morgan Securities Inc........................

Morgan, Stanley & Co. Incorporated................

Other Underwriters................................
                                                        -------------------    --------------------

     Total........................................      US$__________           US$__________


    The Underwriters have entered into the Underwriting Agreement with the Issuer Trustee.

    In the Underwriting Agreement, the Underwriters named therein have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Notes offered hereby if any Offered Notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

    The Issuer Trustee has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such prices less concessions not to exceed ______% of the Class A Principal Balance and ____% of the Class B Principal Balance.

    With respect to the Class A Notes, the Underwriters may allow and such dealers may reallow, a concession not to exceed ____% of the aggregate of the Class A Principal Balance. With respect to the Class B Notes, the Underwriters may allow and such dealers may reallow, a concession not to exceed ____% of the Class B Principal Balance.

    In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, the Securities in the open market to cover syndicate shorts or to stabilize the price of the Securities. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The Underwriters are not required to engage in these activities, and if commenced, such activities may be discontinued at any time.

    After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.


    Pursuant to the Underwriting Agreement, Westpac Securities
Administration Limited (in its capacity as trustee of the Trust only), Westpac Banking Corporation and Westpac Securitisation Management Pty Limited have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may require to make in respect thereof.



    In the ordinary course of [its][their] business, [J.P. Morgan Securities Inc.][the Underwriters] and certain of [its][their] affiliates have in the past and may in the future engage in commercial and investment banking activities with Westpac and its affiliates.


             LISTING AND GENERAL INFORMATION FOR NON-U.S. INVESTORS


Listing


    The listing of the Notes on the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). It is expected that listing of the Offered Notes on the London Stock Exchange will be granted on _____________. The Offered Notes will be issued in the form of one or more Global Notes. There will be no temporary global notes.

Authorization


    The Issuer Trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Notes. The issue of the Notes has been authorized by the resolutions of the Board of Directors of the Issuer Trustee passed on __________________.


Litigation


    The Issuer Trustee is not involved in any litigation or arbitration proceedings which may have, or have had during the twelve months preceding the date of this Prospectus, a significant effect on the Issuer Trustee's financial position nor, so far as the Issuer Trustee is aware, are any such litigation or arbitration proceedings pending or threatened.


Euroclear and Cedel


    The Offered Notes have been accepted for clearance through Euroclear and Cedel Bank with a common code of _______ for the Class A Notes and a common code of _________ for the Class B Notes. The ISIN for the Class A Notes is _________ and the ISIN for the Class B Notes is ____________.



Documents Available for Collection and Inspection



    Copies of the following documents may be inspected during normal business hours on any weekday (excluding Saturdays, Sundays and public holidays) at the offices of the Note Trustee at 60 Victoria Embankment, London ECHY 0UP, [during the period of fourteen days from the date of this Prospectus] (except for (a), together the "Transaction Documents"):



    (a)  the Memorandum and Articles of Association of the Issuer Trustee;



    (b) the Master Trust Deed between the Issuer Trustee and the Trust Manager dated 14th February 1997; (c) the following (which, prior to the Closing Date, will be in draft form):



         (i)  the Series Notice;


        (ii) the Servicing Agreement and the Servicing Agreement Amendment Agreement;


        (iii) the Note Trust Deed;


        (iv) the Agency Agreement;


        (v) the Security Trust Deed;


        (vi) the Liquidity Facility Agreement;


        (vii) the Redraw Facility Agreement;


        (viii) the Variable Rate Basis Swap;


        (ix) the Fixed Rate Basis Swaps;



        (x) the Currency Swap;


        (xi) the Mortgage Pool Insurance Policy between HLIC, Westpac and the Issuer Trustee;


        (xii) the PMI Policies issued by SunAlliance, MGICA, WLMI and HLIC which cover individual loans for principal and interest losses; and



        (xiii) Underwriting Agreement.



Temporary Australian Foreign Exchange Controls



    Under temporary Australian foreign exchange controls, payments to, or on behalf of:



    (1)  the Government of Iraq or to its agencies or nationals:

    (2) the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or



    (3) the Government of Libya or any public authority or controlled entity of the Government of Libya,



may only be made with the approval of the Reserve Bank of Australia.


                                  LEGAL MATTERS


    Certain legal matters with respect to the Offered Notes will be passed upon for the Trust and the Issuer Trustee by Mayer, Brown & Platt, Chicago, Illinois, and Allen Allen & Hemsley, Sydney, Australia and for the Underwriters by Brown & Wood LLP, New York, New York. The material U.S. federal income tax consequences of the Offered Notes will be passed upon for the Trust and the Issuer Trustee by Mayer, Brown & Platt, and certain Australian income tax consequences will be passed upon for the Trust and Issuer Trustee by Allen Allen & Hemsley.

                             INDEX OF DEFINED TERMS

"Agent Bank"........................................................12
"Charge" ...........................................................18
"Interest Determination Date".......................................12
"Offered Noteholders"...............................................12
"Registered"........................................................16
A$ Class A Interest Amount..........................................70
A$ Class B Interest Amount..........................................71
A$ Equivalent.......................................................71
Accrued Interest Adjustment.....................................22, 36
ACN ................................................................46
ACT ................................................................40
Additional Termination Event.......................................102
Adverse Effect.................................................31, 108
Agreement..........................................................103
AMP.................................................................64
Approved Bank.......................................................85
Approved Sellers....................................................10
Australian Establishment...........................................111
Authorized Investments..............................................85
Availability Fee....................................................80
Available Income................................................21, 68
Available Liquidity Amount.........................................100
Available Redraw Amount.............................................80
Average Quarterly Percentage........................................77
Bank Bill Rate......................................................80
Basic Terms Modification........................................90, 92
beneficial owner....................................................87
Beneficiary.........................................................73
Benefit Plan.......................................................112
Book-Entry Notes................................................67, 87
Borrower............................................................16
Business Day....................................................12, 67
Carryover Charge Off................................................22
Carryover Class A Charge Offs.......................................78
Carryover Class B Charge Offs.......................................78
Carryover Redraw Charge Offs........................................78
Carryover RFS Class A Charge Offs...................................78
CBA.................................................................50
Cede.................................................................3
Cedel................................................................1
Cedel Participants..................................................88
Chargor.............................................................34
Class...............................................................12
Class A Charge Off..................................................78
Class A Forex Percentage............................................77
Class A Notes................................................1, 11, 67
Class A Percentage..................................................77
Class B Charge Off..................................................78
Class B Notes................................................1, 11, 67
Class B Percentage..................................................77
Clean-up Offer......................................................18
Closing Date........................................................12
Code...............................................................109
Collection Account..................................................85
Collection Determination Date.......................................67
Collection Period...................................................67
Collections................................................21, 68, 103
Collections Account.................................................17
Commission...........................................................3
common property....................................................106
Concessional Fixed Rate.............................................27



Conference Report..................................................110
Consumer Credit Legislation....................................31, 108
Cooperative.........................................................88
CPR.................................................................65
Currency Swap......................................................103
Currency Swap Provider.............................................103
Cut-Off Date........................................................12
Cut-Off Date Balance Outstanding................................16, 37
Cut-Off Date Loan Balance...........................................37
Definitive Note.....................................................87
Definitive Notes....................................................89
Delinquent..................................................17, 51, 99
Depository..........................................................67
Draw Fee ...........................................................80
DTC..............................................................1, 87
Eligibility Criteria................................................38
Eligible Servicer...................................................29
ERISA..............................................................112
Euroclear............................................................1
Euroclear Operator..................................................88
Euroclear Participants..............................................88
European Depositaries...............................................87
Event of Default....................................................92
Excess Available Income.........................................22, 73
Excess Collections Distribution.................................23, 73
Exchange Act.........................................................3
Fair Market Value...................................................19
Finance Charge Collections..........................................69
Finance Charge Loss.................................................69
Financial Intermediary..............................................87
Fitch...............................................................19
Fixed Rate..........................................................27
Fixed Rate Housing Loans............................................40
GECA................................................................63
Government..........................................................63
Gross Principal Collections.....................................21, 73
HLIC............................................................14, 60
Holders.............................................................67
Housing Loan Principal..............................................77
Housing Loans........................................................1
Initial Principal Distributions.....................................75
Initial Subordinated Percentage.....................................77
Insolvency Event....................................................81
Insurance policy....................................................38
Insurance proceeds..................................................38
Interest....................................................13, 72, 83
Interest Determination Date.................................12, 67, 72
Interest Period.....................................................12
Interest Rate...................................................12, 72
Interest Rate Swap Provider........................................101
Invested Amount.................................................12, 22
IRS................................................................109
ISDA............................................................12, 72
ISDA Definitions................................................12, 72
ISDA Master Agreement...............................................18
Issuer Trustee...............................................1, 10, 45
Issuer Trustee Fee..................................................48
Issuer Trustee's Default............................................48
J.P. Morgan........................................................105
Liquidation Loss....................................................22
Liquidation Losses..................................................69
Liquidation Proceeds................................................69
Liquidity Draw.....................................................100
Liquidity Facility Provider.........................................17
Liquidity Limit.................................................17, 99



Liquidity Shortfall.................................................99
LMI.................................................................63
London Stock Exchange................................................1
Loss Date...........................................................61
Master Trust Deed...................................................10
Maturity Date.......................................................12
MGICA...........................................................15, 60
MIP.................................................................51
Moody's........................................................19, 113
Mortgage in Possession..............................................51
Mortgage Insurance Policies.........................................14
Mortgage Insurers...................................................15
Mortgage Pool.......................................................16
Mortgage Pool Insurance Policy..................................14, 60
Mortgage Rates......................................................16
Mortgage Servicing System...........................................16
Mortgage Shortfall..............................................22, 77
Mortgaged Property..................................................16
Mortgagees......................................................18, 33
Mortgages...........................................................37
MPC.................................................................50
Net Principal Collections.......................................14, 75
Note Owners.........................................................87
Noteholder..........................................................87
Noteholders.........................................................67
Notes...........................................................11, 67
NSW.................................................................40
NT..................................................................40
Offered Notes................................................1, 11, 66
OID................................................................110
P & I...............................................................59
Paying Agent........................................................10
Paying Agents.......................................................10
Payment Date.....................................................1, 12
payment holiday.....................................................58
Payment Shortfall...............................................17, 70
Performing Loan.................................................17, 99
Plan Assets Regulation.............................................112
PMI Policy......................................................14, 63
Prepayment Benefit..................................................70
Prepayment Benefit Shortfall........................................69
Prepayment Calculation Adjustment...................................74
Prepayment Cost.....................................................69
Prepayment Cost Surplus.............................................69
Prepayment Model....................................................65
Principal Charge Off............................................22, 78
Principal Collections...........................................21, 74
Principal Draw..............................................17, 21, 70
Principal Loss..................................................22, 70
Principal Outstanding...............................................80
Principal Paying Agent..............................................10
Procedures Manual...................................................96
PTCE...............................................................113
QLD.................................................................40
Quarter.............................................................67
Quarterly Percentage................................................77
Rating Agencies................................................19, 113
Record Date.........................................................12
Redraw..........................................................58, 79
Redraw Advance......................................................80
Redraw Facility Agreement...........................................79
Redraw Facility Charge Off..........................................78
Redraw Facility Provider............................................79
Redraw Limit........................................................79
Redraw Shortfall....................................................79
Registration Statement...............................................5
Related Securities..................................................38
Related Security....................................................38
relevant corporation................................................81



Relevant Date.......................................................84
Relevant Depositary.................................................87
Relevant Document...................................................38
Relevant Documents..................................................69
Remaining Liquidity Shortfall.......................................70
Remittance Date.....................................................68
Replacement Currency Swap..........................................105
RFS.................................................................82
RFS Charge Off......................................................78
RFS Class A Charge Off..............................................78
RFS Class A Forex Percentage........................................77
RFS Class A Interest................................................71
RFS Class A Note....................................................82
RFS Class A Notes...................................................11
RFS Interest........................................................71
RFS Series..........................................................82
RFSs.................................................................2
RSALMI..............................................................64
Rules...............................................................87
SA..................................................................40
Sale Notice.........................................................10
Scheduled Payment...................................................16
Secured Moneys......................................................36
Securities Act.......................................................5
Securitized Portfolios..............................................52
Security Trustee....................................................33
Security Trustee Fee................................................36
Seller Trustee..................................................10, 33
Serial Method 1 Distribution Test...................................75
Serial Method 2 Distribution Test...................................76
Series Notice.......................................................17
Service............................................................109
Servicer........................................................10, 38
Servicer Transfer Event.............................................98
Servicer's Security Undertaking.....................................25
Servicing Agreement.................................................10
Servicing Fee.......................................................97
SMMEA..........................................................19, 113
Standard & Poor's..............................................19, 113
Stated Amount.......................................................22
Strata title.......................................................106
Subordinated Percentage.............................................77
Substitution Net Transfer Amount................................69, 74
SunAlliance.....................................................15, 60
Support Facility....................................................18
Swap Agreements.....................................................18
Swap Providers.....................................................103
TAS.................................................................40
Tax Act............................................................111
Tax Counsel........................................................110
Term................................................................99
Termination Date....................................................81
Terms and Conditions................................................89
Threshold Rate.................................................27, 102
TIN................................................................111
TMC.................................................................10
top ups.............................................................59
Torrens title......................................................106
Total Available Funds...............................................68
Total Carryover Charge Off..........................................78
Total Payments..................................................22, 71
Transaction Documents...............................................18
Transfer Agent and Registrar........................................90
Trust........................................................1, 10, 17
Trust Accounts......................................................85
Trust Assets.........................................................1
Trust Expenses......................................................72



Trust Manager...................................................10, 54
Trust Manager Fee...................................................55
Trust Manager's Default.............................................55
Underwriters.......................................................113
Unpaid Balance......................................................17
US$ Account.........................................................78
USD-LIBOR-Reference Banks.......................................13, 72
Variable Rate Housing Loans.........................................40
Vic.................................................................40
Voting Mortgagee....................................................93
WA..................................................................40
weighted average life...............................................65
Westpac......................................................1, 10, 50
Westpac Group.......................................................32
WLMI............................................................15, 60
WSML................................................................54


                                                                            A1-I

                 APPENDIX I - GLOSSARY OF AUSTRALIAN LEGAL TERMS

"Charge" means the charge created by the Security Trust Deed. A Charge is a proprietary interest created over property.

"Chargor" means the person or entity granting a Charge.




Mortgagee in Possession ("MIP") means a mortgagee in possession of the related Mortgaged Property who, following an enforcement of the relevant mortgage, is able to deal with the Mortgaged Property without becoming the absolute owner of the Mortgaged Property.


"Registered" means the mortgage has been filed with lands office in the relevant Australian State, granting certain rights with respect to the applicable Mortgaged Property.

"Secured Moneys" means all money which the Issuer Trustee (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee (whether alone or with another person) for any reason whatever under or in connection with a Trust Document.

Strata title means a system of title in which the relevant land is divided into the relevant number of units. Each proprietor has title to, and may freely dispose of, their unit. All proprietors are members of a "body corporate", which monitors compliance with rules governing the apartment block. Certain parts of the property, such as stairwells, entrance lobbies and the like are known as "common property" and are owned by the body corporate as a whole rather than by individual proprietors.

Torrens title means a system of title in which the relevant land is freehold title, interests in which are created by registration in a central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.


                                  Appendix I -1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Notes being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee.................................... $        295.00
Printing and Engraving.................................. $         **
Legal Fees and Expenses................................. $         **
Trustee Fees and Expenses............................... $         **
Rating Agency Fees...................................... $         **
Miscellaneous........................................... $         **
                                                         ============
Total...................................................         $ **
                                                                 ====

------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.
**   To be supplied by amendment.

Item 14.  Indemnification of Directors and Officers.

        [Include Indemnification Arrangements from Registrant's Certificate of Incorporation]

Item 15.  Recent Sales of Unregistered Securities.

         The Registrant has not previously sold unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules.

    1.1 Form of Underwriting Agreement.*
    3.1 Certificate of Incorporation of the Registrant.*
    3.2 By-laws of the Registrant.*
    4.1 Form of Master Trust Deed.*
    4.2 The Series Notice.*
    4.3 The Note Trust Deed.*
    4.4 The Security Trust Deed.*
    5.1 Opinion of Mayer, Brown & Platt as to legality of the Notes.*
    8.1 Opinion of Mayer, Brown & Platt as to certain tax matters.*
   10.1  The Servicing Agreement.*
   10.2  Form of Servicing Agreement Amendment Agreement.*
   10.3  The Liquidity Facility Agreement.*
   23.1  Consent of Mayer, Brown & Platt (included in Exhibit 5.1 and Exhibit
         8.1 hereof).*
   24.1  Power of Attorney (included on signature pages).
   25.1  Statement of Eligibility of Trustee.*
   99.1 Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments under Australian Law.*

--------------------------
*To be filed by amendment.


Item 17.  Undertakings.

The undersigned Registrant on behalf of the Westpac Securitization Trust, Series 1998-1G (the "Trust") hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 16th day of April 1998.


                      WESTPAC SECURITISATION MANAGEMENT PTY LIMITED


                      By   /s/ Lewis E. Love, Jr.
                         --------------------------
                             Lewis E. Love, Jr.



                           POWER OF ATTORNEY




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                            Title                             Date

*/s/ R. Patrick Handley                              Principal Executive Officer        April 16, 1998
 -----------------------------------                 and Director
 R. Patrick Handley


*/s/ Marten Touw                                     Principal Financial Officer        April 16, 1998
 -----------------------------------                 and Director
 Marten Touw


*/s/ David Vaz                                       Principal Accounting               April 16, 1998
 -----------------------------------                 Officer
 David Vaz


*/s/ Kimberley Gire                                  Director                           April 16, 1998
 -----------------------------------
 Kimberley Gire


*/s/ Lewis E. Love, Jr.                              Director                           April 16, 1998
 -----------------------------------
 Lewis E. Love, Jr.


*/s/ Phil Chronican                                  Director                           April 16, 1998
 -----------------------------------
 Phil Chronican



*/s/ Lewis E. Love, Jr.
 ----------------------------------
 By: Lewis E. Love, Jr.
     Attorney-in-fact


                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the duly authorized representative in the United States of the Registrant with respect to the Registration Statement and signs this Amendment No. 1 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                    /s/ Lewis E. Love, Jr.
           ---------------------------------------------------------------
           Name:             Lewis E. Love, Jr.
                             Director & Secretary
           Address:          Westpac Securitisation Management Pty Limited
                             575 Fifth Avenue
                             39th Floor
                             New York, New York 10017-2422
           Telephone:        (212) 551-1905

                                 EXHIBITS INDEX



                                                                                      Sequential
Exhibit                                                                                  Page
  No.                    Description of Exhibit                                        Number
-------                  ----------------------                                       ----------
    1.1                 Form of Underwriting Agreement.*
    3.1                 Certificate of Incorporation of the Registrant.*
    3.2                 By-laws of the Registrant.*
    4.1                 Master Trust Deed.*
    4.2                 The Series Notice.*
    4.3                 The Note Trust Deed.*
    4.4                 The Security Trust Deed.*
    5.1                 Opinion of Mayer, Brown & Platt as to legality
                        of the Notes.*
    8.1                 Opinion of Mayer, Brown & Platt as to certain
                        tax matters.*
   10.1                 The Servicing Agreement.*
   10.2                 Form of the Servicing Agreement Amendment Agreement.*
   10.3                 The Liquidity Facility Agreement.*
   23.1                 Consent of Mayer, Brown & Platt (included in
                        Exhibit 5.1 and Exhibit 8.1 hereof).*
   24.1                 Power of Attorney (included on signature pages).
   25.1                 Statement of Eligibility of Trustee.*
   99.1                 Opinion of Allen Allen & Hemsley as to
                        Enforceability of U.S. Judgments under Australian Law.*

--------------------------
*To be filed by amendment.